As filed with the Securities and Exchange Commission on September 8, 2006	Registration No. 333-131370

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5 TO FORM S-3
ON FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EL CAPITAN PRECIOUS METALS, INC.
(Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	88-0482413 (I.R.S. Employer Identification No.)
14301 North 87th Street, Suite 216 Scottsdale, Arizona 85260 (480) 607-7093 (Address and telephone number of principal executive offices and principal place of business)

Mr. Charles C. Mottley
Chief Executive Officer
El Capitan Precious Metals, Inc.
14301 North 87th Street, Suite 216
Scottsdale, Arizona 85260
Telephone: (480) 607-7093
Facsimile: (480) 607-7193
(Name, address and telephone number of agent for service)

With copies to:
William M. Mower, Esq.
Ranga Nutakki, Esq.
Maslon Edelman Borman & Brand, LLP
90 South 7th Street, Suite 3300
Minneapolis, Minnesota 55402
Telephone: (612) 672-8200
Facsimile: (612) 672-8397

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Securities included in the registration statement of which this prospectus is a part may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated September 8, 2006

EL CAPITAN PRECIOUS METALS, INC.

20,254,384 shares of Common Stock

The selling stockholders identified on pages 32-37 of this prospectus are offering on a resale basis a total of 20,254,384 shares of our common stock, including 7,795,000 shares issuable upon the exercise of outstanding warrants and 2,600,000 shares issuable upon the conversion of outstanding convertible security notes. We will not receive any proceeds from the sale of these shares by the selling stockholders. We would receive gross proceeds in the approximate amount of $3,800,000 assuming the exercise of all the warrants and also would eliminate $1,300,000 of convertible notes payable upon conversion of the convertible debentures with respect to which the underlying shares that are being offered hereby. To the extent any of these warrants are exercised, we intend to use the proceeds for continuing exploration activities on our various properties, prepare, if economically feasible, our properties for possible sale to interested mining companies, and working capital for general and administrative functions.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “ECPN.” On September 6, 2006, the last sales price for our common stock as reported on the OTC Bulletin Board was $1.55 per share.

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. FOR MORE INFORMATION, SEE “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____, 2006

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	3
NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	8
DESCRIPTION OF BUSINESS	12
DESCRIPTION OF PROPERTY	17
MANAGEMENT	22
EXECUTIVE COMPENSATION	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
MARKET FOR COMMON EQUITY AND RELATED MATTERS	29
USE OF PROCEEDS	31
SELLING STOCKHOLDERS	32
PLAN OF DISTRIBUTION	37
DESCRIPTION OF CAPITAL STOCK	40
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	42
ABOUT THIS PROSPECTUS	42
WHERE YOU CAN FIND MORE INFORMATION	42
VALIDITY OF COMMON STOCK	43
EXPERTS	43
CHANGES IN CERTIFYING ACCOUNTANT	43

i

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of this offering. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. All references in this prospectus to “El Capitan,” “we,” “us,” “our” or “our Company” refer to El Capitan Precious Metals, Inc. and our consolidated subsidiary.

The Company

El Capitan Precious Metals, Inc. (OTCBB: ECPN) (the “Company” or “we,” “us” or “ours”) was incorporated in Nevada in December 2000 under the name DML Services, Inc. (“DML”). At that time, the Company was engaged in the business of providing catering and food services, operating under the name “Go Espresso.” On March 17, 2003, we ceased operating our catering and food services business and sold substantially all of our assets to our executive officers and directors at that time, in exchange for $50,000 and the return of certain shares of our capital stock. On March 18, 2003, the Company acquired all of the issued and outstanding securities of El Capital Precious Metals, Inc., a Delaware corporation (“Old El Capitan”). The transaction was accounted for as a reverse acquisition. In the transaction, the shareholders of Old El Capitan received 39,000,000 shares of our common stock (reflecting adjustments for a four-to-one stock split effective November 25, 2002 and a 200% stock dividend effective July 30, 2004), representing approximately 85% of our common stock outstanding immediately after such transaction. After the transaction, Gold and Minerals Co., Inc., a Nevada corporation (“Gold and Minerals”) then held 66.1% of our common stock outstanding.

Upon the effectiveness of the transaction, DML changed its corporate name to “El Capitan Precious Metals, Inc.” Through the transaction, we acquired a 40% ownership interest in El Capitan, Ltd., an Arizona corporation which owns the El Capitan property, located in Lincoln County, New Mexico. The remaining 60% ownership interest in El Capitan, Ltd. was held by Gold and Minerals. In August 2003, we acquired from Gold and Minerals certain mining claims granted by the United States Bureau of Land Management, including a building and certain personal property known as the COD property, located near Kingman, Arizona. In May 2004, we executed a joint venture agreement with US Canadian Minerals, Inc., (USCA.PK), a Nevada corporation (“US Canadian”), pursuant to which an 80% ownership interest in the Company’s COD property was transferred to US Canadian in exchange for 2,160,000 shares of US Canadian common stock (as adjusted for a subsequent stock split effected by US Canadian). In July 2004, we acquired from Gold and Minerals the Weaver property, located near Congress, Arizona, in consideration of 3,000,000 shares of our common stock.

On July 23, 2004, the Company’s board of directors declared a 200% stock dividend for stockholders of record as of July 30, 2004. Accordingly, the Company issued 40,982,908 shares of common stock to stockholders of record on such date.

Our principal office is located at 14301 North 87th Street, Suite 216, Scottsdale, Arizona 85260. Our telephone number is (480) 607-7093 and our internet address is www.elcapitanpmi.com. Our securities trade at the Over-the-Counter Bulletin Board under the symbol “ECPN.”

Risk Factors

An investment in the shares of our common stock involves a high degree of risk and may not be an appropriate investment for persons who cannot afford to lose their entire investment. For a discussion of some of the risks, you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 3 of this prospectus.

The Offering

The selling shareholders identified on pages 32-37 of this prospectus are offering on a resale basis a total of 20,254,384 shares of our common stock, including 7,795,000 shares issuable upon the exercise of outstanding warrants and 2,600,000 shares issuable upon the conversion of outstanding convertible promissory notes. For a complete description of the terms and conditions of our common stock, you are referred to the section in this prospectus entitled “Description of Securities.”

Common stock offered	20,254,384 shares
Common stock outstanding before the offering (1)	73,134,409 shares
Common stock outstanding after the offering (2)	83,529,409 shares
Common stock OTCBB trading symbol	ECPN

(1)
Based on the number of shares outstanding as of July 31, 2006, but not including 7,795,000 shares issuable upon exercise of outstanding warrants to purchase our common stock, 2,600,000 shares issuable upon the conversion of outstanding convertible promissory notes and 1,673,000 shares issuable upon the exercise of outstanding options to purchase our common stock not covered under this registration statement.

(2)	Assumes the issuance of all shares of common stock offered hereby that are issuable upon exercise of warrants or conversion of a convertible promissory note covered under this registration statement.

RISK FACTORS

The purchase of shares of the Company’s common stock is very speculative and involves a very high degree of risk. An investment in the Company is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to securities of the Company.

Risks Relating to Our Financial Condition

The volatility of precious metal prices may negatively affect our earnings.

We anticipate that a significant portion of our future revenues will come from the sale of one or more of our properties. In such an event, our earnings will be directly affected by the prices of precious metals believed to be located on such properties. Demand for precious metals can be influenced by economic conditions, including worldwide production, attractiveness as an investment vehicle, the relative strength of the U.S. dollar and local investment currencies, interest rates, exchange rates, inflation and political stability. The aggregate effect of these factors is not within our control and is impossible to predict with accuracy. The price of precious metals has on occasion been subject to very rapid short-term changes due to speculative activities. Fluctuations in precious metal prices may adversely affect the value of any discoveries made at the sites with which we are involved. If the market prices for these precious metals falls below the mining and development costs to be incurred by a purchaser to produce such precious metals, we would be unable to sell the property and may have to discontinue exploration at one or more of our properties.

Unless we develop or are able to sell one of our properties, we will not have enough cash to fund operations through the next fiscal year.

As of June 30, 2006, we had approximately $64,378 of cash on hand. Additionally, as of such date we had a current receivable amount due from Gold and Minerals for an aggregate of $321,912 relating to expenses we have paid on behalf of El Capitan, Ltd., $255,000 of which Gold and Minerals has paid since June 30, 2006.  We will be required to raise additional capital in financing transactions in order to satisfy our expected cash expenditures. Based upon our monthly utilization of working capital (including explorations costs), we have sufficient cash to fund operations through Septermber 2006. In the event we successfully register for resale the common stock underlying certain of our warrants, we will have the right to call such warrants. In such an event, depending upon the market value of our common stock, we intend to exercise such right, which would raise up to approximately $3,800,000 in gross proceeds to be used as working capital and continue our exploratory programs. Additionally, we continually evaluate business opportunities, such as joint venture processing agreements, with the aim of creating cash flow for working capital. There are no assurances that we will be successful in such endeavors, in which case we may be forced to reduce our operating expenditures or to cease development and operations altogether.

We have not had revenue-generating operations and may never generate revenues.

We have not yet had revenue-generating operations, and it is possible that we will not find marketable amounts of minerals on our properties or that any of our properties will ever be sold. Should we fail to obtain revenues, our ability to continue to explore our properties or obtain any additional properties will likely be diminished and we may be required to sell one or more of our properties at a purchase price we do not believe to be reasonable.

Our independent auditors have substantial doubt about our ability to continue as a going concern, which may materially affect our ability to obtain necessary financing.

We have had net losses for each of the years ended September 30, 2005 and September 30, 2004, and we have an accumulated deficit as of June 30, 2006 of $8,967,482. Since the financial statements for each of these periods were prepared assuming that we would continue as a going concern, in the view of our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern. Furthermore, since we may not generate significant revenues in the foreseeable future, our ability to continue as a going concern may depend, in large part, on our ability to raise additional capital through equity or debt financing transactions. If we are unable to raise additional capital, we may be forced to discontinue our business.

Risks Relating to Our Business

Until we locate precious metals on one or more of our properties, we may not have any potential of generating any revenue.

Our ability to market and sell our properties depends on the success of our exploration programs. Mineral exploration for precious metals is highly speculative, and is often unsuccessful. Even if exploration leads to a valuable deposit, it might take a significant period of time to market and sell a property. During the marketing period, it may become financially or economically unfeasible to produce the minerals on a particular property due to changing variable factors such as the cost of production and the market values of the various precious metals. A shortage of working capital would prohibit us from further exploration of our properties.

Our inability to establish the existence of mineral resources in commercially exploitable quantities on any of our properties may cause our business to fail.

All of our mineral properties are in the exploration stage.  To date, we have not established a mineral reserve on any of these properties, and the probability of establishing a "reserve," as defined by the Securities and Exchange Commission's Industry Guide 7, is not ascertainable; it is possible that none of our properties contain a reserve and all resources we spend on exploration on our properties may be lost.  In the event we are unable to establish reserves or are otherwise able to sell any of our properties, we will be unable to establish revenues and our business may fail.

Uncertainty of mineralization estimates and the use of non-conventional testing and assaying methods may diminish our ability to properly value our properties.

We rely on estimates of the content of mineral deposits in our properties, which estimates are inherently imprecise and depend to some extent on statistical inferences drawn from both limited drilling on our properties and the placement of drill holes that are not spaced close enough to one another to enable us establish probable or proven testing results. These estimates may prove unreliable. Additionally, we have relied upon small independent laboratories to assay our samples, which may produce results that are not as consistent as a larger commercial laboratory might produce.

Further, we have at times utilized, and may continue to utilize, testing and assaying methods that may be uncommon due to the unique nature of the mineralization of our properties, including the use of alkali fusion assays, a more aggressive form of assay which completely converts the sample into a water soluble salt. Some of these methods, including the alkali fusion assay, are not, or may not, be industry standard methods, and the results from such testing and assaying methods may be varied and inconsistent or prove to be unreliable. This testing may result in imprecise testing and assaying results, and we may not realize any mineral discovery.

Certain elements of El Capitan Ltd.’s preliminary testing on the El Capitan property may question the integrity of the results of such testing and limit our ability to rely on such results.

In January 2005, El Capitan Ltd. completed the first of multiple samplings on the El Capitan property, the initial sampling being 32 surface samples prepared for assaying. This preliminary sampling was completed by Dr. Smith. An employee of AuRIC Metallurgical Labs, which subsequently performed the assay on the samples, assisted Dr. Smith in collecting a portion of the samples in the latter stages of the sampling. AuRIC’s participation in both the sampling process and completion of the assay on those samples creates the potential question as to the independence of the involved parties and integrity of the results.

To date, El Capitan Ltd. has not provided AuRIC and the other assayers a blank quality control sample at the time it provided samples from the property. A blank quality control sample is a man-made sample that incorporates the same mineral components as a sample taken from the property in question, but absent the precious mineral components located in the property. Blank quality control samples are relatively common practice in the industry and are used effectively as placebos in the assay process to ensure that samples are not contaminated at the lab. The Company’s failure to use a blank check sample as often used in the industry may have some effect on the integrity of the results of such testing. As part of its internal controls, however, AuRIC instead obtained two certified standard samples from the Nevada Bureau of Mines and Geology (one for gold and silver and one for gold, platinum and palladium) and two from the CDN Resource Laboratories ltd. of Delta, British Columbia (both of which were for gold, platinum and palladium); a certified standard sample is a sample that is made available to labs to again act as a placebo and tested to determine a standard testing result, to which the assayer’s results can be compared as a check against contamination or other flaws in the assaying process. A portion of these certified standard samples were also provided to Michael J. Wendell with respect to a later assay completed by Mr. Wendell.

Our use of non-standard testing and assaying methods may make our properties less marketable than had we used conventional methods.

Because of the unique nature of the mineralization of the El Capitan property, we have used testing and assay methods that are not conventional and are often more expensive than conventional methods. The use of non-conventional testing and assaying methods may also prevent us from performing conventional economic feasibility studies on our properties to determine the commercial viability of such properties. Additionally, the use of non-conventional testing and assaying methods may prevent us, or any purchaser of one or more of our properties on which we use such testing, from using conventional methods of processing such property or properties. In the event a purchaser will be required to use a more expensive method of processing one of our properties, the marketability of such property will likely be reduced accordingly.

The limited industry experience of our Board may affect our ability to achieve our business objectives.

In August 2006, one of our directors with industry experience resigned from our board.  We are currently searching for one or more additional directors with industry experience to serve on our board.  Until such time, we are dependent on the experience of Charles Mottley, our only director remaining with significant industry experience.  In the event we lose the services of Mr. Mottley prior to retaining additional officers or directors with significant industry experience, we will be required to rely upon third party consultants with respect to industry matters, and our ability to achieve our business objectives may be negatively affected.

Any inability to retain key personnel may negatively affect our prospects.

We are highly dependent upon the abilities and experience of our officers. We may not be able to retain these individuals in the future, and the loss of one or more of these individuals could have a material effect or our business. The strong competition within the mining industry makes the recruitment and retention of employees knowledgeable of the mining industry difficult and crucial to success.

Our inability to obtain additional financing would diminish our ability to fund our current exploration projects or acquire interests in other properties.

Additional financing will be needed in order to fund beyond the initial exploration of our properties. Our means of acquiring investment capital is limited to private equity and debt transactions. Other than the interest earned on our short-term investments or further financing, we have no other source of currently available funds to engage in additional exploration, which will be necessary to explore our current property interests or to acquire interests in other mineral exploration projects that may become available. See “Risks Relating to Our Financial Condition - Unless we develop or are able to sell one of our properties, we will not have enough cash to fund operations through the next fiscal year.”

The nature of mineral exploration is inherently risky, and we may not ever discover marketable amounts of precious minerals.

The exploration for mineral deposits involves significant financial risks, which even experience and knowledge may not eliminate regardless of the amount of careful evaluation applied to the process. While the discovery of an ore body may result in substantial rewards, very few properties are ultimately developed into producing mines.

Whether a deposit will be commercially viable depends on a number of factors: financing costs; proximity to infrastructure; the particular attributes of the deposit, such as its size and grade; and governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold and environmental protection.

The effect of these factors cannot be accurately predicted, and the combination of any of these factors may prevent us from selling a property and receiving an adequate return on our invested capital.

Extensive government regulation and environmental risks may require us to discontinue operations.

Our business is subject to extensive federal, state and local laws and regulations governing exploration, development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters. Additionally, new legislation and regulations may be adopted at any time that affect our business. Compliance with these changing laws and regulations could require increased capital and operating expenditures and could prevent or delay the sale of some or all of the Company’s properties.

Any failure to obtain government approvals and permits may require us to discontinue exploration on one or more of our properties.

We are required to seek and maintain federal and state governmental approvals and permits in order to conduct exploration and other activities on our claimed properties. The permitting requirements for our respective properties and any future properties we may acquire will be somewhat dependent upon the state in which the property is located, but generally will require an initial filing and fee (of approximately $25) relating to giving notice of an intent to make a claim on such property, followed by a one time initial filing of a location notice with respect to such claim (approximately $165), an annual maintenance filing for each claim (generally $125 per claim per year), annual filings for bulk fuel and water well permits (typically $5 per year each) and, to the extent we intend to take any significant action on a property (other than casual, surface-level activity), a one time payment of a reclamation bond to the Bureau of Land Management, or the BLM, which is to be used for the clean up of the property upon completion of exploration or other significant activity. In order to take any such significant action on a property, we are required to provide the BLM with either a notice of operation or a plan of operation setting forth our intentions. The amount of the reclamation bond is determined by the BLM based upon the scope of the activity described in the notice or plan of operation. With respect to our current plan of operations on the El Capitan property, the reclamation bond was $15,000, but this amount will thus vary with each property and respective notice or plan of operation.

Obtaining the necessary permits can be a complex and time-consuming process involving multiple jurisdictions, and requiring annual filings and the payment of annual fees. As the Company currently has no source of revenue, the payment of the costs of continued permitting is dependent upon our ability to obtain financing. Additionally, the duration and success of our efforts to obtain permits are contingent upon many variables outside of our control and may increase costs of or cause delay to our mining endeavors. There can be no assurance that all necessary approvals and permits will be obtained, and if they are obtained, that the costs involved will make it economically unfeasible to continue our exploration of some or all of our properties.

Mineral exploration is extremely competitive, and we may not have adequate resources to successfully compete.

There is a limited supply of desirable mineral properties available for claim staking, lease or other acquisition in the areas where we contemplate participating in exploration activities. We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources than we possess, and are thus in a better position to search for and acquire attractive mineral properties. Additionally, due to our limited financial and other resources, we do not anticipate developing or producing on any of our properties, but rather only exploration with the intent to sell any property on which exploration proves successful. Accordingly, our ability to acquire properties in the future will depend not only on our ability to explore and sell our present properties, but also on our ability to select and acquire suitable properties or prospects for future exploration. We may not be able to compete successfully with our competitors in acquiring such properties or prospects.

Title to any of our properties may prove defective, possibly resulting in a complete loss of our rights to such properties.

A material portion of our holdings includes unpatented mining claims. The validity of unpatented claims is often uncertain and may be contested. These claims are located on federal land or involve mineral rights that are subject to the claims procedures established by the General Mining Law of 1872, as amended. We are required make certain filings with the county in which the land or mineral is situated, and annual filings with the Bureau of Land Management together with an annual holding fee of $125 per claim. If we fail to make the annual holding payment or make the required filings, our mining claim would become invalid. In accordance with the mining industry practice, generally a company will not obtain title opinions until it is determined to sell a property. Also no title insurance is available for mining. Accordingly, it is possible that title to some of our undeveloped properties may be defective and in that  event we do not have good title to our properties, we would be forced to curtail or cease our business exploratory programs on the property site.

Risks Relating to Our Common Stock

The limited trading of our Common Stock may make it difficult to sell shares of our Common Stock.

Trading of our common stock is conducted on the National Association of Securities Dealers’ Over-the-Counter Bulletin Board, or “OTC Bulletin Board.” This has an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

Because our Common Stock is a “penny stock,” it may be difficult to sell shares of our Common Stock at times and prices that are acceptable.

Our common stock is a “penny stock.” Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny stock transactions. Accordingly, you may not always be able to resell our shares of common stock publicly at times and prices that you feel are appropriate.

A significant number of shares of our Common Stock may become available for sale, which could depress the price of our Common Stock.

Future sales of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for shareholders to sell our Common Stock at times and prices that they believe are appropriate. As of July 31, 2006, we had issued and outstanding 73,134,409 shares of Common Stock, warrants to purchase up to an aggregate amount of 7,795,000 shares of Common Stock covered under this registration statement, a convertible security convertible into an aggregate amount of 2,600,000 shares of Common Stock and 1,673,000 shares issuable upon the exercise of outstanding options. Of our Common Stock issued and outstanding, 35,744,713 shares are free of restrictions and freely transferable, 16,068,948 are transferable subject to trading restrictions under Rule 144 of the Securities Act of 1933, as amended and 21,320,748 are restricted from transfer for varying time periods under Rule 144 of the Securities Act of 1933.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are forward-looking in nature are based on the current expectations, beliefs, plans, objectives, assumptions or future events or performance of our management. In addition, when used in this prospectus, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. These risks and uncertainties include, among others, the results of metallurgical testing performed by or on behalf of the Company, interpretation of drill results, the geology, grade and continuity of mineral deposits, results of initial feasibility, prefeasibility and feasibility studies and the possibility that future exploration, will not be consistent with past results and/or the Company’s expectations, discrepancies between different types of testing methods, the ability potential purchasers of our properties to mine precious and other minerals on a cost effective basis, the Company’s ability to successfully complete contracts for the sale of its properties; fluctuations in world market prices for precious metals; the Company’s ability to obtain financing for continued exploratory activities on satisfactory terms; the Company’s ability to obtain necessary financing; the Company’s ability to enter into and meet all the conditions to close contracts to sell its mining properties that it chooses to list for sale, and other risks and uncertainties described in the Company’s filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified in the “Risk Factors” section of this prospectus, among others, may impact forward-looking statements contained in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operating Results for Years Ended September 30, 2005 and 2004

Results of Operations. We have not yet realized any revenue from operations, nor do we expect to realize potential revenues until late in the third calendar quarter of 2006, if ever. Net loss increased $1,930,521 from $1,314,320 for the year ended September 30, 2004 to $3,244,841 for the year ended September 30, 2005. Our net loss increase in 2005 from 2004 was mainly due to increases in the following: professional fees approximating $1,137,000, which consist of legal, audit and review, finders and marketing fees; administrative consulting fees approximating $419,000, which consist of the office support staff including the CFO, Secretary and Vice President of Administration, Marketing and Communication and their related duties; mine expenses approximating $676,000; and general and administrative and other expenses approximating $115,000. These increases were offset by decreases in officer compensation approximating $102,000 and management fees to related parties approximating $204,000.

Operating Results for the Three Months Ended June 30, 2006 and 2005

Revenues - We have not yet realized any revenue from operations, nor do we expect to realize potential revenues until late in the fourth calendar quarter of 2006, if ever. There is no guaranty that we will achieve proven viable precious metals at our various property locations.

Expenses and Net Loss - Our general and administrative expenses decreased by $16,110, from $573,379 for the three months ended June 30, 2005, to $557,269 for the three months ended June 30, 2006. The decrease is primarily attributable to decreased professional fees of $42,522 and decreased other general and administrative aggregating $40,450. These decreases were offset by increases in compensation aggregating $27,249 and increased legal and accounting of $35,366.

Other expense during the three months ended June 30,2006, increased $242,217 to $257,776 as compared to $15,559 for the comparable prior year period. This increase for the current period is mainly comprised of an increase in interest expense of $46,548, an increase in accretion of discounts on notes payable of $145,194 and an increase in expenses associated with debt issuance and conversion aggregating $49,824.

Our total net loss for the three months ended June 30, 2006, increased $226,107 to $815,045 as compared to a net loss of $588,938 incurred for the comparable three-month period ended June 30, 2005. The increased loss for the current period is attributable to the aforementioned increased other expenses.

Operating Results for the Nine Months Ended June 30, 2006 and 2005

Revenues - We have not yet realized any revenue from operations, nor do we expect to realize potential revenues until late in the fourth calendar quarter of 2006, if ever. There is no guaranty that we will achieve proven viable precious metals at any of our various property site locations.

Expenses and Net Loss - Our general and administrative expenses decreased by $245,756, from $2,288,367 for the nine months ended June 30, 2005, to $2,042,611 for the nine months ended June 30, 2006. The decrease is primarily attributable to decreased professional fees of $625,095 and decreased management fees to a related party of $36,000. These decreases were offset by increases in compensation aggregating $199,761, of which $175,000 is comprised of stock bonus compensation to management, and increased exploration aggregating $209,450.

Other expense during the nine months ended June 30,2006, increased $675,073 to $782,464 as compared to $107,391 for the comparable prior year period. This increase for the current period is mainly attributable to an increase in interest expense of $125,589, an increase in accretion of discounts on notes payable of $397,848 and an increase in expenses associated with debt issuance and conversion aggregating $156,761.

Our total net loss for the nine months ended June 30, 2006 increased $429,317 to $2,825,075 as compared to a net loss of $2,395,758 incurred for the comparable nine-month period ended June 30, 2005. The increased loss for the current period is attributable to the aforementioned increased other expense and offset by the decrease in expenses in general and administrative.

Plan of Operation

Capital Resources - To address the going concern problem addressed in our audited financial statements at September 30, 2005, we will require additional working capital. We will also require additional working capital funds for continuing payments for necessary corporate personnel, related general and administrative expenses and for implementation of our necessary business strategies.

We can make no assurance, however, that we will be able to have access to the capital markets in the future, or that the financing will be available on terms acceptable to satisfy our cash requirements. Our inability to access various capital markets or acceptable financing could have a material effect on our results of operations and deployment of our business strategies and severely threaten our ability to operate as a going concern.

During the next twelve months the Company will continue to concentrate on raising the necessary working capital through equity financing and an acceptable debt facility to insure the Company’s ability to implement its business strategies. To the extent that additional capital is raised through the sale of equity or equity related securities, the issuance of such securities could result in dilution of our shareholders. Upon effective registration of certain warrants of which we have a call right (including warrants to be registered hereunder), and dependent upon the market value of our common stock, it is the Company’s intent to call such warrants. Such warrants are callable at the Company’s option if (i) the closing sales price of the Company’s common stock is at or above $1.25 per share (subject to adjustment as appropriate for stock splits, stock dividends, stock combinations, etc.) for a period of ten consecutive days and (ii) the shares of common stock issuable upon exercise of the warrants are covered under an effective registration statement. In such an event, the Company must provide thirty days written notice of the Company's exercise of such call right. In the event the warrant holder does not exercise the warrant within such thirty-day time period, the warrants are redeemable by the Company at a price per warrant share of $.001.

During the next twelve months, we intend to continue to prove up our various mining properties and finalize the formal report on the El Capitan property site with the intent to formalize and implement the marketing plan for the potential sale of this site. During this period, we also intend to finalize the proprietary process the Company has been working on for extraction of precious metal from various other property interests.

Liquidity - As of June 30, 2006, we had $64,378 of cash on hand. We will be required to raise additional capital in financing transactions in order to satisfy our expected cash expenditures and collect the receivable from Gold and Minerals. At June 30, 2006, Gold and Minerals owed us $321,912 for cost advances on the El Capitan project. As of August 11, 2006, it has made $255,000 in payments on this obligation. The Company also contemplates the exercise of the call options on various warrants (as referenced above under “Capital Resources”), which if exercised, would provide the Company significant working capital to continue its exploratory programs. We continually evaluate business opportunities such as joint venture processing agreements with the objective of creating cash flow to sustain the corporation and provide a source of funds for growth. There are no assurances of success in the Company’s ability to obtain continued financing through capital markets, joint ventures, or other acceptable arrangements. If management’s plans are not successful, operations and liquidity may be adversely impacted. In the event that we are unable to obtain additional capital, we may be forced to reduce our operating expenditures or to cease development and operations altogether.

On April 3, 2006, the Company issued 136,364 restricted common shares to an accredited investor pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $300,000. Under this placement, the Company also issued with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $2.20 per share. The warrants are callable at the Company’s option if (i) the closing sales price of the Company’s common stock is at or above $3.50 per share (subject to adjustment as appropriate for stock splits, stock dividends, stock combinations, etc.) for a period of ten consecutive days and (ii) the shares of common stock issuable upon exercise of the warrants are covered under an effective registration statement. In such an event, the Company must provide thirty days written notice. In the event the warrant holder does not exercise the warrant within such thirty-day time period, the warrants are redeemable by the Company at a price per warrant share of $.001.

On June 28, 2006, the Company issued 50,000 shares of S-8 common stock for the exercise of warrants by a former director of the Company for cash proceeds of $28,000.

The Company also contemplates the exercise of the call feature on certain warrants that are callable. These warrants, which if exercised, would provide approximately $3,800,000 of working capital for the Company and enable the Company to continue its exploratory programs and prepare properties for sale.

Off-Balance Sheet Arrangements

During the fiscal year ended September 30, 2005 and the nine months ended June 30, 2006, the Company did not engage in any off-balance sheet arrangements as defined in Item 303(c) of the SEC’s Regulation S-B.

Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and judgments that significantly affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Note c, “Significant Accounting Policies” in the Notes to the Consolidated Financial Statements in our Form 10-KSB describes our significant accounting policies which are reviewed by management on a regular basis.

An accounting policy is deemed by us as critical if it requires an accounting estimate to be made based on assumptions about matters that are uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonable likely to occur periodically, could materially impact the financial statements. The policies and estimates that we believe are most critical to the preparation of our consolidated financial statements and that require a higher degree of judgment are:

Stock-based compensation; and
Valuation of warrants and note discounts under the Black Scholes option-pricing model.

DESCRIPTION OF BUSINESS

History

El Capitan Precious Metals, Inc. (hereinafter, the “Company,” “we” and “our” refer to El Capitan Precious Metals, Inc.) is a precious minerals company based in Scottsdale, Arizona. We are an exploration stage company that owns interests in several properties located in the southwestern United States. We are principally engaged in the exploration of precious metals and other minerals. Our primary asset is a 40% equity interest in El Capitan, Ltd., an Arizona corporation which holds an interest in the El Capitan property located near Capitan, New Mexico. Additionally, our assets include interests in the COD property located near Kingman, Arizona and the Weaver property located near Congress, Arizona. There is no assurance that a commercially viable mineral deposit exists on any of our properties. Additional exploration will be required before a final evaluation can be made as to the economic and legal feasibility of a particular property. To date, we have not had any revenue producing operations.

The Company was previously organized as a Nevada corporation on December 20, 2000 under the name DML Services, Inc. (“DML”). DML was in the catering and food service business, operating under the name “Go Espresso.” On March 17, 2003, we sold substantially all of the assets and the operations of the catering and food service business to Michael Flores and Deborah Flores, our executive officers and directors at that time, in exchange for the redemption of 30,120,000 shares of our common stock, par value $.001 (“Common Stock”: hereinafter, all references to shares of “Common Stock” shall include adjustments for the four for one stock split effective November 25, 2002 and the 200% stock dividend effective July 30, 2004, as appropriate) held by Michael Flores and Deborah Flores and $50,000 in cash.

On March 18, 2003, we acquired all of the issued and outstanding common stock of El Capitan Precious Metals, Inc., a Delaware corporation (“ECPN”), in exchange for the issuance to ECPN’s shareholders of 39,000,000 shares of our Common Stock, which constituted approximately 85% of our total shares outstanding immediately following the exchange. ECPN constituted the accounting acquirer in the transaction, and the transaction was recorded as a reverse acquisition. Our Company then changed its name to “El Capitan Precious Metals, Inc.” Immediately after the transaction Gold and Minerals Co., Inc., a Nevada corporation (“Gold and Minerals”), which then held 77.5% of ECPN’s total outstanding equity, became our controlling shareholder holding 30,225,000 shares of our Common Stock, then constituting 66.1% of our outstanding Common Stock.

After the transaction with ECPN, our primary asset was a 40% equity interest in El Capitan, Ltd., an Arizona corporation which owns the El Capitan property, an inactive iron mine located in New Mexico, including the assets used to explore the property. At the time of the transaction, the El Capitan property contained four patented claims and three unpatented claims on approximately 200 acres in the Capitan Mountains in Lincoln County, New Mexico. The other 60% equity interest in El Capitan, Ltd. is held by Gold and Minerals.

In August 2003, we acquired from Gold and Minerals certain assets known as the COD property located near Kingman, Arizona. The assets we obtained included thirteen mining claims granted by the United States Bureau of Land Management (the “BLM”), a building and personal property. In consideration for the purchase, we issued 3,600,000 shares of our Common Stock to Gold and Minerals, holding a market value at that time of approximately $1,440,000. Because the COD property was acquired from our then controlling stockholder in exchange for our Common Stock, and Gold and Minerals had no economic monetary basis in the property, the transaction was accounted for as a non-monetary exchange and the COD property was recorded, in accordance with Generally Accepted Accounting Principles (GAAP), at no value on our financial statements. Contemporaneously with the purchase of the COD property, we entered into a management consulting agreement with Mr. Larry Lozensky, the President of Gold and Minerals, pursuant to which Mr. Lozensky agreed to continue to manage the COD property until December 31, 2004 in exchange for a management consulting fee of $20,000 per month and the issuance to Mr. Lozensky of 600,000 shares of our Common Stock. Under the management consulting agreement, we obtained the right to pay the management consulting fee to Mr. Lozensky in the form of our Common Stock. From the expiration of the management consulting agreement on December 31, 2004 through March 31, 2005, Mr. Lozensky continued to manage the COD property on behalf of the Company on a month-to-month basis for a management consulting fee of $10,000 per month. Since March 31, 2005, Mr. Lozensky has continued to provide management services for the COD property without compensation from the Company.

In May 2004, the Company executed a joint venture agreement (the “Joint Venture”) with U.S. Canadian Minerals, Inc. (“U.S. Canadian”), a publicly-traded Nevada company, to explore and utilize the COD property, including the recovery of any gold and silver from the tailings of the COD property. The Joint Venture is to exist under the name “CanEl” until May 2020, unless terminated earlier pursuant to the terms of the Joint Venture. Under terms of the Joint Venture Agreement, the Company was required to transfer to U.S. Canadian an 80% interest in the COD property in exchange for 720,000 restricted shares of U.S. Canadian common stock. Pursuant to a stock split effected by U.S. Canadian, the Company currently holds 2,160,000 shares of the USCA stock. On the date of the original transaction, shares of unrestricted freely trading U.S. Canadian common stock traded at $2.85 per share, or, adjusted for the split, at $0.95 per share. At September 30, 2005, 1,000,000 of these shares were utilized as collateral for a $300,000 debenture of the Company. Subsequent to the year end, the holder of the debenture and the Company agreed to convert the debenture into a private placement offering of the Company’s securities. Commencing October 28, 2005, the Company used these shares as collateral security for convertible promissory notes issued by the Company in the aggregate amount of $1,300,000.

The U.S. Canadian common stock was restricted with respect to sale until May 2005.  U.S. Canadian also faced an SEC imposed temporary trading suspension in October 2004, Currently, U.S. Canadian's common stock is traded on the Pink Sheets. Its most recently filed SEC filings have not been reviewed by an independent registered public accounting firm, and further it is delinquent on other required periodic reports. The Company also has continuing involvement (as discussed below) related to the COD property. Based on these factors, no gain on the sale was recorded and the Company has ascribed an initial value of $2,052,000 to the common stock received, the value on the date of the transaction, and recorded a deferred gain on the sale of an asset and is classified as a long term liability. Because these securities have no readily ascertainable value on a securities exchange or over-the-counter market, the Company has determined that the accounting prescribed for equity securities in Statement of Financial Accounting Standard (SFAS) No 115, Accounting for Certain Investments in Debt and Equity Securities does not apply. Changes in market value of these securities, are accounted for as an adjustment to the carrying value of the securities with a corresponding adjustment to the carrying value of the deferred gain liability account. The transaction was recorded in accordance with current Generally Accepted Accounting Principles. (“GAAP”).

When the U.S. Canadian common stock resumes trading on the Bulletin Board and the Company’s assessment of the common stock allows for classification of the securities as marketable securities, it intends to classify the investment as available for sale under SFAS No 115.

Under the Joint Venture, the Company is to explore the COD site and contribute the equipment as required. U.S. Canadian contributed 90 days operating capital, which provided for three workers, fuel, necessary equipment, and equipment repair and maintenance. The parties have also agreed to share the costs and expenses of the property in accordance with their profit participation in the property. Net profits, if any, from the tailings and settlement pond will be split equally among the Company and U.S. Canadian, and U.S. Canadian shall retain 100% of any other profit. Currently this project was recently on hold as U.S. Canadian focused on bringing current their SEC filings and to resume trading on the Bulletin Board, and, accordingly, no exploratory work had been performed as to determine the extent, if any, of potential minerals in the tailings.

In November 2005, our Board of Directors approved an amendment to the Joint Venture Agreement whereby the Company will contribute $50,000 for the completion of the geological field study. As consideration for this advance, the Company will be reimbursed for this advance and any other incurred expenses, and all net proceeds from the sale of the site, after deducting all incurred costs, are to be split equally with U.S. Canadian.

In July 2004, we acquired from Gold and Minerals the Weaver property located near Congress, Arizona. Consideration for this purchase was 3,000,000 shares of our Common Stock, which had a market value of $400,000 on the closing date. Because the Weaver property was acquired from our then controlling stockholder in exchange for our Common Stock and Gold and Minerals had no economic monetary basis in the property, the transaction was accounted for as a non-monetary exchange and the Weaver property was recorded at no value on our financial statements and was done in accordance with GAAP.

Business of Issuer

We are an exploration stage company that owns interests in several properties located in the southwestern United States. We are principally engaged in the exploration of precious metals and other minerals. At this time, we are not engaged in any revenue-producing operations.

The Company has been structured into two divisions: the (i) Precious Metals Division and (ii) the Iron Ore Division. Through our Precious Metals Division, we are continuing the exploration of the El Capitan and contemplate additional exploration on the COD and Weaver property sites. As noted in more detail below in Item 2, these properties are in various stages of exploration. After completing final testing to determine the existence and concentration of precious metals or other minerals at these properties, and if the results of such testing are positive, the Company anticipates formalizing plans to sell one or more of these properties to major mining companies in 2006 or later. Progress on the Iron Ore Division has been halted due to considerable issues relating to rail transportation. The Company anticipates no additional involvement in this area at this time.

Over the last year, we have also been working on a proprietary process for the extraction of precious metals from various property interests. We anticipate the results of the final testing of this proprietary process and related products by outside refineries by the end of August 2006. If the results of the outside verification indicate that the process is economically feasible, the Company’s intention is to build a small pilot test plant and implement this proprietary process into production.

Price of Precious Metals

Gold, silver and platinum are each traded as investments on various world markets including London, New York, Zurich and Tokyo and are fixed twice daily in London. The “fix” is the reference price on which a large number of precious metal transactions around the world are based. The price is set by a number of market members matching buy and sell orders from all over the world.

High, low and average London afternoon fix prices for gold, silver and platinum for the years ended December 31, 2005, 2004, 2003 and 2002 are as follows:

Gold - London Afternoon Fix Prices - US Dollars

Period	High	Low	Average
For the year ended December 31, 2005	$536.50	$411.10	$444.74
For the year ended December 31, 2004	454.20	375.00	409.72
For the year ended December 31, 2003	416.25	328.18	363.38
For the year ended December 31, 2002	349.30	277.75	309.73
Data Source: Kitco

Silver - London Afternoon Fix Prices - US Dollars

Period	High	Low	Average
For the year ended December 31, 2005	$7.5700	$6.3900	$7.3164
For the year ended December 31, 2004	8.2900	5.4950	6.6711
For the year ended December 31, 2003	5.9650	4.3700	4.8758
For the year ended December 31, 2002	5.0975	4.2350	4.5995
Data Source: Kitco

Platinum - London Afternoon Fix Prices - US Dollars

Period	High	Low	Average
For the year ended December 31, 2005	$1,012.00	$844.00	$896.87
For the year ended December 31, 2004	936.00	744.00	845.31
For the year ended December 31, 2003	840.00	603.00	691.31
For the year ended December 31, 2002	607.00	453.00	539.13
Data Source: Kitco

Should we be successful in our exploration and locate gold or other precious metals, our ability to sell any of our properties would be highly dependent upon the price of these precious metals, the market for which can be highly volatile. There is no assurance that should any of the properties be successfully explored, it will generate significant revenue from the sale of any precious metals to provide appreciable revenue to our Company.

Competition

The mining industry has historically been highly competitive. It is dominated by multi-billion dollar, multi-national companies that possess resources exponentially greater than ours. Additionally, due to our limited resources, we do not intend to develop any of our properties, but rather to only perform exploration on our properties with the anticipation of selling any properties in which our exploration proves successful. Given our size and financial condition, there is no assurance we can compete with any larger companies for the acquisition of additional potential mineral properties.

Government Regulation

Mining and exploration is highly regulated and subject to various constantly changing federal and state laws and regulations governing the protection of the environment. These laws are becoming more and more restrictive, and include without limitation: the Clean Water Act; the Clean Air Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Endangered Species Act; the Federal Land Policy and Management Act; the National Environmental Policy Act; the Resource Conservation and Recovery Act; and related state laws. The environmental protection laws dramatically impact the mining and mineral extraction industries as it pertains to both the use of hazardous materials in the mining and extraction process and from the standpoint of returning the land to a natural look once the mining process is completed. Compliance with federal and state environmental regulations can be expensive and time consuming.

Compliance with the various federal and state government regulations requires us to obtain multiple permits for each mining property. Although the requirements may differ slightly in each of the respective states in which we hold claims or may hold claims in the future, the process of permitting the claims generally requires the filing of a “Notice of Intent to Locate Mining Claims” and the payment of a fee of $25 to the BLM office in the state in which the claim is located. Subsequently, we are required to file and record a New Location Notice for each such claim within ninety days of locating the claim, the fee for which is approximately $165. On an annual basis, we are required to pay a maintenance fee of $125 per claim, together with payments of approximately $5 each for annual bulk fuel and water well permits.

To the extent we intend to take action on a property that is more than “casual use,” which generally includes activities that cause only negligible disturbance to the land (this would not generally include drilling or operating earthmoving equipment on the property), we are required to prepare and file with the BLM either a notice of operation or plan of operation identifying the activity we intend to take on the property, including a plan of reclamation indicating how we intend to return the land to its prior state upon completion of our activities. For each claim that we file a notice or plan of operations, we are required to pay a one-time reclamation bond to the BLM to be used toward restoration of the property upon completion of our activities. The amount of the reclamation bond is determined by the BLM based upon the scope of the activity described in the notice or plan of operation, and will thus vary with each property. To date, we have only filed a plan of operation on the El Capitan property. We were required to pay a reclamation bond of $15,000 in connection with the plan of operation, and upon payment were issued a notice to proceed from the BLM. This allows us to proceed with or current plan of operation on up to 5 acres. The cost of obtaining a similar notice to proceed on our other properties, or for future plans of operation on the El Capitan property, will be determined by the BLM and be dependent upon the scope of the related activity, and we are thus unable at this time to estimate the total cost of such permits.

Although there is no guarantee that the regulatory agencies will timely approve, if at all, the necessary permits for our current and anticipated explorations, we have no reason to believe at this time that we will not obtain the necessary permits in due course.

Employees

We currently have five employees, all of whom are full-time. Three of these employees also serve as directors of the Company. Our non-employee directors devote only such time to our business as is necessary to conduct the administrative operations of the Company. Additionally, the Company uses consultants for the testing and exploration of property claims. As administrative requirements expand, we anticipate hiring additional employees, and utilizing a combination of employees and consultants as necessary to conduct of these activities.

Available Information

We are a Nevada corporation with our principal offices at 14301 North 87th Street, Suite 216, Scottsdale, Arizona 85260. Our telephone number is (480) 607-7093. Our website address is www.elcapitanpmi.com.

DESCRIPTION OF PROPERTY

El Capitan Property

The El Capitan property originally consisted of approximately 200 acres of mineral lands bounded by the Lincoln National Forest in Lincoln County, New Mexico. The property is situated in the Capitan Mountains, near the city of Capitan, in southwest New Mexico. The main site can be reached by going north from Capitan on State Road 246 for 5.5 miles, turning right onto an improved private road and proceeding for about .7 miles.

The El Capitan property is owned by El Capitan Ltd., an Arizona corporation. In 2002, in consideration of $100,000 and all of the outstanding shares of our common stock, we acquired a 40% equity interest in El Capitan Ltd. from Gold and Minerals, which holds the other 60% equity interest. The property consists of four patented and nine BLM lode claims; a mineral deposit is covered by these claims. The lode claims known as Mineral Survey Numbers 1440, 1441, 1442 and 1443 were each located in 1902 and patented in 1911. During October and November 2005, the Company staked and claimed on property surrounding the El Capitan site located in Lincoln County, New Mexico. This increased the total claimed area to approximately 10,000 acres. The additional staking and claiming around our original site was done upon recommendations from the Company’s consulting geologist to insure protection of El Capitan Ltd.'s interests.

On January 1, 2006, El Capitan, Ltd. finalized the purchase of the four patented mining claims on the property, which constitute approximately 77.5 acres in the aggregate. In consideration for the claims, El Capitan, Ltd. transferred to the selling parties 2,100,000 shares of ECPN Common Stock owned by Gold and Minerals. Pursuant to an agreement between El Capitan, Ltd. and Thelma Bouldin, DMR Resources, Mike Dunn, Kingfisher Resources, Inc., M.A.R.S. Inc., Stephanie Malone, Don Rodolph, Mike Rodolph, Norbert Rother and Steven Rother, all of whom were selling parties, the stock was valued at an aggregate of $1,722,000, or $0.82 per share, the market value of the Company’s stock on November 11, 2005. Pursuant to an arrangement with Gold and Minerals, ECPN is obligated to pay 40% of the expenses of El Capitan, Ltd. (in proportion with its equity ownership interest of El Capitan, Ltd.), and thus was obligated to pay Gold and Minerals $688,800 for the purchase of the patented mining claims by ECL. During the first quarter of fiscal year 2006, ECPN offset its portion of the purchase price against existing obligations of Gold and Minerals to ECPN in the aggregate amount of $612,416 relating to past expenditures relating to El Capitan, Ltd. that were paid by ECPN, resulting in an obligation to Gold and Minerals of $76,384, including interest, as of December 31, 2005.

The main El Capitan deposit is exposed in an open-pit and outcrops within a nearly circular 1,300 foot diameter area, with smaller bodies stretching eastward for a distance of up to 7,000 feet. The El Capitan property includes two magnetite-dominant bodies. The upper magnetite zone lies below a limestone cap that is a few tens of feet thick, and that is bleached and fractured with hematite-calcite fracture filling. Hematite is an iron oxide mineral, and calcite is a calcium carbonate mineral. Below the limestone cap, there is a mineral deposit which consists mainly of calc-silicate minerals, or minerals which have various ratios of calcium, silicon and oxygen. Beneath the calc-silicate deposit is granite rock. The El Capitan deposit has an abundance of hematite, which occurs with calcite in later stage fracture fillings, breccias (rock composed of sharp-angled fragments), and stockworks (multi-directional fractured rock containing veinlets of hydrothermally introduced materials).

To our knowledge, prior to its acquisition by El Capital Ltd., the property was last active in 1988. The property was previously drilled as an iron (Fe) resource by the U.S. Bureau of Mines in 1944 and 1948. From 1961 to 1988, to our knowledge, an estimated 250,000 tons of iron ore were produced on the property. Prior to December 2004, there had not been any significant exploration completed on the property. There had only been shallow drilling of the upper magnetite horizon, which was completed by the U.S. Bureau of Mines in 1944 and 1948, and additionally performed by El Capitan Ltd. in 2002. Additionally, there was geologic mapping of the property at a scale of 1:3,600 by Kelley in 1952.

El Capitan Ltd. has obtained all the required permits to enter the property and conduct drilling and other exploratory work. In addition to its annual maintenance filings and payment of an annual maintenance fee to the BLM for the claims ($125 per year) and of bulk fuel and water well permits ($5 each per year), El Capitan Ltd. has filed a plan of operation to conduct drilling and other exploratory work on up to 5 acres on the El Capitan site. Upon payment of a reclamation bond of $15,000 to cover anticipate costs associated with reclamation of the property, El Capitan Ltd. received from the BLM a Minimal Impact Existing Mining Operation Permit enabling it to perform its current exploratory programs.

Potential mineralization has been defined as two separate types: (i) magnetite iron, and (ii) hematite-calcite mineralized skarn and limestone which may contain precious metals. By using core holes located at strategic points throughout the property, we have been able to develop subsurface information and define the mineralization. To date, there have been no proven commercial precious metals reserves on the El Capitan property site. To establish “reserves” (as defined under Industry Guide 7 issued by the SEC) on any of our properties, we will be required to establish that the property was commercially viable; to establish commercial viability, we will be required to complete significant additional exploration and testing, including more extensive drilling, obtain positive engineering results and complete an economic feasibility study on the property.  The Company has not completed a feasibility study on the property, and thus cannot identify the economic significance of the property at this time.

The Company has retained AuRIC Metallurgical Labs of Salt Lake City, Utah (“AuRIC”) to further test the El Capitan property. AuRIC offers significant assay and metallurgical experience in the gold and platinum group metals. AuRIC has performed tests on samples from the El Capitan property, which have resulted in potential commercial values. We have also retained the services of Dr. Clyde Smith to work with AuRIC in the testing of the property. Dr. Smith is a Consulting Geologist with over 30 years of experience in the mining industry. Dr. Smith holds a B.A from Carleton College, a M.Sc. from the University of British Columbia, and a Ph.D. from the University of Idaho. Dr. Smith also served as a member of the Industrial Associates of the School of Earth Sciences at Stanford University for several years.

Over the years, samples taken on the property, including samples taken by El Capitan Ltd., have given low-grade precious metal results when using standard fire assay methods. In May 2004, we commissioned AuRIC to use its proprietary alkali fusion assay method on samples taken from the property. Alkali fusion assays, which are a more aggressive form of assay which completely convert the sample into water soluble salts, are not currently an industry standard assay method.

In January 2005, El Capitan Ltd. completed a preliminary 32-sample surface sampling and assay program on the property to determine the property’s gold and platinum potential using AuRIC’s alkali fusion assay method. This preliminary sampling was completed by Dr. Smith. An employee of AuRIC, which completed the assay on the samples, assisted Dr. Smith in the latter portion of the sampling process. This preliminary sampling and assay program was followed by two stages of diamond drilling and rotary drilling, totaling 22 holes between April 2005 and August 2005.

Stage 1 of the drilling program was completed between April and May 2005, and consisted of 1,082 feet drilled in 12 vertical core holes, with depths ranging from 15 to 133 feet. Between June and August 2005, we completed Stage 2 drilling, which consisted of both drilling in areas adjacent to some of the Stage 1 drilling holes and drilling in new target areas to the southwest of the main deposit site. Stage 2 drilling consisted of 2,092 feet of combined core and rotary footage in 10 vertical holes, ranging from 81.5 to 344.5 feet in additional drilling.

As the alkali fusion process used by AuRIC is not standard, the Company retained Mr. Richard Daniele, a metallurgical engineer with Daniele Metal-Mineral Services, to complete an independent third-party verification of the AuRIC results which were performed at an independent laboratory of Mr. Michael J. Wendell of Wendell and Company. The results of the verification were lower than the AuRIC results, but Mr. Daniele concluded that they were sufficient to demonstrate that the alkali fusion assay method was a valid analytical procedure to analyze materials and that verification of the Auric results had been achieved.

In each of the sampling processes, El Capitan Ltd. did not provide either AuRIC or Mr. Wendell a blank quality control sample, which is a man-made sample that incorporates the same mineral components as a sample taken from the property in question, but absent the precious mineral components located in the property samples. Blank quality control samples are relatively common practice in the industry and are used effectively as placebos in the assay process to ensure that samples are not contaminated at the lab. The Company’s failure to use a blank quality control sample as often used in the industry may have some effect on the integrity of the results of such testing. As part of its internal controls, AuRIC was, however, able to test its procedures with two certified standard samples obtained by it from the Nevada Bureau of Mines and Geology (one for gold and silver and one for gold, platinum and palladium) and two from the CDN Resource Laboratories Ltd. of Delta, British Columbia (both of which were for gold, platinum and palladium); a certified standard sample is a sample that is made available to different labs to act as a placebo and tested to determine a standard testing result, to which the assayer’s results can be compared as a check against contamination or other flaws in the assaying process. AuRIC processed the certified standard samples and compared its results to the standard results, enabling it to determine that its results were within a suitable variance of the results obtained by the certified standards. A portion of the certified standard samples obtained by AuRIC were also provided to Mr. Wendell when completing the independent third-party verification.

Based on the results from the assays, El Capitan Ltd. performed Stage 3 drilling in the first two quarters of fiscal year 2006. Stage 3 consisted of 23 holes of reverse circulation drilling totaling approximately 9,625 feet. Drill cuttings are now at Auric, and fusion assays of these holes are now being carried out.

El Capitan Ltd. has entered into agreements with various contractors (as referenced above) to complete exploration of the property. Each of the respective contractors utilizes its own equipment to complete such exploration and testing. El Capitan Ltd. does, however, have located at the El Capitan site equipment acquired by Gold and Minerals during the periods 1998 - 2001 and transferred to El Capitan, Ltd. This equipment, all of which is in general working condition, is located at the site but currently unused:

•	40 x 80 foot steel building;
•	two impact mills;
•	a screening plant;
•	loaders;
•	water tanks;
•	conveyors;
•	7,500 pound capacity furnace;
•	UHF concentration tables;
•	a fine grading attrition mill;
•	chemical reactors;
•	laboratory and fire assay equipment;
•	150 and 250 kilowatt generators;
•	a magnetic separator;
•	a 150 pound furnace;
•	and other miscellaneous mining supplies and equipment

In the event the Company receives suitable testing results and report from Dr. Smith, it intends to market the property for sale to potential buyers, including major mining companies. On June 21, 2006, the Company and Gold and Minerals entered into an El Capitan Representation Agreement with Pavlich Associates ("Pavlich") which provides for Pavlich to be the primary representative of El Capitan Precious Metals, Inc. in the sale of the El Capitan property to all viable third party mineral companies. The Agreement has an initial term of twenty-four months, and is terminable by either party on 30 days notice after such time. Under the Agreement, Pavlich is entitled to a success fee of one-quarter of one percent (0.25%) of the total sale price of the property, with a minimum payment of $250,000 and a maximum payment of $3,000,000. Additionally, Pavlich is entitled to a consulting fee of $125 per hour for additional time spent consulting with the Company. The Agreement superceded in its entirety a similar agreement between the Company and Pavlich dated September 27, 2005, as amended on March 1, 2006.

COD Property

The COD property is an underground property located in the Cerbat mountains in Mohave County, Arizona, approximately 11 miles north, northwest of Kingman, Arizona. The Cerbat mountains consist mainly of pre-Cambrian metamorphic rock which is intruded by granite, overlain by younger Tertiary-era volcanic rock. The property can be reached by taking Interstate 40 north out of Kingman to the Stockton Hill Road exit. After going approximately 5 miles north on Stockton Hill Road, there is a subdivision road extending west. Following the subdivision road to the second southern extension road, the visitor will see road signs showing the directions to the property from that point.

The property contains 13 claims granted by the BLM. This property has previously been mined through two underground shafts leading to seven levels, most recently in the mid 1980’s. The COD property was originally located in 1878.

In 2003, we retained Mr. Larry Lozensky, the President of Gold and Minerals, to manage and oversee the COD site. Until December 31, 2004, this arrangement was governed by a management consulting agreement with Mr. Lozensky, pursuant to which he was paid a management fee of $20,000 per month and issued 600,000 shares of our Common Stock. From the expiration of that agreement in December 2004 through March 31, 2005, Mr. Lozensky continued to manage the COD property on behalf of the Company on a month-to-month basis for a management consulting fee of $10,000 per month. Since March 31, 2005, Mr. Lozensky has continued to manage and oversee the COD property without any compensation from the Company.

Pursuant to a joint venture agreement with U.S. Canadian Minerals, Inc. (“U.S. Canadian”) entered into in May 2004, where we transferred an 80% interest in the COD property to USCA. Pursuant to the agreement, we plan to explore the property to determine the feasibility of recovering gold and silver from the tailings of the COD site. As administrator of the COD property, we are to receive 50% of the profits from the gold and silver tailings, if any. We are required to contribute the equipment necessary for such exploratory operations. U.S. Canadian has agreed to contribute 90 days operating capital to provide for at least three workers, fuel, necessary equipment, and equipment repair and maintenance. After the 90-day period, the parties are to split the costs and expenses related to the operation of the property in accordance with their profit participation in the COD property. To date, the Company has spent approximately $2,500 on this project.

Currently, the project is on hold as U.S. Canadian has been focusing on bringing current their SEC filings and to resume trading on the Bulletin Board. Recently, our Board of Directors approved an amendment to the joint venture agreement whereby the Company will contribute $50,000 for the completion of the geological field study. As consideration for this advance, the Company will be reimbursed this advance and any other incurred expenses, and all net proceeds from the sale of the site, after deducting all incurred costs, are to be split equally with U.S. Canadian. Until we resume work on this property, Mr. Lozensky is completing the necessary annual filings with the BLM to enable the joint venture to retain the interest in the property, and serves as a liaison between the Company and U.S. Canadian.

The following equipment is located on the COD property:

•	45 x 94 foot steel building
•	20 x 24 foot steel building
•	small steel building for equipment
•	gravity mill and associated equipment
•	rod mill
•	diagonal deck table
•	various fuel and water storage tanks
•	crushing circuit equipment and conveyors
•	compressors and generators
•	hoists
•	52’ head frame including head frame, ore skip and work car
•	miscellaneous other mining supplies and equipment

The equipment was acquired by Gold and Minerals when they acquired the property.

To date, the only activity that has been completed at the COD property is the preliminary improvement of the road to the site to increase access and to the property entrance to improve security. We have applied for permits to perform initial exploration on the property to take samples for analysis. We have not, however, completed any material exploration on the site. In the event the joint venture receives suitable testing results, it will determine the economic feasibility of successfully marketing the property for sale to potential buyers, including major mining companies.

Weaver Property

The Weaver property consists of approximately 40 acres of land located in Maricopa County, Arizona. The Weaver mountains are made up mainly of pre-Cambrian granite and metamorphic rock, overlain by Tertiary-era volcanic rock. The property is located approximately 75 miles north of Phoenix, near Congress, Arizona. From Congress, Arizona, the site can be reached by taking State Highway 89 north out of Congress to Stanton Road, taking Stanton Road east to Stanton, Arizona. The site is located approximately 1.5 miles northeast of Stanton, Arizona.

The Weaver property was acquired from our majority shareholder, Gold and Minerals. Prior to the acquisition by Gold and Minerals, the site was operated by our President, Charles C. Mottley, and a partner of Mr. Mottley. Mr. Mottley and his partner operated the site from 1982 to 1984, mining approximately 150,000 tons of iron ore during that period of time.

The Company intends to complete additional exploration of this property, and depending on its findings, to determine the economic feasibility of the property to be marketed for sale to potential buyers, including major mining companies.

Rainbow Valley Property

The Rainbow Valley property consists of approximately 1,620 acres located in Maricopa county, approximately 30 miles south of Phoenix near Mobile, Arizona. In July 2004, we signed an agreement with Mr. Bob Langguth regarding the exploration of the Rainbow Valley property, consisting of claims located on approximately 1,620 acres in Maricopa County, Arizona. The property was permitted and was drilled and assayed in early 2005 to determine the iron ore content of the site. Under the terms of the agreement, Mr. Langguth was to be paid $2,500 monthly for managing the testing, further development of the property, necessary permitting and consulting on other properties the Company may have an interest in. Upon completion of the successful testing and permitting of the site, the Company would be obligated to pay the seller $100,000.

The payments under this arrangement ceased in January 2006 due to the death of Mr. Langguth. The Company has determined that it does not intend to proceed with the testing or acquisition of this property.

Executive Offices

Our executive offices are located at 14301 North 87th Street, Suite 216, Scottsdale Arizona, 85260. On November 1, 2004, we entered into a two-year lease for the space, at a monthly rent of $3,845. We believe that the offices are adequate to meet our current requirements. Other than our properties as described above, the Company does not own any real property.

MANAGEMENT

The following table sets forth the name, age, position and office term of each executive officer and director of the Company.

NAME	AGE	POSITION	SINCE
Charles C. Mottley	72	President, Chief Executive Officer and Director	July 2002
James Ricketts	68	Director and Secretary	July 2004
Stephen J. Antol	63	Chief Financial Officer and Treasurer	November 2004
L. Ronald Perkins	61	Director and Vice President of Administration, Marketing and Communication	January 2005
R. William Wilson	48	Director	February 2005

Charles C. Mottley. Mr. Mottley has been President, Chief Executive Officer and a Director of El Capitan Precious Metals, Inc. since July 2002. Mr. Mottley also served as Chairman and Chief Executive Officer of Gold and Minerals Co., Inc., one of our stockholders, from 1978 until July 2004, at which time he resigned those positions. Mr. Mottley has been employed in the mining industry in various capacities from equipment sales and services to active mining operations for over 35 years. Mr. Mottley is the author of five books, is the founder of the Fatherhood Foundation in Scottsdale, Arizona, and is on the board of directors of Mirror Ministries in the same community. Mr. Mottley received a Bachelor of Arts Degree from Hampden Sydney College in 1958.

James Ricketts. Mr. Ricketts has been our Secretary and a Director of our Company since July 2004. Mr. Ricketts has been self-employed in the area of Real Estate Development since 2000. From 1994 to 2000, he served as the Chief Executive Officer of Technology Systems International, Inc. From 1983 to 1985, Mr. Ricketts served as a Director of the Arizona Department of Corrections in Phoenix, Arizona. From 1979 to 1983, he served as the Executive Director of the Colorado Department of Corrections in Colorado Springs, Colorado. From 1985 to the present, Mr. Ricketts has been a Correctional Consultant, providing services on a consulting basis in the areas of safety and security in the prison system. Mr. Ricketts received a Ph. D. from the Ohio State University in 1971, and a M. Ed. from Bowling Green State University in 1963.

Stephen J. Antol. Mr. Antol has been our Chief Financial Officer since November 2004. From late 1992 through November 2004, Mr. Antol rendered services as a consultant chief financial officer for a number of small and medium size businesses requiring technical expertise on a limited or recurring basis. From 1990 to 1992, Mr. Antol served as Chief Financial Officer of Lou Register Furniture, a fine furniture retailer located in Phoenix, Arizona. From 1987 to 1989, Mr. Antol served as Director of Finance for F.S. Inc. (dba Audio Express and Country House Furniture), a retailer of furniture and stereo equipment in four southwestern states. From 1975 to 1987, Mr. Antol worked for Giant Industries, Inc., an independent refiner and marketer of petroleum products, in such capacities as Corporate Controller and Corporate Treasurer. Mr. Antol received a Bachelor of Arts degree from Michigan State University in 1968, and became a licensed Certified Public Accountant in 1970. He no longer practices as a licensed CPA.

L. Ronald Perkins. Mr. Perkins has served as a director of the Company since February 2005, and has been the Company’s Vice-President in charge of Administration, Marketing and Communication since January 2005. From 2002 to 2005, Mr. Perkins was retired. Prior to his retirement, from 1989 to 2002, Mr. Perkins served as President and Chief Executive Officer of Pebble Technology, Inc., an Arizona company which marketed a product used to coat the interior of swimming pools. Mr. Perkins received his Bachelors of Arts degree in Business Administration and Management from the University of Arizona in 1967, and his MBA from the University of Southern California in 1972.

R. William Wilson. Mr. Wilson has been a director of our Company since February 2005. Since 2003, Mr. Wilson has been a principal in Two Dragons Group, LLC, a marketing and business development firm engaging in private equity and merger and acquisition transactions. From 1999 to 2002, Mr. Wilson served as Chief Financial Officer of Pebble Technology, Inc. and from 2002 to 2003 served as its Chief Executive Officer. Mr. Wilson served as an Executive Director and co-founder of Drexel Oceania, LLC. Mr. Wilson received his Bachelor or Science degree in Business Administration and Finance from the University of San Francisco in 1979.

EXECUTIVE COMPENSATION

Summary Compensation Table

		Annual Compensation			Long-Term Compensation		All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards (#)	Securities Underlying Options (#)
Charles C. Mottley President/Chief Executive Officer/Director (1)	2005 2004 2003	105,000 240,000 180,000	-0- -0- -0-	-0- -0- -0-	183,508(2) 600,000(2)	300,000 -0- -0-	-0- -0- -0-

Stephen J. Antol Chief Financial Officer/Treasurer	2005	-0-	-0-	41,739(3)	172,551(3)	150,000	-0-

James G. Rickets Secretary/Director	2005	-0-	-0-	50,000(3)	149,600(3)	200,000	-0-

L. Ronald Perkins Vice President/Director	2005	-0-	-0-	23,250(3)	131,356(3)	200,000	-0-

(1)
Mr. Mottley was named the President and Chief Executive Officer of the Company on March 18, 2003. Prior to the merger of ECPN with DML Services, Inc., Mr. Mottley served as President and Director of ECPN from November 1, 2002 until the merger on March 18, 2003.

(2)	Issued by the Company to the recipient in lieu of cash compensation for services rendered as a President and Chief Executive Officer of the Company.

(3)	Received in consideration of services commensurate with the duties of such officer rendered to the Company pursuant to a consulting agreement.

Option grants during last fiscal year

The following table sets forth the information concerning individual grants of stock options made by the Company to the named executives during the fiscal year ended September 30, 2005.

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/share)	Expiration Date(s)
Charles C. Mottley	300,000	31.6%	$0.56	7/21/2015
Stephen J. Antol	150,000	15.8%	$0.56	7/21/2015
James G. Ricketts	200,000	21.1%	$0.56	7/21/2015
L. Ronald Perkins	200,000	21.1%	$0.56	7/21/2015

In addition to the option grants to named executives, the Company also granted options to purchase an aggregate of 300,000 shares of common stock of the Company at $0.56 per share to a consultant and two outside directors of the Company. Each option grant is for a period of ten years and becomes exercisable in two equal installments commencing on January 1, 2006 and January 1, 2007.

Aggregated option exercises in last fiscal year and fiscal year-end option values

The following table sets forth the total amount of shares acquired by the named executives upon exercises of stock options during the fiscal year ended September 30, 2005, the aggregate dollar value realized upon such exercise, the total number of securities underlying unexercised options held at the conclusion of such fiscal year (separately identifying then-exercisable and unexercisable options), and the aggregate dollar value of in-the-money, unexercised options held at the conclusion of such fiscal year (separately identifying then-exercisable and unexercisable options).

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Securities Underlying Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/ Unexercisable(1)
Charles C. Mottley	-0-	-0-	0/300,000	-0-
Stephen J. Antol	-0-	-0-	0/150,000	-0-
James G. Ricketts	-0-	-0-	0/200,000	-0-
L. Ronald Perkins	-0-	-0-	0/200,000	-0-

(1)
Value of unexercised in-the-money options on September 30, 2005 is based on a value of El Capitan Precious Metals, Inc. stock equal to $0.39 per share, as determined by the closing bid price of the Company’s common stock on such date.

Compensation of directors

Our directors received no compensation for their services as directors of the Company during the year ended September 30, 2004.

On July 21, 2005, based upon recommendations from the Company’s Compensation Committee, the Board of Directors approved the compensation plan for the Board of Directors of the Company. The non-employee directors will be compensated with an annual retainer of $5,000, plus an additional $1,000 for each Board meeting attended by each such director in person, or $500 for each Board meeting attended by such director by telephone. In addition, non-employee directors serving as Chairman of the Audit and Compensation Committee shall receive an additional annual retainer of $4,000. Employee directors will not receive fees, or other compensation for service on the board or any committees thereof. All Board members shall be reimbursed for expenses incurred in connection with Board or committee meetings.

Until January 2006, the Company was a party to a informal consulting arrangement with each of James G. Ricketts and L. Ronald Perkins, each of whom are directors, relating to their respective services to the Company as officers. Effective January 2006, payments resulting from these arrangements were structured as a salary instead of consulting fees. These respective agreements do not reflect such individual’s services as directors. Except as set forth above, Messrs. Ricketts and Perkins do not receive compensation for their services as directors. Please see the section entitled “Certain Relationships and Related Transactions” for more details relating to such consulting agreements.

Employment contracts and termination of employment and change-in-control arrangements

In March 2003, the Company executed a two-year employment agreement under which the Company issued 600,000 shares of common stock to Charles Mottley, its President and Director, as incentive compensation. The 600,000 shares of common stock granted to the president were valued at $320,000, which was recorded as general and administrative expense in March 2003. The agreement calls for Mr. Mottley to be paid a salary of $20,000 per month commencing January 1, 2003, which, at the option of Mr. Mottley, may be satisfied in shares of the Company’s common stock. As of March 31, 2005, the Company had issued 2,282,222 shares of common stock in payment of $420,000 of salary.

Terms of the employment agreement also required the Company to issue 1,500,000 shares of common stock to Mr. Mottley if the Company sold the El Capitan property during the term of the employment agreement. The Agreement expired on March 18, 2005 and no shares were issued under this provision. On February 1, 2005, the Board of Directors amended and extended only the conditional option provision of employment agreement, which provided conditional stock options to be granted to Mr. Mottley if the El Capitan mining property is sold. The amended provision for conditional stock options provided that if the sale of the property is for a price in excess of $150,000,000, during the period March 18, 2005 through March 18, 2006, the Company would have been required to grant Mr. Mottley a five-year stock option to purchase 1,750,000 shares of the Company’s common stock at an exercise price of $0.75 per share. The extended employment agreement expired on March 18, 2006 and no conditional stock options were issued under the agreement. Since March 18, 2006, the Company and Mr. Mottley have not entered into a new formal employment agreement, and the Company has paid Mr. Mottley $12,000 per month since such time. Effective June 1, 2005, Mr. Mottley has agreed to take accrued back compensation and monthly compensation for June through September 2005 in S-8 common stock of the Company.

Effective January 1, 2006, the Company has transferred all corporate office personnel compensation to an outside payroll service. Accordingly, consulting fees of $10,000 per month paid to James G. Ricketts, Stephen Antol, and L. Ronald Perkins for services to the Company commensurate with their duties as Secretary, Chief Financial Office and Treasurer, and Vice President of Administration, Marketing and Communication, respectively, constituted salary of equal amounts after January 2006.  The Company has not entered into formal agreements with such officers.  Such officers do not receive any benefits from the Company, and do not have change in-control or other rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of July 3, 2006, the number and percentage of the 73,134,409 shares of outstanding Common Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common	Charles C. Mottley 14301 N. 87th Street, Suite 216 Scottsdale, AZ 85260	5,792,128	(1)	7.9%

Common	James Rickets 14301 N. 87th Street, Suite 216 Scottsdale, AZ 85260	3,007,031	(2)	4.0%

Common	R. William Wilson 14301 N. 87th Street, Suite 216 Scottsdale, AZ 85260	94,000	(3)	*

Common	L. Ronald Perkins 14301 N. 87th Street, Suite 216 Scottsdale, AZ 85260	1,041,492	(4)	1.4%

Common	Stephen Antol 14301 N. 87th Street, Suite 216 Scottsdale, AZ 85260	1,091,897	(5)	1.5%

Common	All Officers and Directors as a Group (6 Persons)	11,026,548		14.8%

(1)
Includes (i) vested options to purchase 150,000 shares of the common stock at an exercise price of $0.56 per share and (ii) options to purchase 130,000 shares of the common stock at an exercise price of $1.99 per share that shall vest within 60 days. This total does not include unvested options to purchase 150,000 shares of common stock at an exercise price of $0.56 per share which shall vest on January 1, 2007. Mr. Mottley also holds approximately 17% of the outstanding common stock of Gold and Minerals Co., Inc., one of our stockholders. Mr. Mottley’s interest in Gold and Minerals is not reflected herein.

(2)
Includes (i) vested options to purchase 100,000 shares of common stock at an exercise price of $0.56 per share, (ii) warrants to purchase 37,500 shares of common stock at an exercise price of $0.50 per share and (iii) options to purchase 87,000 shares of common stock at an exercise price of $1.99 per share that shall vest within 60 days. This total does not include unvested options to purchase 100,000 shares of common stock at an exercise price of $0.56 per share that shall vest on January 1, 2007.

(3)
Consists of (i) vested options to purchase 50,000 shares of common stock at an exercise price of $0.56 per share and (ii) options to purchase 44,000 shares of common stock at an exercise price of $1.99 per share that shall vest within 60 days. This total does not include unvested options to purchase 50,000 shares of common stock at an exercise price of $0.56 per share that shall vest on January 1, 2007.

(4)
Includes (i) vested options to purchase 100,000 shares of common stock at an exercise price of $0.56 per share, (ii) a warrant to purchase 100,000 shares of common stock at an exercise price of $.50 per share and (iii) options to purchase 87,000 shares of common stock at an exercise price of $1.99 that shall vest within 60 days. This total does not include currently unvested options to purchase 100,000 shares of common stock at an exercise price of $0.56 per share that shall vest on January 1, 2007.

(5)
Includes (i) vested options to purchase 75,000 shares of common stock at an exercise price of $0.56 per share, (ii) options to purchase 87,000 shares of common stock at an exercise price of $1.99 that shall vest within 60 days and (iii) 125,000 shares and warrants to purchase an additional 125,000 shares of common stock at an exercise price of $0.50 per share held by Mr. Antol’s spouse. This total does not include unvested options to purchase 75,000 shares of common stock at an exercise price of $0.56 per share that shall vest on January 1, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 2002, we borrowed $120,000 from Wayne Mills, a stockholder who then held in excess of a 5% of our outstanding securities, and issued unsecured notes to Mr. Mills in consideration thereof. In April 2003, we borrowed an additional $38,000 from Mr. Mills and again issued unsecured notes. The notes bore interest at 8% and were due on demand. On July 14, 2004, all principal and interest due on the note totaling $179,087 was converted into 1,343,154 shares of Common Stock at $0.133 per share, the closing price of our Common Stock on that date. The Company believes that the terms of the loan from Mr. Mills were as good or better than it could have received from an unaffiliated third party.

In March 2003, we executed a two-year employment agreement under which we issued 600,000 shares of Common Stock, valued at $320,000 at the time, to Mr. Charles C. Mottley, our President and a member of our Board of Directors, as incentive compensation for his service. We also agreed to a salary of $20,000 per month, effective January 1, 2003, which, at the Mr. Mottley’s option, may be paid in shares of the Company’s Common Stock. The agreement required us to issue to Mr. Mottley 1,500,000 shares of our Common Stock in the event the El Capitan property was sold prior to March 18, 2005, and in the event such sale was for $150,000,000 or more, we would also have been required to grant Mr. Mottley a five-year option to purchase up to 6,000,000 shares of Common Stock at an exercise price of $1.00 per share. On February 1, 2005, the Board of Directors of the Company extended through March 18, 2006 and amended the conditional option provision relating to the El Capitan property, pursuant to which Mr. Mottley would have received a five-year option to purchase 1,750,000 shares of the Company’s Common Stock at an exercise price of $.75 per share in the event of a sale of the El Capitan property in excess of $150,000,000. The extended employment agreement expired on March 18, 2006 and no conditional stock options were issued under the agreement. Since March 18, 2006, the Company and Mr. Mottley have not entered into a new formal employment agreement, and the Company has paid Mr. Mottley $12,000 per month since such time. Effective June 1, 2005, Mr. Mottley has agreed to take accrued back compensation and monthly compensation for June through September 2005 in S-8 common stock of the Company. As of November 4, 2005, the Company has issued 2,465,730 shares of Common Stock to Mr. Mottley in payment of $487,000 in accrued and unpaid salary.

During the fiscal year ended September 30, 2003, Mr. Mottley loaned us a total of $13,500, of which $3,500 was repaid prior to the fiscal year end. The remaining balance of $10,000 was due on demand with an interest rate of 8% per annum. During the fiscal year ended September 30, 2004, Mr. Mottley loaned us an additional $13,400 on the same terms. As of September 30, 2005, all loans and accrued interest have been paid in full. The Company believes that the terms of the loan from Mr. Mottley were as good or better than it could have received from an unaffiliated third party.

On September 10, 2003, we entered into a management consulting agreement with Mr. Larry Lozensky, the President of Gold and Minerals, then our majority stockholder, pursuant to which Mr. Lozensky agreed to continue to manage and oversee the COD property until December 31, 2004 in exchange for a management consulting fee of $20,000 per month and the issuance to Mr. Lozensky of 600,000 shares of our Common Stock. Under the management consulting agreement, we obtained the right to pay the management-consulting fee to Mr. Lozensky in the form of our Common Stock. From the expiration of the management consulting agreement on December 31, 2004 until March 31, 2005, Mr. Lozensky continued to manage the COD property on behalf of the Company on a month-to-month basis for a management-consulting fee of $10,000 per month. Mr. Lozensky is not currently compensated for the management and oversight of the COD property. The Company believes that the terms of the agreement with Mr. Lozensky were commensurate with those if could have reached with an unaffiliated third party.

On October 19, 2004, the Company entered into an Investment Advisory Agreement with Blake Advisors, LLC (“Blake”), a limited liability company principally owned by Wayne Mills, then a stockholder of more than 5% of the Company’s outstanding securities, for certain financial and investment advisory services. The term of the agreement expired on October 31, 2005. Compensation under the agreement provided for (i) the payment of $175,000 in cash and (ii) a monthly fee of $5,000 beginning November 1, 2004 and ending with the last payment due on October 1, 2005. The agreement also called for the Company to deliver a five-year warrant to the consultant for the purchase of 500,000 shares of the Company’s Common Stock at an exercise price of $0.85 per share. The agreement also provided Blake piggyback registration rights for the common stock underlying the warrants. Under the terms of the agreement, Company became obligated and paid fees amounting to $125,000. The Company believes the terms of this agreement were similar to terms it would have agreed to with an unaffiliated third party.

In October 2004 the Company loaned $120,000 at an interest rate of 12% per annum to Gold and Minerals Co., Inc., then its majority shareholder. Gold and Minerals pledged the Company 1,000,000 shares of the Company’s common stock held in Gold and Minerals name to secure the loan. The Company believes the terms of this loan to Gold and Minerals were similar to or better than terms it would have provided to an unffiliated third party.

In November 2004 the Company loaned $66,930 at an interest rate of 12% per annum to Castle Canyon Townhomes, LLC, a limited liability company of which James G. Ricketts, one or our directors, was a member. This loan and accrued interest was paid in full on January 19, 2005. The Company believes the terms of this loan were similar to or better than terms it would have provided to an unaffiliated third party.

Pursuant to an arrangement with Gold and Minerals, ECPN is obligated to pay 40% of the expenses of El Capitan, Ltd. and Gold and Minerals the remaining 60% (each in proportion with its equity ownership interest of El Capitan, Ltd.). On January 1, 2006, El Capitan, Ltd. finalized the purchase of the four patented mining claims on the property, which constitute approximately 77.5 acres in the aggregate. In consideration for the claims, El Capitan, Ltd. transferred to the selling parties 2,100,000 shares of ECPN Common Stock owned by Gold and Minerals. Pursuant to an agreement between El Capitan, Ltd. and the selling parties, the stock was valued at an aggregate of $1,722,000, or $0.82 per share, the market value of the Company’s stock on November 11, 2005. At such time, we were obligated to pay Gold and Minerals $688,800 for the purchase of the patented mining claims by ECL. During the first quarter of fiscal year 2006, we offset our portion of the purchase price against existing obligations of Gold and Minerals to us in the aggregate amount of $612,416 relating to past expenditures relating to El Capitan, Ltd. that were paid by ECPN, resulting in an obligation to Gold and Minerals of $76,384, including interest, as of December 31, 2005. Since such time, we have continued to pay certain expenses of El Capitan, Ltd., and have a receivable from Gold and Minerals in an aggregate amount of $259,951 relating to its portion of expenses we have paid on behalf of El Capitan, Ltd.

Commencing in November 2004, the Company agreed to pay Stephen J. Antol a consulting fee of $10,000 per month, on a month-to-month basis, in consideration of his services to the Company as chief financial officer, and as of January 2005, as treasurer of the Company. At this time, the Company and Mr. Antol have not entered into a formal written agreement. Effective June 1, 2005, Mr. Antol has agreed to take accrued back compensation and monthly compensation for June through September 2005 in S-8 common stock of the Company. Effective January 1, 2006, Mr. Antol’s compensation for services was structured as salary instead of as a consulting fee.

In January 2005, the Company agreed to pay L. Ronald Perkins a consulting fee of $10,000 per month, on a month-to-month basis, in consideration of his services to the Company as Vice President in charge of Administration, Marketing and Communication. At this time, the Company and Mr. Perkins have not entered into a formal written agreement. Effective June 1, 2005, Mr. Perkins has agreed to take accrued back compensation and monthly compensation for June through September 2005 in S-8 common stock of the Company. Effective January 1, 2006, Mr. Perkins’ compensation for services was structured as salary instead of as a consulting fee.

Commencing September 1, 2004, Mr. James Ricketts, our Secretary, received a consulting fee of $10,000 per month in consideration of his services to the Company overseeing its iron ore business. There is not a formal agreement in place with Mr. Ricketts, and the arrangement is on a month-to-month basis. Mr. Ricketts does not receive compensation for his services as Secretary of the Company. Effective June 1, 2005, Mr. Ricketts has agreed to take accrued back compensation and monthly compensation for June through September 2005 in S-8 common stock of the Company. Effective January 1, 2006, Mr. Ricketts compensation for services was structured as salary instead of as a consulting fee.

MARKET FOR COMMON EQUITY AND RELATED MATTERS

Market Information

Our common stock is quoted on the Over-the-Counter Bulletin Board, or “OTC Bulletin Board” under the trading symbol “ECPN.” Prior to March 17, 2003 (as a result of the Company’s name change), the Company’s securities traded on the OTC Bulletin Board under the trading symbol “DMSV.” The following table lists the high and low bid information for the Company’s common stock as quoted on the OTC Bulletin Board for the past two fiscal years ended September 30, 2004 and 2005, respectively, and for the fiscal quarters ended December 31, 2005, March 31, 2006 and June 30, 2006 (all historical quotes are revised for a 4 for 1 stock split effective November 25, 2002 as well as a 200% stock dividend effective July 30, 2004):

	Price Range
Quarter Ended	High	Low
December 31, 2003	$0.40	$0.26
March 31, 2004	0.32	0.18
June 30, 2004	0.26	0.12
September 30, 2004	0.75	0.13

December 31, 2004	$1.00	$0.43
March 31, 2005	0.85	0.41
June 30, 2005	0.57	0.41
September 30, 2005	0.62	0.35

December 31, 2005	$2.05	$0.37
March 31, 2006	2.55	1.20
June 30, 2006	4.10	1.80

The above quotations from the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders

The number of record holders of our common stock as of July 3, 2006, was approximately 1,360 based on information received from our transfer agent. This amount excludes an indeterminate number of shareholders whose shares are held in “street” or “nominee” name.

Dividends

Effective on July 30, 2004, we paid a stock dividend equal to 200% of our outstanding common stock on that date of 20,446,454 shares. We have not paid, nor declared, any cash dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and right (a)	Weighted-average price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding (a)) (c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	1,150,000	$0.56	3,558,381 (1)
Total	1,150,000	—	3,558,381

(1) The Company has registered (i) 261,444 shares on Form S-8 on June 14, 2004 and (ii) 5,000,000 shares on Form S-8 on July 19, 2005. Shares may be issued from time to time to certain employees and consultants as compensation for services rendered to the Company. In the event of an issuance of Common Stock in lieu of salary or fees, as applicable, the number of shares to be issued to the employee or consultant is to be equal to the amount to be paid in Common Stock divided by a purchase price to be not less than the most recent sale price of the Company’s Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. We would receive gross proceeds in the approximate amount of $3,800,000 assuming the exercise of all the warrants and eliminate $1,300,000 of convertible debt assuming the conversion of all of the convertible promissory notes with respect to which the underlying shares are being offered hereby. To the extent any of the warrants are exercised, we intend to use the proceeds for general working capital.

SELLING STOCKHOLDERS

The following table lists the total number of shares of our common stock beneficially owned by the selling stockholders as of June 9, 2006, and after this offering. Except as indicated in the table and accompanying footnotes, the selling stockholders are offering all of the shares of common stock owned by them or issuable to them upon the exercise of the warrants described herein and registered by the registration statement of which this prospectus is a part. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Name	Shares beneficially owned before offering (1)	Number of outstanding shares offered by selling stockholder	Number of shares offered by selling stockholder issuable upon exercise of certain warrants or upon conversion of certain promissory notes	Aggregate number of shares offered by selling stockholder	Number of shares beneficially owned after offering (1)	Percentage beneficial ownership after offering
John Alexander (c)	125,000	62,500	62,500	125,000	-0-	-0-
Melody Forster-Antol (c) (2)	1,091,987	125,000	125,000	250,000	841,987	1.1%
Steve Balich (c) (3)	314,801	37,500	37,500	75,000	239,801	*
Beartooth Capital, LLC (a) (e) (4)	200,000	100,000	100,000	200,000	-0-	-0-
John M. Black (b)	85,000	37,500	37,500	75,000	10,000	*
Blake Capital Partners, LLC (5)	325,000	-0-	325,000	325,000	-0-	-0-
Thelma Bouldin (d)	950,000	500,000	-0-	500,000	450,000	*
Pamela L. Brown, Trustee FBO Pamela L. Brown U/A Dtd 9/16/88 (a) (e)	40,000	20,000	20,000	40,000	-0-	-0-
Joseph A. Caldwell (a) (c) (e) (6)	170,000	72,500	97,500	170,000	-0-	-0-
Thomas Campbell (b)	50,000	25,000	25,000	50,000	-0-	-0-
Chad Carmody (c)	202,000	100,000	100,000	200,000	2,000	*
Robert Carmody (b) (c) (7)	537,363	387,363	150,000	537,363	-0-	-0-
Travis Carter (a) (c) (e) (8)	225,000	112,500	112,500	225,000	-0-	-0-
Danton S. Char (a) (e)	40,000	20,000	20,000	40,000	-0-	-0-
Devron H. Char (a) (e)	100,000	50,000	50,000	100,000	-0-	-0-
Andriy Chirovsky (b)	200,000	100,000	100,000	200,000	-0-	-0-
Elliott A. and Jean E. Cobb JT (a)	100,000	50,000	50,000	100,000	-0-	-0-
Christopher T. Dahl (a) (e)	100,000	50,000	50,000	100,000	-0-	-0-
Donald E. and Joanne K. Davidson (a)	77,942	77,942	-0-	77,942	-0-	-0-
Jeffrey S. Davidson (a)	23,383	23,383	-0-	23,383	-0-	-0-
Gary B. Davis (a) (e)	60,000	30,000	30,000	60,000	-0-	-0-
DMR Resources (d) (9)	30,000	30,000	-0-	30,000	-0-	-0-
Mike Dunn (d)	10,000	10,000	-0-	10,000	-0-	-0-
John Eaton (c)	100,000	50,000	50,000	100,000	-0-	-0-
Ellis Family Limited Partnership (a) (e) (10)	200,000	100,000	100,000	200,000	-0-	-0-
John D. Ellis (a) (e)	60,000	30,000	30,000	60,000	-0-	-0-
Piper Jaffray & Co. as Cust. FBO Stewart C. Ellis SEP/IRA (a) (e)	40,000	20,000	20,000	40,000	-0-	-0-

Name	Shares beneficially owned before offering (1)	Number of outstanding shares offered by selling stockholder	Number of shares offered by selling stockholder issuable upon exercise of certain warrants or upon conversion of certain promissory notes	Aggregate number of shares offered by selling stockholder	Number of shares beneficially owned after offering (1)	Percentage beneficial ownership after offering
Gregg Emfield (a) (e)	200,000	100,000	100,000	200,000	-0-	-0-
Robert M. Emfield (a) (e)	200,000	100,000	100,000	200,000	-0-	-0-
Henry Fong (c) (11)	410,582	83,333	233,333	316,666	93,916	*
Richard Gage (a) (c) (e)	130,000	65,000	65,000	130,000	-0-	-0-
Gold & Minerals Company, Inc. (12)	1,050,000	1,000,000	-0-	1,000,000	50,000	*
HL Severance, Inc. Profit Sharing Plan (a) (e) (13)	200,000	100,000	100,000	200,000	-0-	-0-
HL Severance, Inc. Pension Plan & Trust (a) (e) (14)	200,000	100,000	100,000	200,000	-0-	-0-
Houlihan Lokey Howard & Zukin Capital, Inc. (15)	80,000	80,000	-0-	80,000	-0-	-0-
John G. Hoyt (b)	100,000	50,000	50,000	100,000	-0-	-0-
Glenn W. and Debbie T. Hunter (b)	100,000	50,000	50,000	100,000	-0-	-0-
Hunter Ridge Partners LLC (c) (16)	250,000	125,000	125,000	250,000	-0-	-0-
Hyco Custom ID Products (17)	100,000	100,000	-0-	100,000	-0-	-0-
James G. Hyde (b) (17)	356,000(15)	150,000	150,000	300,000	56,000	*
Infinity Advisors (b) (18)	140,000	70,000	70,000	140,000	-0-	-0-
Kingfisher Resources, Inc. (d) (19)	400,000	400,000	-0-	400,000	-0-	-0-
Robert and Sally Kuch (b)	95,000	12,500	12,500	25,000	70,000	*
John Kucharski (b)	33,000	12,500	12,500	25,000	8,000	*
Kurt Lange (c)	100,000	50,000	50,000	100,000	-0-	-0-
Stanley Larson (b)	300,000	150,000	150,000	300,000	-0-	-0-
Gary M. Lewis Roth IRA (b)	50,000	25,000	25,000	50,000	-0-	-0-
Richard C. Lockwood (a) (e)	1,499,491	500,000	500,000	1,000,000	499,491	*
M.A.R.S. Inc. (d) (9)	80,000	80,000	-0-	80,000	-0-	-0-
Stephanie Malone (d)	35,000	35,000	-0-	35,000	-0-	-0-
Michael A. Menefee (b)	100,000	50,000	50,000	100,000	-0-	-0-
Wayne Mills (c) (20)	1,725,000	250,000	475,000	725,000	1,000,000	1.4%
Lingaraj Mishra (c)	60,000	30,000	30,000	60,000	-0-	-0-
Sara Mower (c)	140,000	62,500	62,500	125,000	15,000	*
William Pallack (b)	100,000	50,000	50,000	100,000	-0-	-0-
L. Ronald Perkins (a) (e) (21)	1,041,492	100,000	100,000	200,000	641,492	*
Perkins Capital Management, Inc. Profit Sharing Plan U/A dtd 12/15/86 (a) (e) (22)	100,000	50,000	50,000	100,000	-0-	-0-
Piper Jaffray & Co. as Cust. FBO Daniel S. Perkins IRA (a) (e) (23)	100,000	50,000	50,000	100,000	-0-	-0-
Daniel S. and Patrice M. Perkins JTWROS (a) (e) (23)	200,000	100,000	100,000	200,000	-0-	-0-
Piper Jaffray & Co. as Cust. FBO James G. Peters IRA (a) (e)	100,000	50,000	50,000	100,000	-0-	-0-

Name	Shares beneficially owned before offering (1)	Number of outstanding shares offered by selling stockholder	Number of shares offered by selling stockholder issuable upon exercise of certain warrants or upon conversion of certain promissory notes	Aggregate number of shares offered by selling stockholder	Number of shares beneficially owned after offering (1)	Percentage beneficial ownership after offering
Perkins Foundation (a) (e) (22)	60,000	30,000	30,000	60,000	-0-	-0-
Richard W. Perkins Trustee U/A dtd 6/14/78 FBO Richard W. Perkins (a) (e) (22)	200,000	100,000	100,000	200,000	-0-	-0-
Piper Jaffray & Co. as Cust. FBO David H. Potter IRA (a) (e)	300,000	150,000	150,000	300,000	-0-	-0-
Harold Pruner (b)	90,000	45,000	45,000	90,000	-0-	-0-
Pyramid Partners, L.P. (a) (e) (22)	500,000	250,000	250,000	500,000	-0-	-0-
Mark Radosevich (b)	75,000	37,500	37,500	75,000	-0-	-0-
E. Joyce Reesh (c)	15,000	7,500	7,500	15,000	-0-	-0-
Laurie Reesh (c)	25,000	12,500	12,500	25,000	-0-	-0-
Bruce Reichert (c)	100,000	50,000	50,000	100,000	-0-	-0-
James Ricketts (c) (24)	3,007,031	37,500	37,500	75,000	2,932,031	3.9%
Don Rodolph (d) (19)	465,000	365,000	-0-	365,000	100,000	*
Mike Rodolph (d)	35,000	35,000	-0-	35,000	-0-	-0-
Harold Roitenberg, Trustee FBO Harold Roitenberg Trust U/a dtd 4/13/92 (a) (e)	100,000	50,000	50,000	100,000	-0-	-0-
John F. Rooney (a) (e)	100,000	50,000	50,000	100,000	-0-	-0-
Norbert Rother (d) (9)	465,000	465,000	-0-	465,000	-0-	-0-
Steven Rother (d)	80,000	80,000	-0-	80,000	-0-	-0-
Daniel F. Sauer (25)	427,363	137,363	-0-	137,363	290,000	*
Gordon F. & Shirly Schmeiser (a) (e)	200,000	100,000	100,000	200,000	-0-	-0-
Mel Schwan (b)	348,000	125,000	125,000	250,000	98,000	*
Southwest Restaurant Systems (c) (26)	400,000	200,000	200,000	400,000	-0-	-0-
Christopher L. Southwick Family Trust (b) (27)	1,133,200	100,000	100,000	200,000	933,200	1.3%
John F. Stapleton (c) (28)	1,775,000	750,000	850,000	1,600,000	175,000	*
Henry Steelman (b)	130,000	100,000	-0-	100,000	30,000	*
Derek Stolp (c)	10,000	5,000	5,000	10,000	-0-	-0-
William R. Watson (c)	50,000	25,000	25,000	50,000	-0-	-0-
Watson Estate Revocable Trust (c) (29)	130,000	65,000	65,000	130,000	-0-	-0-
Whitebox Intermarket Partners, L.P. (30)	3,466,667	-0-	3,466,667	3,466,667	-0-	-0-
Carson Whitlock (c)	20,000	10,000	10,000	20,000	-0-	-0-
Richard Wisely (c)	50,000	25,000	25,000	50,000	-0-	-0-
Total Shares	28,990,302	9,859,384	10,395,000	20,254,384	8,735,918

* less than 1%

(a)
Shares of Common Stock registered for resale hereunder were issued to the respective selling stockholder pursuant to a private placement offering completed in closings in November 2004 and December 2004, pursuant to which the Company sold an aggregate of 2,160,000 Units, each consisting of one share of Common Stock and one warrant to purchase an additional share of Common Stock at an exercise price of $0.75 per share, for a purchase price of $0.50 per Unit.

(b)
Shares of Common Stock registered for resale hereunder were issued to the respective selling stockholder pursuant to a private placement offering completed in closings between May 24, 2005 and June 30, 2005, pursuant to which the Company sold an aggregate of 880,000 Units, each consisting of one share of Common Stock and one warrant to purchase an additional share of Common Stock at an exercise price of $0.50 per share, for a purchase price of $0.40 per Unit.

(c)
Shares of Common Stock registered for resale hereunder were issued to the respective selling stockholder pursuant to a private placement offering completed in closings between July 27, 2005 and July 29, 2005, pursuant to which the Company sold an aggregate of 360,000 Units, each consisting of one share of Common Stock and one warrant to purchase an additional share of Common Stock at an exercise price of $0.50 per share, for a purchase price of $0.40 per Unit.

(d)
Shares of Common Stock registered for resale hereunder were shares originally held by Gold and Minerals Co., Inc. and distributed by Gold and Minerals Co., Inc. in consideration for the acquisition by El Capitan, Ltd. of certain mining claims located on the El Capitan property.

(e)
Pursuant to an agreement between the Company and such selling stockholder, respectively, the exercise price of the warrants held by such selling stockholder was reduced to $0.50 per share. In consideration of such exercise price reduction, such selling stockholder agreed to eliminate his/her/its entitlement to cashless exercise of the warrants.

(1)
For purposes of the selling stockholder table and consistent with SEC rules, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned does not constitute an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)
Includes 679,987 shares of Common Stock beneficially held by Ms. Forster-Antol’s spouse, Stephen J. Antol, including (i) options to purchase 75,000 shares of Common Stock at an exercise price of $0.56 per share that vested on January 1, 2006 and (ii) options to purchase 87,000 shares of the Company’s Common Stock at an exercise price of $1.99 per share that shall vest within 60 days, but not including unvested options to purchase 75,000 shares of the Company’s Common Stock at an exercise price of $0.56 per share that shall vest on January 1, 2007. Mr. Antol is the CFO and Treasurer of the Company.

(3)
Includes (i) options to purchase 50,000 shares of Common Stock at an exercise price of $0.56 per share that vested on January 1, 2006 and (ii) options to purchase 44,000 shares of the Company’s Common Stock at an exercise price of $1.99 per share that shall vest within 60 days, but not including unvested options to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $0.56 per share that shall vest on January 1, 2007.

(4)	Robert F. Olson is the principal of Beartooth Capital, LLC and holds voting and dispositive power for these shares.

(5)
Wayne W. Mills is the principal of Blake Capital Partners, LLC and holds voting and dispositive power for these shares. Consists of a five-year warrant to purchase 325,000 shares of Common Stock at an exercise price of $0.50 per share issued in October 2004 in consideration of consulting services provided to the Company as a finder. Does not include shares of common stock and warrants to be registered hereunder in the name of each of Hunter Ridge Partners, LLC (of which Mr. Mills is a manager and 50% equity holder) and Mr. Mills individually, as each of those persons are separately identified herein.

(6)
Includes shares issuable upon exercise of warrants to purchase (i) 25,000 shares of Common Stock at an exercise price of $0.50 per share, (ii) 20,000 shares of Common Stock at an exercise price of $0.75 per share and (iii) 52,500 shares of Common Stock at an exercise price of $0.50 per share. Pursuant to the transaction set forth in footnote (e) hereto, the exercise price relating to warrants to purchase 20,000 shares of Common Stock has been reduced to $0.50.

(7)
Includes (i) 137,363 shares issued upon conversion of a note payable in the aggregate amount of $150,000 in principal at a conversion price of $1.09 per share, (ii) 100,000 shares of Common Stock issued in a private placement of securities at a price per share of $0.25, and (iii) shares of Common Stock issuable upon exercise of warrants to purchase 250,000 shares of Common Stock at an exercise price of $0.50.

(8)
Includes shares of Common Stock issuable upon exercise of warrants to purchase (i) 50,000 shares of Common Stock at an exercise price of $0.75 per share and (ii) 62,500 shares of Common Stock at an exercise price of $0.50 per share.

(9)
Norbert Rother holds voting and dispositive power over shares held by DMR Resources and M.A.R.S. Inc. As each of these entities is separately identified on this registration statement, the amounts identified on the table for each are not incorporated as beneficially held by the other entity or Mr. Rother individually.

(10)	Richard W. Perkins has power of attorney for Ellis Family Limited Partnership and holds voting and dispositive power for these shares.

(11)	Includes shares issuable upon exercise of warrants to purchase 150,000 shares of Common Stock at an exercise price of $0.50 per share.

(12)
Larry Lozensky is the President and Chief Operating Officer of Gold and Minerals Co., Inc. and holds voting and dispositive power of these shares. Consists of shares of common stock issued to Gold and Minerals in consideration of the sale of the Weaver property.

(13)	H. Leigh Severance is the trustee for HL Severance, Inc. Profit Sharing Plan and holds voting and dispositive power for these shares.

(14)	H. Leigh Severance is the trustee for HL Severance, Inc. Pension Plan & Trust and holds voting and dispositive power for these shares.

(15)
Gary Meek, the Chief Financial Officer of Houlihan Lokey Howard & Zukin Capital, Inc. holds voting and dispositive power for shares. These shares were issued in consideration of certain investment and banking consulting services provided to the Company. Houlihan Lokey Howard & Zukin Capital, Inc. is a registered broker-dealer and an NASD member firm.

(16)
Dennis Hecker and Wayne W. Mills are each 50% equity holders of Hunter Ridge Partners LLC and hold voting and dispositive power for these shares. Does not include shares of common stock and warrants to be registered hereunder in the name of each of Blake Capital Partners, LLC, of which Mr. Mills is the managing member, or Mr. Mills individually, as each of those persons are separately identified herein.

(17)
James G. Hyde is the principal of Hyco Custom ID Products and holds voting and dispositive power for these shares. Acquired 100,000 shares of common stock at an exercise price at $0.25 per share. As the 100,000 shares of common stock held by Hyco Custom ID Products to be registered under this Registration Statement are identified under Hyco Custom ID Products herein, they are not also included in the beneficially held shares of James G. Hyde.

(18)	Mark Kroeger is President of Infinity Advisors and holds voting and dispositive power for these shares.

(19)
Don Rodolph holds voting and dispositive power over shares held by Kingfisher Resources, Inc. As each is separately identified on this table, shares of each are not incorporated as beneficially held by the other.

(20)
Includes warrants to purchase 225,000 shares of common stock at an exercise price of $0.60 per share received for services to the Company as a finder for the placement of debt of the Company. Does not include a warrant to purchase 325,000 shares of Common Stock at an exercise price of $0.50 per share held by Blake Capital Partners, LLC or 125,000 shares of common stock and 125,000 shares of common stock issuable upon exercise of warrants held by Hunter Ridge Partners, LLC (of which Mr. Mills is a manager and 50% equity holder), as each of those persons are separately identified herein.

(21)
L. Ronald Perkins is a director and Vice President in charge of Administration, Marketing and Communication of the Company. This amount includes (i) options to purchase 100,000 shares of Common Stock at an exercise price of $0.56 per share that vested on January 1, 2006 and (ii) options to purchase 87,000 shares of the Company’s Common Stock at an exercise price of $1.99 per share that shall vest within 60 days. This total does not include currently unvested options to purchase 100,000 shares of the Company’s Common Stock at an exercise price of $0.56 per share that shall vest on January 1, 2007.

(22)
Richard W. Perkins holds voting and dispositive power for the following entities listed on this registration statement: (i) Pyramid Partners, L.P., of which he is general partner; (ii) Richard W. Perkins Trustee U/A dtd 6/14/78 FBO Richard W. Perkins; (iii) Perkins Capital Management, Inc. Profit Sharing Plan U/A dtd 12/15/86; (iv) Perkins Foundation, of which he is President; and (v) Ellis Family Limited Partnership, of which he has power of attorney. Each of these entities is separately identified on this registration statement, and the amounts identified on the table for each are not incorporated as beneficially held by any of the other entities. Mr. Perkins is a registered representative of an NASD member firm, Perkins Capital Management, Inc.

(23)	Daniel S. Perkins, a registered representative of an NASD member firm, Perkins Capital Management, Inc.

(24)
James G. Ricketts is a director and the Secretary of the Company. The stated amount includes (i) options to purchase 100,000 shares of Common Stock at an exercise price of $0.56 per share that vested on January 1, 2006 and (ii) options to purchase 87,000 shares of the Company’s Common Stock at an exercise price of $1.99 per share that shall vest within 60 days. This total does not include unvested options to purchase 100,000 shares of the Company’s Common Stock at an exercise price of $0.56 per share that shall vest on January 1, 2007 or unvested.

(25)	Consists of 137,363 shares issued upon conversion of a note payable in the aggregate amount of $150,000 in principal at a conversion price of $1.09 per share.

(26)	Harvey McElhanon is the President of Southwest Restaurant Systems and holds voting and dispositive power for these shares.

(27)	Christopher Southwick is the trustee for Christopher L. Southwick Family Trust and holds voting and dispositive power for these shares.

(28)
Includes (i) 750,000 shares of Common Stock and warrants to purchase 750,000 shares of Common Stock at an exercise price of $0.50 per share issued upon conversion of a note payable in the aggregate amount of $300,000 in principal at a conversion price of $0.40 per share and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.50 per share issued in consideration for consulting services provided to the Company.

(29)	William E. Watson is the trustee of Watson Estate Revocable Trust and holds voting and dispositive power for these shares.

(30)
Andrew J. Redleaf is the Managing Member of Whitebox Intermarket Partners, L.P. and holds voting and dispositive power for these shares. Includes (i) 2,600,000 shares issuable upon conversion of 8% convertible secured debentures in the principal amount of $750,000 and $550,000 issued by the Company on October 28, 2005 and January 20, 2006, respectively, and (ii) three-year warrants to purchase 500,000 shares of common stock at an exercise price of $.60 per share and an additional warrant to purchase 366,667 shares of common stock at an exercise price of $0.60.

PLAN OF DISTRIBUTION

We are registering the shares of common stock offered by this prospectus on behalf of the selling stockholders. As used in this prospectus, “selling stockholders” include donees, pledges, transferees and other successors in interest selling shares received from the selling stockholders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer. All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by El Capitan Precious Metals, Inc. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling stockholders.

Sales of shares of common stock offered hereby may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions):

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•
short sales (notwithstanding that short sales made by the selling stockholders prior to the effectiveness of the registration statement may be a violation of Section 5 of the Securities Act if the shares are effectively sold prior to the effectiveness of the registration statement);

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may effect sales of shares of common stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices. Any of these transactions may or may not involve brokers or dealers. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchaser(s) of shares of common stock for whom those broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling stockholders. In the event any selling stockholder engages a broker-dealer or other person to sell the shares offered hereby, the names of such agents and the compensation arrangements will be disclosed in a post-effective amendment to the registration statement to which this prospectus relates, which must be filed prior to any such sales.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Houlihan Lokey Howard & Zukin Capital, Inc. is a registered broker-dealer, but received its securities as compensation for consulting services provided to the Company with respect to investment banking services. Additionally, Richard Perkins, who serves as trustee of the Perkins Capital Management, Inc. Profit Sharing Plan and the trust dated 6/14/78 for his benefit, President of the Perkins Foundation, President of the managing partner of Pyramid Partners, L.P., and has power of attorney for the Ellis Family Limited Partnership, and Daniel S. Perkins, who holds dispositive power over shares held by an IRA account in his own name and shares held jointly with his spouse, are each registered representatives of an NASD member firm, Perkins Capital Management, Inc. Richard W. Perkins and Daniel S. Perkins, and the respective selling stockholder entities for which they hold dispositive power, have represented that they obtained the securities in the ordinary course of business and did not have any agreements, understandings (directly or indirectly) with any other party to distribute the securities.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement that includes this prospectus effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date one year from the date of effectiveness of this registration statement.

Shares Eligible For Future Sale

Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the exercise of warrants or the conversion of convertible securities, there will be 83,529,409 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an “affiliate” of our Company (as defined under the Securities Act).

Our currently outstanding shares that were issued in reliance upon the “private placement” exemptions under the Securities Act are deemed “restricted securities” within the meaning of Rule 144 under the Securities Act. Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144.

In general, under Rule 144, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker’s transactions or directly to market makers, provided that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our Company. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

We are unable to predict with certainty the effect which sales of the shares of common stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our common stock.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation, as amended to date, authorize us to issue up to 300,000,000 shares of common stock having a per-share par value of $.001 and up to 5,000,000 shares of preferred stock, par value $.001 per share. As of July 3, 2006, we had 73,134,409 shares of common stock and no shares of preferred stock issued and outstanding, and an additional 2,600,000 shares of common stock issuable upon conversion of convertible securities, 1,673,000 shares of common stock issuable upon exercise of outstanding options and 7,795,000 shares of common stock issuable upon exercise of outstanding warrants. The transfer agent and registrar for our common stock is OTR, Inc. The Company does not have a staggered Board of Directors.

Common Stock

As of July 3, 2006, there were 73,134,409 shares of common stock issued and outstanding held by approximately 1,360 shareholders, not including an indeterminate number of shareholders whose shares are held in “street” or “nominee” name. Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. In the event of liquidation, holders of our common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of our common stock do not have any cumulative-voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking-fund provisions for or applicable to our common stock.

Preferred Stock

There are currently no shares of preferred stock issued or outstanding. The board of directors has the authority, without any further vote or action by the shareholders, to designate and issue preferred shares in such classes or series as it deems appropriate and to establish the rights, preferences, and privileges for such shares.

Shareholder Rights Plan

On December 7, 2005, the Board of Directors declared a dividend of one Right (a “Right”) for each outstanding share of the Company’s common stock, to the stockholders of record at the close of business on the December 16, 2005, subject to the execution and delivery of a definitive rights agreement. On December 28, 2005, the Company entered into a definitive rights agreement with OTR, Inc., as Rights Agent (the “Rights Agreement”).

Each Right entitles the registered holder thereof to purchase from the Company one share of Common Stock at a price of $20.00 per share (the “Purchase Price”), subject to adjustment. In the event of certain significant acquisitions of the Company’s equity, or attempted significant acquisitions, that have not been previously approved by the Board, each Right (other than those held by an acquiring person and its affiliates) will entitle the holder thereof to receive that number of shares of Common Stock having a value equal to twice the Purchase Price (in such event, the right to acquire such amount of Common Stock is referred to as a “Flip-In Right”).

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time in accordance with the terms of the Rights Agreement.

At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person (as defined in the Rights Agreement) or (ii) the expiration of the Rights, the Company may redeem the Rights in whole at a price of $.001 per Right (the “Redemption Price”). Additionally, the Board of Directors may thereafter redeem the then outstanding Rights in whole at the Redemption Price provided that (a) the redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person, or (b) an Acquiring Person’s beneficial ownership is less than 5% of the then voting power of the Company and there exists no other Acquiring Person at the time of the redemption. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Additionally, the Board of Directors (as evidenced by the vote of a majority of the directors then in office) may also, at any time from and after a person has become an Acquiring Person, exchange one share of Common Stock for each Right held by a shareholder other than the Acquiring Person during such time as the Acquiring Person holds between 15% and 50% of the voting power of the Company. Until a Right is exercised, it will not entitle the holder to any rights as a stockholder of the Company (other than those as an existing stockholder), including, without limitation, the right to vote or to receive dividends. The terms of the Rights may be amended by the Board of Directors in any manner prior to a person becoming an Acquiring Person. The Rights will expire on the ten-year anniversary of the date of the Rights Agreement, unless earlier redeemed by the Company pursuant to the Rights Agreement.

The foregoing description is intended as a summary only. More detailed information can be found in the Company’s Current Reports on Form 8-K filed on December 13, 2005 and January 4, 2006, which, together with the respective exhibits attached thereto, are incorporated herein by reference.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada General Corporation Law, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

ABOUT THIS PROSPECTUS

This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the SEC. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC’s website or offices indicated under the section of this prospectus entitled “Where You Can Find More Information.” We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, special reports and other information with the SEC. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports other information regarding companies that, like us, file information electronically with the SEC. Upon written request delivered to El Capitan Precious Metals, Inc., Attn: James G. Ricketts, Secretary, 14301 N. 87th Street, Suite 216, Scottsdale, AZ 85260, the Company will send to any securityholder a copy of the Company’s annual report, complete with audited financial statements, at no charge to the securityholder.

VALIDITY OF COMMON STOCK

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, of Minneapolis, Minnesota.

EXPERTS

The financial statements of El Capitan Precious Metals, Inc. as of September 30, 2005, and for the year then ended and for the period from July 26, 2002 (inception) to September 30, 2005 included in this prospectus include an audit report with an explanatory paragraph relating to the Company’s ability to continue as a going concern, of Epstein Weber & Conover PLC, an independent registered public accounting firm, given on authority of such firm as an expert in accounting and auditing.

The financial statements of El Capitan Precious Metals, Inc. for the year ended September 30, 2004 included in this prospectus include an audit report with an explanatory paragraph relating to the Company’s ability to continue as a going concern, of Hein & Associates LLP, an independent registered public accounting firm, given on authority of such firm as an expert in accounting and auditing.

Dr. Clyde Smith, a Consulting Geologist, has agreed to perform testing on the El Capitan property pursuant to a consulting agreement with the Company. In addition to his standard consulting fee of $800 per day in which Dr. Smith provides services, the Company has agreed to pay Dr. Smith a success fee of $250,000 for the successful sale of the El Capitan property. On October 25, 2005, the Company also issued Dr. Smith a one-year option to purchase 150,000 shares of the Company’s common stock at an exercise price of $0.65 per share, the fair market value of the Company’s common stock on such date.

AuRIC Metallurgical Labs of Salt Lake City, Utah, Richard Daniele, a metallurgical engineer with Daniele Metal-Mineral Services, and Michael J. Wendell of Wendell and Company have also been retained by the Company to provide testing and assaying services relating to the El Capitan property. Each of these parties is compensated for their respective services pursuant to a per day consulting fee. None of these parties has received any of the Company's securities in the form of compensation from the Company, nor are they entitled to any form of success fee or other compensation from the Company for such services.

CHANGES IN CERTIFYING ACCOUNTANT

On October 25, 2004 our Board of Directors approved the dismissal of Gelfond Hochstadt Pangburn, P.C. as our independent registered public accounting firm.

Gelfond Hochstadt Pangburn, P.C.’s report on our financial statements for the period from July 26, 2002 (inception) through September 30, 2003, contained no adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph regarding our “ability to continue as a going concern.” We had no disagreements with Gelfond Hochstadt Pangburn, P.C. in connection with its audit for the most recent fiscal year, and for interim periods subsequent to September 30, 2003 through the date of dismissal on October 25, 2004 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gelfond Hochstadt Pangburn, P.C., would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

We made the contents of our Current Report on Form 8-K filing dated October 28, 2004 available to Gelfond Hochstadt Pangburn, P.C. and requested it to furnish a letter to the Securities and Exchange Commission as to whether Gelfond Hochstadt Pangburn, P.C. agreed with or wished to clarify our expression of their views. A copy of Gelfond Hochstadt Pangburn, P.C.’s letter to the SEC dated October 27, 2004 is included as Exhibit 16.1 to the Form 8-K.

On October 25, 2004, our Board of Directors approved the engagement of Hein & Associates LLP (“H&A”) as our independent registered public accounting firm. We did not consult with H&A prior to its engagement regarding the application of any accounting principles or any type of audit opinion that might be rendered by it.

On November 25, 2005, our Board of Directors approved the dismissal of Hein & Associates LLP as our independent registered public accounting firm. This decision was precipitated by the future closing of the Hein & Associates LLP Phoenix, Arizona based office.

Hein and Associates LLP report on our financial statements for the fiscal year ended September 30, 2004 and the subsequent interim periods contained no adverse opinion nor a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. However, for the year ended September 30, 2004, Hein & Associates LLP included a going concern qualification in our audited financial statements.

We had no disagreements with Hein & Associates LLP in connection with its audit for the most recent fiscal year, and for interim periods subsequent to September 30, 2004 through the date of dismissal on November 25, 2005 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein & Associates LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

We made the contents of our Current Report on Form 8-K filing dated November 25, 2005 available to Hein Associates LLP and requested it to furnish a letter to the Securities and Exchange Commission as to whether Hein & Associates agreed with or wished to clarify our expression of their views. A copy of Hein & Associates LLP letter to the SEC dated November 30, 2005 is included as Exhibit 16.1 to the Form 8-K.

On November 25, 2005, our Board of Directors approved the engagement of Epstein Weber & Conover PLC (“EWC)” as our independent registered public accounting firm. We did not consult with EWC prior to its engagement regarding the application of any accounting principles or any type of audit opinion that might be rendered by it.

EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
(An Exploration Stage Company)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Reports of Independent Registered Public Accounting Firms	F-1

Consolidated Balance Sheet - September 30, 2005	F-3

Consolidated Statements of Operations - Years ended September 30, 2005 and 2004 and for the period July 26, 2002 (inception) through September 30, 2005	F-4

Consolidated Statements of Changes in Stockholders’ Deficit - period from July 26, 2002 (inception) through September 30, 2002 and for the years ended September 30, 2003, 2004 and 2005	F-5

Consolidated Statements of Cash Flows - Years ended September 30, 2005 and 2004 and for the period July 26, 2002 (inception) through September 30, 2005	F-8

Notes to Consolidated Financial Statements	F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors,
El Capitan Precious Metals, Inc.:

We have audited the accompanying consolidated balance sheet of El Capitan Precious Metals, Inc. (an exploration stage mining company) as of September 30, 2005 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended September 30, 2005, and from July 26, 2002 (inception of exploration stage) to September 30, 2005. These financial statements are the responsibility of El Capitan Precious Metals, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Capitan Precious Metals, Inc. as of September 30, 2005 and the results of its operations and its cash flows for the year ended September 30, 2005, and from July 26, 2002 (inception of exploration stage) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that El Capitan Precious Metals, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, El Capitan Precious Metals, Inc. is in the exploration stage, has not yet generated any revenues, and is dependent upon raising capital from investors. Additionally, El Capitan Precious Metals, Inc. has incurred aggregate losses since inception of over $6,142,000 and has a total stockholders’ deficit of over $121,000 at September 30, 2005. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 4 to the accompanying consolidated financial statements, the Company has restated the consolidated balance sheet as of September 30, 2005.

/s/ Epstein Weber & Conover, PLC
Scottsdale, Arizona
January 6, 2006, except for Note 4, as to which the date is July 7, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
El Capitan Precious Metals Inc.
Scottsdale, Arizona

We have audited the consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows of El Capitan Precious Metals, Inc. and Subsidiary (an exploration stage mining company) for the year ended September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of El Capitan Precious Metals Inc. and Subsidiary for the year ended September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue producing operations, has incurred substantial losses from operations and is in the exploration stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ HEIN & ASSOCIATES LLP

Phoenix, Arizona
January 14, 2005

EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
(An Exploration Stage Company)

Consolidated Balance Sheet
September 30, 2005
(Restated)

ASSETS
CURRENT ASSETS:
Cash	$131,772
Advance to officer	1,064
Subscriptions receivable, common stock	68,000
Prepaid expenses and other	12,123
Due from affiliated company	351,946
Note and interest receivable - affiliated company	133,611
Total Current Assets	698,516

FURNITURE AND EQUIPMENT AT COST	69,101
Less: accumulated depreciation	(7,790)
61,311

OTHER ASSETS:
Investment in exploratory properties	100,008
Deposits	16,445
Note receivable net of allowance for doubtful account
of $12,500	-
Investment in common stock of USCA.PK	432,000
$1,308,280

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$293,950
Accrued liabilities	175,670
Interest payable, other	18,344
Notes payable, other	300,000
Total Current Liabilities	787,964

LONG-TERM NOTE PAYABLE, less discount of $90,758	209,242
DEFERRED GAIN	432,000

Total Liabilities	1,429,206
Commitments, Contingencies and Subsequent Events (Notes 5, 8, 9 and 13)

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 69,408,749 issued and outstanding	69,409
Additional paid-in capital	5,952,072
Deficit accumulated during the exploration stage	(6,142,407)
Total Stockholders’ Deficit	(120,926)
$1,308,280

See notes to consolidated financial statements.

EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
(An Exploration Stage Company)

Consolidated Statement of Operations

	Year Ended September 30,		Period From July 26, 2002 (Inception) Through September 30,
	2005	2004	2005
REVENUES	$-	$-	$-

GENERAL AND ADMINISTRATIVE EXPENSES:
Professional fees	1,497,752	360,288	2,760,649
Officer compensation expense	179,000	281,000	970,034
Administrative consulting fees	418,875	-	418,875
Management fees,related parties	36,000	240,000	320,500
Legal and accounting fees	209,108	188,399	462,490
Exploration expenses	691,746	15,631	707,377
Other	161,747	46,800	225,071
	3,194,228	1,132,118	5,864,996

LOSS FROM OPERATIONS	(3,194,228)	(1,132,118)	(5,864,996)

OTHER INCOME (EXPENSE):
Interest income	16,313	-	16,313
Interest expense:
Related parties (Note 5)	(739)	(12,623)	(28,220)
Other	(44,552)	(38,329)	(112,619)
Expenses associated with debt issuance and conversion	(21,635)	(131,250)	(152,885)
	(50,613)	(182,202)	(277,411)
NET LOSS	$(3,244,841)	$(1,314,320)	$(6,142,407)

Basic and diluted net loss per common share	$(0.05)	$(0.02)	$(0.11)
Weighted average number of common shares outstanding	67,395,928	54,707,858	53,768,274

See notes to consolidated financial statements.

EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
(An Exploration Stage Company)

Consolidated Statements of Stockholders' Deficit
From July 26, 2002 (Inception) to September 30, 2005

	Common Stock		Stock	Additional Paid-In	Deficit Accumulated During The Exploration
	Shares	Amount	Subscriptions	Capital	Stage	Total
Initial issuance of common stock in September 2002, $0.00 per share	3,315,000	$3,315	$-	$(3,306)	$-	$9

Net loss, period ended	-	-	-	-	(21,577)	(21,577)

Balances at September 30, 2002	3,315,000	3,315	-	(3,306)	(21,577)	(21,568)

Issuance of common stock to Gold and Minerals Company, Inc. in connection with purchase of interest in assets of El Capitan, Ltd. in November 2002, $0.00 per share	30,225,000	30,225	-	(30,217)	-	8

Issuance of common stock for cash in November 2002, $0.00 per share	5,460,000	5,460	-	(5,446)	-	14

	39,000,000	39,000	-	(38,969)	(21,577)	(21,546)

Acquisition of DML Services, Inc. on March 17, 2003	6,720,000	6,720	-	(56,720)	-	(50,000)

Common stock issued in connection with notes payable in March 2003, $0.03 per share	525,000	525	-	16,975	-	17,500

Common stock and warrants issued for services in March 2003, $1.26 per share	150,000	150	-	188,850	-	189,000

Common stock issued under executive compensation agreement in March 2003, $0.45 per share	1,057,140	1,057	-	478,943	-	480,000

Issuance of common stock to Gold and Minerals Company, Inc. in connection with purchase of COD property in August 2003, $0.00 per share	3,600,000	3,600	-	(3,600)	-	-

Common stock issued under management agreement in August 2003, $0.35 per share	1,057,140	1,058	-	368,942	-	370,000

Net loss, year ended September 30, 2003	-	-	-	-	(1,561,669)	(1,561,669)

Balances at September 30, 2003	52,109,280	$52,110	$-	$954,421	$(1,583,246)	$(576,715)

See notes to consolidated financial statements.

EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
(An Exploration Stage Company)

Consolidated Statements of Stockholders' Deficit
From July 26, 2002 (Inception) to September 30, 2005

	Common Stock		Stock	Additional Paid-In	Deficit Accumulated During The Exploration
	Shares	Amount	Subscriptions	Capital	Stage	Total
Cost associated with warrants issued	-	$-	$-	$108,000	$-	$108,000

Common stock issued under executive compensation agreement in May 2004, $0.13 per share	1,350,000	1,350	-	178,650	-	180,000

Common stock issued under management agreement in May 2004, $0.13 per share	1,350,000	1,350	-	178,650	-	180,000

Common stock issued for services in June 2004, $0.20 per share	836,760	837	-	163,728	-	164,565

Common stock issued in connection with notes payable in June 2004, $0.25 per share	225,000	225	-	56,025	-	56,250

Common stock issued under executive compensation agreement in July 2004 $0.14 per share	285,714	286	-	39,714	-	40,000

Common stock issued under management agreement in July 2004, $0.14 per share	285,714	285	-	39,715	-	40,000

Common stock issued for acquisition of Weaverproperty interest in July 2004, $0.00 per share	3,000,000	3,000	-	(3,000)	-	-

Common stock issued for services in July 2004, $0.15 per share	703,740	704	-	105,128	-	105,832

Common stock issued for retirement of a note payable and accrued interest in July 2004, $0.13 per share	1,343,154	1,343	-	177,744	-	179,087

Common stock issued under executive compensation agreement in August 2004 $0.14 per share	142,857	143	-	19,857	-	20,000

Common stock issued under management agreement in August 2004, $0.14 per share	142,857	143	-	19,857	-	20,000

Common stock issued for services in August 2004, $0.20 per share	50,000	50	-	9,950	-	10,000

Common stock issued under executive compensation agreement in September 2004, $0.43 per share	46,511	46	-	19,954	-	20,000

Common stock issued under management agreement in September 2004, $0.43 per share	46,511	47	-	19,953	-	20,000

Common stock issued for retirement of notes payable and accrued interest in September 2004, $0.35 per share	751,518	751	-	262,280	-	263,031

Beneficial Conversion feature of Notes payable	-	-	-	75,000	-	75,000

Stock subscriptions	-	-	50,000	-	-	50,000

Net loss, year ended September 30, 2004	-	-	-	-	(1,314,320)	(1,314,320)

Balances at September 30, 2004	62,669,616	$62,670	$50,000	$2,425,626	$(2,897,566)	$(359,270)

See notes to consolidated financial statements.

EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
(An Exploration Stage Company)

Consolidated Statements of Stockholders' Deficit
From July 26, 2002 (Inception) to September 30, 2005

	Common Stock		Stock	Additional Paid-In	Deficit Accumulated During The Exploration
	Shares	Amount	Subscriptions	Capital	Stage	Total
Subscribed stock issued	200,000	$200	$(50,000)	$49,800	$-	$-

Common stock issued in settlement of accounts payable in October 2004, at $0.82 per share	20,000	20	-	16,361	-	16,381

Common stock issued for professional in October 2004, at $0.66 per share	106,500	106	-	70,029	-	70,135

Common stock issued for consulting agree- ment in November 2004, $0.60 per share	1,536,859	1,537	-	920,578	-	922,115

Common stock sold in private placement in November 2004 at $0.50 per share	2,110,000	2,110	-	1,052,890	-	1,055,000

Common stock issued in settlement of Accounts payable in November 2004 at $0.60 per share	25,000	25	-	14,975	-	15,000

Common stock sold in private placement In December 2004 at $0.50 per share	50,000	50	-	24,950	-	25,000

Costs associated with warrants issued	-	-	-	135,000	-	135,000

Costs associated with stock private placement	-	-	-	(19,363)	-	(19,363)

Common stock sold in private placement in January 2005 at $0.50 per share	265,000	265	-	132,235	-	132,500

Common stock issued for retirement of notes payable and accrued interest in February 2004 at $0.40 per share	432,701	433	-	172,647	-	173,080

Common stock sold in private placement in March 2005 at $0.50 per share	200,000	200	-	99,800	-	100,000

Beneficial conversion of notes payable	-	-	-	21,635	-	21,635

Costs associated with warrants issued	-	-	-	14,000	-	14,000

Discounts associated with issuance of convertible debt with detachable warrants	-	-	-	113,448	-	113,448

Common stock sold in private placement May -June 2005 at $0.40 per share	880,000	880	-	351,120	-	352,000

Common stock sold in private placement In July 2005 at $0.40 per share	360,000	360	-	143,640	-	144,000

Common stock issued for consulting services In August 2005 at $0.57 per share	8,772	9	-	4,991	-	5,000

Common stock issued for unpaid consulting In August 2005 at $0.38 per share	544,291	544	-	207,706	-	208,250

Share rounding on affiliate share distribution to its shareholders	10	-	-	4	-	4

Net loss, year ended September 30, 2005	-	-	-	-	(3,244,841)	(3,244,841)

Balances at September 30, 2005	69,408,749	$69,409	$-	$5,952,072	$(6,142,407)	$(120,926)

See notes to consolidated financial statements.

EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
(An Exploration Stage Company)

Consolidated Statements of Cash Flows

	Year Ended September 30,		Period From July 26, 2002 (Inception) Through September 30,
	2005	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,244,841)	$(1,314,320)	$ (6,142,407)
Adjustments to reconcile net loss to net cash used in operating activities:
Costs associated with common stock and warrants	1,405,539	964,647	3,468,304
Beneficial conversion feature of notes payable	21,635	75,000	96,635
Amortization of discount on notes payable	22,690	-	40,190
Provision for uncollectible note receivable	50,000	-	62,500
Depreciation	7,790	-	7,790
Changes in operating assets and liabilities:
Increase in advance to officer	(1,064)	-	(1,064)
Increase in interest receivable	(13,611)	-	(13,611)
Increase in prepaid expenses and other	(12,123)	-	(12,123)
Increase in expense advances on behalf of affiliated company	(351,946)	-	(351,946)
Increase in deposits	(16,445)	-	(16,445)
Increase in accounts payable	101,596	168,284	293,950
Increase in accrued liabilities	124,968	17,568	175,670
(Decrease) in accrued liabilities, related parties	-	(70,500)	-
(Decrease) increase in interest payable, related parties	(1,652)	12,968	-
Increase in interest payable, other	2,373	36,805	18,344
Net Cash Used in Operating Activities	(1,905,091)	(109,548)	(2,374,213)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property interest	-	(14,000)	(100,000)
Purchase of furniture and equipment	(69,101)	-	(69,101)
Issuance of notes receivable	(236,930)	-	(249,430)
Payments received on notes receivable	66,930	-	66,930
Cash paid in connection with acquisition of DLM Services, Inc.	—	—	(50,000)
Net Cash Used in Investing Activities	(239,101)	(14,000)	(401,601)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	1,740,500	-	1,740,523
Costs associated with sale of stock	(19,363)	-	(19,363)
Proceeds from notes payable, related parties	-	47,400	219,900
Proceeds of notes payable, other	600,000	63,300	1,022,300
Stock subscription received	-	50,000	50,000
Repayment of notes payable, related parties	(42,577)	(14,823)	(61,900)
Repayment of notes payable, other	(25,000)	-	(43,874)
Net Cash Provided by Financing Activities	2,253,560	145,877	2,907,586

INCREASE IN CASH	109,368	22,329	131,772

CASH, BEGINNING OF PERIOD	22,404	75	-

CASH, ENDING OF PERIOD	$131,772	$22,404	$131,772

See notes to consolidated financial statements.

EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
(An Exploration Stage Company)

Consolidated Statements of Cash Flows

	Year Ended September 30,		Period From July 26, 2002 (Inception) Through September 30,
	2005	2004	2005
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$950	$1,117	$1,177

Cash paid for income taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock to Gold and Minerals Company, Inc. in connection with the purchase of interest in of El Capitan, Ltd.	$-	$8	$8

Issuance of common stock to Gold and Minerals Company, Inc. in connection with the purchase of the COD property (Note 1)	$-	$-	$3,600

Issuance of common stock to Gold and Minerals Company, Inc. in connection with the purchase of the Weaver property	$-	$3,000	$3,000

Costs associated with warrants issued	$149,004	$108,000	$257,004

Stock based compensation	$1,205,500	$800,397	$3,044,897

Issuance of common stock for financing costs	$-	$56,250	$56,250

Issuance of common stock for interest costs	$3,683	$-	$62,801

Conversion of accounts payable to equity	$31,381	$-	$31,381

Conversion of accrued interest to equity	$15,971	$-	$15,971

Conversion of notes payable and accrued interest for the issuance of common stock	$153,426	$442,118	$595,544

See notes to consolidated financial statements.

EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
(An Exploration Stage Company)

Notes to Consolidated Financial Statements

NOTE 1 - BUSINESS, OPERATIONS, ORGANIZATION, LIQUIDITY AND BASIS OF PRESENTATION

Business and Operations - On July 26, 2002, El Capitan Precious Metals, Inc. was incorporated as a Delaware corporation to engage in the business of acquiring properties containing precious metals, principally gold, silver, and platinum. On March 18, 2003, El Capitan Precious Metals, Inc. (Delaware) entered into a share exchange agreement with DML Services, Inc. (“DML”), a Nevada corporation, and became the wholly owned subsidiary of DML. On April 11, 2003, DML changed its name to El Capitan Precious Metals, Inc. The results of El Capitan Precious Metals, Inc., a Nevada corporation (formerly DML Services, Inc.) and its wholly owned Delaware subsidiary of the same name (collectively “El Capitan” or the “Company”) are presented on a consolidated basis.

The Company is in the exploration stage and since inception, has completed certain acquisitions and transactions (Note 2), but has not had any revenue producing operations.

Organization - The Company was previously organized as DML Services, Inc., a Nevada corporation, formed in 2000. On March 17, 2003, DML sold the assets and operations of its catering and food service business to the executive officers and directors of DML in exchange for the return of 30,120,000 shares of DML and cash of $50,000, paid by El Capitan. On March 18, 2003, DML acquired all of the issued and outstanding common stock of El Capitan in exchange for 39,000,000 shares of DML’s common stock issued to the El Capitan stockholders, which represented 85% of the Company’s total shares outstanding immediately following the exchange. As a result of a four share for one stock split completed by DML on November 25, 2002, and the retirement of 30,120,000 post-reverse-split shares which took place immediately prior to closing the transaction, the stockholders of DML hold 6,720,000 shares of the Company’s common stock, which represents 15% of the total outstanding shares of common stock of the Company immediately following the exchange.

The El Capitan transaction was recorded as a reverse acquisition based on factors demonstrating that El Capitan constituted the accounting acquirer. The shareholders of El Capitan received 85% of the post-acquisition outstanding common stock of DML. In addition, post-acquisition management personnel and the initial board member of the Company now consist of individuals previously holding positions with El Capitan. The historical stockholders’ equity of El Capitan prior to the exchange was retroactively restated (a recapitalization) for the equivalent number of shares received in the exchange after giving effect to any differences in the par value of the DML and El Capitan common stock, with an offset to additional paid-in capital. The restated consolidated deficit accumulated during the development stage of the accounting acquirer (El Capitan) has been carried forward after the exchange.

Basis of Presentation and Going Concern - The accompanying financial statements have been prepared assuming the Company will continue as going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company is an exploration stage company and since its inception has had no revenues and has incurred recurring losses aggregating $6,142,407 accumulated during the exploration stage. In addition, the Company does not have a revolving credit facility with any financial institution. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising additional capital, negotiating adequate financing arrangements and on achieving sufficiently profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company believes its cash requirements over the next fiscal year can be funded through a combination of financing activities completed and projected subsequent to year-end and prior to cash flow generated through operations. The Company has completed a private placement during the quarter ended December 31, 2005 (Note 13) and also completed a placement of a convertible debenture (Note 13). The Company also anticipates exercising the call option on various warrants, which, if exercised, would provide the Company significant working capital to continue its exploratory programs. We continually evaluate business opportunities such as joint venture processing agreements with the objective of creating cash flow to sustain the corporation and provide a source of funds for growth. While the Company believes it will be able to finance its continuing activities, there are no assurances of success in this regard or in the Company’s ability to obtain continued financing through capital markets, joint ventures, or other acceptable arrangements. If management’s plans are not successful, operations and liquidity may be adversely impacted.

Given the Company’s limiting operating history, lack of revenue, and its operating losses, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 2 - ACQUISITIONS AND DIVESTITURES

Acquisition of El Capitan Property from Gold and Minerals Company, Inc. - In October 2003, the Company completed the acquisition of a 40% equity interest in El Capitan, Ltd. (“ECL”), an Arizona corporation, which prior to the transaction was wholly-owned subsidiary of Gold and Minerals Company, Inc. (“Minerals”), a Nevada corporation. Minerals is affiliated with the Company in that it is a shareholder of the Company and the Company’s CEO/President is a shareholder of Minerals. Minerals is involved in the exploration and testing of potential mineral properties. Consideration for the acquisition consisted of the issuance of 30,225,000 shares of the Company’s common stock to Minerals (which occurred in November 2002, and which constituted a 77.5% equity ownership in the Company prior to the reverse acquisition) and $100,000 cash, of which $86,000 was paid through September 30, 2003, and $14,000 was paid in October 2003. Minerals retained the remaining 60% ownership in El Capitan, Ltd.

The assets of ECL primarily consist of the El Capitan property (the “Property”), an inactive iron and related ore property located in New Mexico. At September 30, 2005, the Property contained four patented claims and three unpatented claims on approximately 200 acres in the Capitan Mountains in Lincoln County, New Mexico. The Property has no proven reserves. The Company did not assume any liabilities or obligations of ECL.

Subsequent to our current year-end, the Company filed additional claims on the surrounding properties adjacent to our Property site at El Capitan based upon recommendations from our consulting geologist. The Company has expanded its mining claims for this Property to approximately 10,000 acres.

On January 1, 2006, ECL finalized the purchase of four patented mining claims, constituting approximately 77.5 acres in aggregate, located in Lincoln County, New Mexico. The purchased claims are located on the El Capitan Mine property, which is owned by ECL. In consideration for the claims, ECL transferred 2,100,000 shares of ECPN common stock owned by Gold and Minerals Co, Inc. (“Minerals”). Pursuant to an agreement between ECL and the selling parties, the stock was valued at $0.82 per share, the market value of the stock on November 11, 2005.

Pursuant to an arrangement with Minerals, the Company is obligated to Minerals to pay $688,800 for the purchase of the patented mining claims by ECL. The Company intends to offset its portion of the purchase price against existing obligations of Minerals due the Company.

Purchase of Mining Claims from Minerals - In August 2003, the Company acquired from Minerals certain mining claims granted by the United States Bureau of Land Management, buildings and personal property known as the COD property located near Kingman, Arizona. The COD property is an inactive underground mine consisting of thirteen mining claims as well as various outbuildings and other associated personal property. In consideration for the purchase, we issued 3,600,000 shares of our Common Stock to Gold and Minerals, having a market value on the date of the transaction of approximately $1,440,000. Because the COD property was acquired from our then controlling stockholder in exchange for our Common Stock, and Gold and Minerals had no economic monetary basis in the property, the transaction was accounted for as a non-monetary exchange and the COD property was recorded, in accordance with Generally Accepted Accounting Principles (GAAP), at no value on our consolidated financial statements.

Sale of 80% of Mining Claims and Joint Venture - In May 2004, the Company executed a joint venture agreement (the “Joint Venture”) with U.S. Canadian Minerals, Inc. (“USCA.PK”), a publicly-traded Nevada company, to explore and utilize the COD Mine, including the potential recovery of gold and silver from the tailings of the COD Mine. The Joint Venture is to operate under the name “CanEl” until May 2020, unless terminated earlier pursuant to the terms of the Joint Venture. Under terms of the Joint Venture Agreement, the Company was required to transfer to USCA.PK an 80% interest in the COD mine in exchange for 720,000 shares of USCA.PK common stock. Pursuant to a stock split affected by USCA.PK, the Company currently holds 2,160,000 shares of the USCA.PK common stock. On the date of the original transaction, shares of unrestricted freely trading USCA.PK common stock traded at $2.85 per share, or as adjusted for the split, at $0.95 per share. At September 30, 2005, 1,000,000 these shares were pledged as security for the $300,000 convertible debenture note. See NOTE 7.

The USCA.PK common stock was restricted with respect to sale until May 2005. USCA.PK’s common stock is currently traded on the Pink Sheets, its most recent SEC filings have not been reviewed by an independent registered public accounting firm, and it faced a SEC imposed temporary trading suspension in October of 2004, which has since expired. The Company also has continuing involvement (as discussed below) related to the COD property. Based on these factors, no gain on the sale was recorded and the Company has ascribed a value of $2,052,000 to the common stock received at September 30, 2004, the value on the date of the transaction, and recorded a deferred gain on the sale of an asset and is classified as a long term liability. Because these securities have no readily ascertainable value on a securities exchange or over-the-counter market, the Company has determined that the accounting prescribed for equity securities in Statement of Financial Accounting Standard (SFAS) No 115, Accounting for Certain Investments in Debt and Equity Securities does not apply. Changes in market value of these securities are accounted for as an adjustment to the carrying value of the securities with a corresponding adjustment to the carrying value of the deferred gain liability account. The transaction was recorded in accordance with current Generally Accepted Accounting Principles. (“GAAP”).

The value of the USCA.PK at September 30, 2005 was determined as described in Note 4.

When the USCA.PK common stock resumes trading on the Bulletin Board, and once the Company’s assessment of the common stock allows for classification of the securities as marketable securities, it intends to classify the investment as available for sale under SFAS No. 115.

The Joint Venture provides that the Company is to explore the COD Mine as it relates to the tailings and settlement pond and contribute the equipment needed for such exploration activities, which have not yet begun. USCA.PK agreed to contribute 90 days operating capital to provide for at least three workers, fuel, necessary equipment agreed upon by the parties, and equipment repair and maintenance and paid $12,500 in July 2004. Net profits, if any, from the tailings and settlement pond operations will be split equally among the Company and USCA.PK. This project has been on hold as USCA.PK has been focusing on brining current their SEC filings and to resuming trading on the Bulletin Board. Subsequent to our current year ended, our Board of Directors approved an amendment to the Joint Venture Agreement whereas the Company will contribute $50,000 for the completion of the geological field study. As consideration for this advance, the Company will be reimbursed this advance and any other incurred expenses and all net proceeds after deducting all incurred costs, are to be split equally with USCA.PK.

In addition to the Joint Venture, the Company also retained USCA.PK as a consultant for a period of two years to provide services pertaining to, among other things, identifying, studying and evaluating merger, acquisition, joint venture, strategic alliance and other proposals as well as implementation of financial public relations programs for the Company. In exchange for its services, USCA.PK was issued a one-year warrant to acquire up to 3,000,000 shares of El Capitan common stock exercisable at $0.14 per share. The total compensation cost related to the warrants was valued at $108,000 utilizing the Black Scholes option-pricing method and the entire amount was expensed during the year ended September 30, 2004. The warrants expired unexercised in May 2005.

Acquisition of Weaver Mining Claims - In July 2004, we acquired from Gold and Minerals the Weaver property located near Congress, Arizona. Consideration for this purchase was 3,000,000 shares of our Common Stock, which had a market value of $400,000 on the closing date. At the time the Weaver Mine was acquired from our controlling stockholder in exchange for our Common Stock, Gold & Minerals had no economic monetary basis in the property. Accordingly, the transaction was accounted for as a non-monetary exchange and the Weaver property was recorded at no value on our financial statements and was done in accordance with current GAAP.

Purchase Agreement for Rainbow Valley Property - In July 2004 the Company signed an agreement with an individual for the acquisition of approximately 1,620 acres located in Maricopa County, Arizona. The property has been permitted and the property and was drilled and assayed in early 2005 to determine the iron ore content of the site. Currently it is the Company’s intent to finalize and verify the test results by an outside refinery and based upon the results of this property and compared to other properties the Company is in process of testing and confirming, management will determine the final disposition of this site during the first calendar quarter of 2006.

Under the terms of the agreement, the seller is to be paid $2,500 monthly to manage the testing, further develop the property, complete necessary permitting and consult on other properties the Company may have an interest in. Upon completion of the successful testing, permitting and acceptance by the Company of the site, the Company will be obligated to pay the seller $100,000. At this time, the Company is not liable for this obligation until all terms and conditions are met. If the transaction is consummated, additional consideration to be paid to the seller under the agreement consist of a royalty of $1.00 a ton of iron ore and 3% of the before tax profit on any minerals shipped from the property.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principals of Consolidation - The consolidated financial statements include the accounts of El Capitan Precious Metals, Inc. and its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

Cash and Cash Equivalents - The Company considers those short-term, highly liquid investments with maturities of three months or less as cash and cash equivalents. At times, cash in banks may be in excess of the FDIC limits.

Management Estimates and Assumptions - The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

Fair Value of Financial Instruments - The fair values of the Company’s financial instruments include cash, investments, accounts payable, accrued expenses and notes payable approximate their carrying amounts because of the short maturities of these instruments or because of restrictions.

Furniture and Equipment - Furniture and equipment are stated at cost. Depreciation is calculated for financial statements using the straight-line basis over the estimated useful lives as follows:

Automobile	5 years
Office furniture and equipment	3-10 years
Mine equipment	7 years

Depreciation expense for the years ended September 30, 2005 and 2004 was $7,790 and $-0-, respectively.

Comprehensive Income (Loss) - SFAS No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income and its components, which include, among other items, unrealized gains or losses from marketable securities and foreign currency translation adjustments that previously were only reported as a component of stockholders’ equity. The Company did not have any components of comprehensive income (loss) during the periods presented.

Net Income (Loss) Per Share - SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic loss per common share is computed based on weighted average shares outstanding and excludes any potential dilution from stock options, warrants and other common stock equivalents and is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted net loss per common share reflects potential dilution. These dilutive securities are not considered in the calculation, as the impact of the potential shares would be to decrease loss per share. Therefore, diluted loss per share is equivalent to basic loss per share. The historical loss per share of El Capitan prior to the merger has been retroactively restated to reflect the new capital structure.

At September 30, 2005, potential dilutive securities consisted of stock options representing 1,150,000 common shares were outstanding with an exercise price of $0.56 per share. At September 30, 2005, stock warrants representing 5,015,000 common shares were outstanding with exercise prices ranging between $0.50 and $2.50 per share. The weighted average exercise price for outstanding warrants is $0.64.

At September 30, 2004, potential dilutive securities consisted stock warrants representing 3,300,000 common shares were outstanding with exercise prices ranging between $0.14 and $2.50 per share. The weighted average exercise price for outstanding warrants was $0.28.

Stock-Based Compensation - Transition and Disclosure - The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and the related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. If the exercise price of employee stock options is under the market price of the underlying stock on the date of grant, compensation expense is recorded for the price differential times the quantity of options granted. The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock Based Compensation,” as amended by SFAS No. 148, “Accounting For Stock-Based Compensation - Transition & Disclosure.”

The Company recognized no stock-based employee compensation for options issued to employees during the years ended September 30, 2005 and 2004.

The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for all grants, volatility of 87%, expected life of options of 5 years, risk-free interest rates of two percent (2.25%), and a zero percent (0%) dividend yield.

Transactions in equity instruments with non-employees for goods and services are accounted for by the fair value method.

The following table illustrates the pro forma effect on net (loss) and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 148, “Accounting For Stock-Based Compensation - Transition & Disclosure, An Amendment To FASB Statement No. 123,” to stock-based employee compensation.

	Year Ended September 30,
	2005	2004
	(Unaudited)	(Unaudited)

Net loss, as reported	$(3,244,841)	$(1,314,320)
Add: total stock-based employee compensation expense included in reported net loss	1,317,636	—
Deduct - stock-based compensation expense determined under the fair value method, net of tax effect	(1,369,202)	—

Pro forma net loss	$(3,296,407)	$(1,314,320)

Loss per share:
Net loss per share, as reported	$(0.05)	$(0.02)

Net loss per share, pro forma	$(0.05)	$(0.02)

Impairment of Long-Lived Assets - Management assesses the carrying value of long-lived assets for impairment when circumstances indicate such amounts may not be recoverable from future operations. Generally, assets to be held and used are considered impaired if the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. At September 30, 2005 and 2004, long-lived assets were recorded at no value in the consolidated financial statements.

Mineral Property Costs - Mineral property exploration costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has capitalized $100,008 of mineral property acquisition costs.

Income Taxes - The Company computes deferred income taxes under the asset and liability method prescribed by the SFAS No. 109. Under this method, deferred tax assets and liabilities are recognized for temporary differences between the financial statement amounts and the tax basis of certain assets and liabilities by applying statutory rates in effect when the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

New Accounting Pronouncements - In December 2004, the FASB issued SFAS No. 123 (Revised 2004) “Share Based Payment” (“SFAS 123R”), which is a revision to SFAS 123 and supersedes APB 25 and SFAS 148. This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. This statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value based measurement method in accounting for share-based payment transactions with employees except for equity instruments held by employee share ownership plans.

SFAS 123R applies to all awards granted after the required amended effective date and to awards modified, repurchased, or cancelled after that date. As of the required effective date, all public entities that used the fair-value-based method for either recognition or disclosure under Statement 123 will apply this Statement using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards, for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under Statement 123 for either recognition or pro forma disclosures. For periods before the required effective date, those entities may elect to apply a modified version of the retrospective application under which financial statements for prior periods adjusted on a basis consistent with the pro forma disclosures required for those periods by Statement 123. As a result, beginning in our fiscal quarter starting October 2006, we will adopt SFAS 123R and begin reflecting the stock option expense determined under fair value based methods in our income statement rather than a pro forma disclosure in the notes to the financial statements. We expect the effect of adopting SFAS 123R to be similar to the effect presented in our pro forma disclosure related to SFAS 123.

NOTE 4 - RESTATEMENT AND CORRECTION OF AN ERROR

Certain balance sheet balances at September 30, 2005, have been restated to reflect the accounting for U. S. Canadian Minerals, Inc. (USCA.PK) common stock received for the sale of the COD property in May 2004. Subsequent to the Company’s year ended September 30, 2005, the Company evaluated the transaction treatment under Generally Accepted Accounting Principles (GAAP) and determined that the Company's original treatment of assigning no value to the shares was inconsistent with GAAP. The Company corrected this error and valued the shares at market value aggregating $2,052,000 on the date of the transaction, and recorded an offsetting amount as a liability classified as deferred gain. The Company has a continuing involvement related to the COD property. Based on these factors, no gain on the sale was recognized and any future decrease in market value of the securities, the reduction in value will reduce the deferred gain liability account accordance with current GAAP.

Based upon the market value of the USCA.PK stock on January 6, 2006, the Company valued the shares at $432,000 as of September 30, 2005, and accordingly, recorded an impairment of the stock value of $1,620,000, with the offsetting amount reducing the deferred gain liability account. A summary of the restatement is as follows:

Summary Consolidated Balance Sheet
September 30, 2005

	As Previously Reported	Restatement Adjustment	Restatement
Current Assets	$698,516		$698,516
Furniture and Equipment, net	61,311		61,311
Other Assets (Restated)	116,453	$432,000	548,453

Total Assets	$876,280		$1,308,280

Current Liabilities	$787,964		$787,964
Long-Term Note payable, Net	209,242		209,242
Deferred Gain (Restated)	—	432,000	432,000
Shareholders’ Deficit	(120,926)		(120,926)

Total Liabilities and Shareholders’ Deficit	$876,280		$1,308,280

NOTE 5 - INVESTMENTS IN USCA.PK

At September 30, 2005 the Company owned 2,160,000 shares of U.S. Canadian Minerals, Inc. common stock. The market value per unrestricted share at the closing of the market on September 30, 2005 was $0.39 and on January 6, 2006 was $0.20, based on the last published sales price for these dates. The Company originally valued the shares at $2,052,000, the market value on the date of the transaction and recorded and offsetting amount as a liability classified as deferred gain. The Company has a continuing involvement related to the COD property. Based on these factors, no gain on the sale was recognized and any future decrease in market value of the securities, the reduction in value will reduce the deferred gain liability account in accordance with current GAAP.

Based upon the market value of the USCA.PK stock on January 6, 2006, the Company valued the shares at $432,000 as of September 30, 2005, and accordingly, recorded an impairment of the stock value of $1,620,000, with the offsetting amount reducing the deferred gain liability account.

On March 30, 2005, the Company pledged 1,000,000 shares of its USCA.PK investment as security for a secured convertible debenture note. See Note 7 and Note 13.

NOTE 6 - RELATED PARTY TRANSACTIONS

Notes Receivable - In March 2003, the Company advanced $12,500 to an affiliate in which a prior officer of the Company was also an officer of the affiliate, in exchange for two unsecured, 8% promissory notes, which are due on demand. At September 30, 2005 and 2004, the Company has recorded a valuation allowance of $12,500 against this receivable due to uncertainty as to the ultimate collectibility of these promissory notes.

Notes Payable - At September 30, 2004, the Company had $34,000 of unsecured notes payable with two related parties. The notes bore interest at 8% and 10% per annum. The Company also had one unsecured 8% per annum note payable to the president and sole director of the Company at September 30, 2004. The note payable to the president of the Company totaled $8,577. All the aforementioned notes were paid in full at September 30, 2005.

Due from Affiliated Company - During the year ended September 30, 2005, the Company made net payments on behalf of Minerals amounting to $351,946 relating to costs incurred on the El Capitan mine site. Pursuant to an agreement effective October 1, 2004 between the two companies, costs incurred at the El Capitan property are to be split in accordance with their percentage ownership interest. The Company holds a 40% equity interest in El Capitan, Ltd., and Minerals holds the remaining 60% equity interest. To secure the amounts due under the note and the cost advances made on behalf Minerals by Company, Minerals has pledged to the Company 1,000,000 free trading shares of El Capitan Precious Metals, Inc. that it owns. During the quarter ended September 30, 2005, Minerals paid $150,000 towards its obligation under the Agreement. See Note 13 regarding subsequent events to our year end.

Employment Agreement - In March 2003, the Company executed a two-year employment agreement under which the Company issued 600,000 shares of common stock to its President and Director as incentive compensation. The 600,000 shares of common stock granted to the president were valued at $320,000, which was recorded as general and administrative expense in March 2003. The agreement calls for the President to be paid a salary of $20,000 per month commencing January 1, 2003, which, at the option of the President, may be satisfied in shares of the Company’s common stock. As of March 31, 2005, the Company had issued 2,282,222 shares of common stock in payment of $420,000 of salary.

Terms of the employment agreement also required the Company to issue 1,500,000 shares of common stock to the President should the Company sell the El Capitan property during the term of the employment agreement. The Agreement expired on March 18, 2005 and no shares were issued under this provision. On February 1, 2005, the Board of Directors amended and extended only the conditional option provision of employment agreement, which provided conditional stock options to be granted to the president if the El Capitan property is sold. The amended provision for conditional stock options provides that if the sale of the property is for a price in excess of $150,000,000, during the period March 18, 2005 through March 18, 2006, the Company is required to grant the president a five-year stock option to purchase 1,750,000 shares of the Company’s common stock at an exercise price of $0.75 per share.

At September 30, 2005, no new formal employment agreement was in effect with the President and he is currently compensated at $12,000 per month. Effective June 1, 2005, the President has agreed to take accrued back compensation and monthly compensation for June through September 2005 in S-8 common stock of the Company.

Amounts expensed under these employment agreements for the years ended September 30, 2005 and 2004 were $179,000 and $240,000, respectively.

Management Fees - The Company agreed to pay management fees to a stockholder ($5,000 per month beginning August 1, 2002), and its corporate secretary ($1,000 per month beginning October 1, 2002, increased to $3,500 per month beginning January 1, 2003 and reduced to $2,500 a month in September 2004). The agreements were on a month-to-month basis. The Company paid or accrued management fees pursuant to these agreements of $171,000 and $72,000during the years ended September 30, 2004 and 2003, respectively, and $275,000 during the period from July 26, 2002 (inception) through September 30, 2004. In June 2004, $68,100 representing the accrued management fees payable to the stockholder where converted to 346,260 shares of common stock of the Company. In July 2004 the shareholder and corporate secretary converted $105,832 of accrued management fees to 703,740 shares of common stock of the Company. In August 2004 the corporate secretary converted accrued fees of $10,000 to 50,000 shares of the Company’s common stock. Accrued management fees at September 30, 2004 were $40,668. All conversion prices were equal to the closing price of the Company’s common stock on the date of conversion.

The management fees to the stockholder terminated as of September 30, 2004. The Company continued to pay management fees to the corporate secretary, who resigned as corporate secretary as of July 1, 2004, through December 31, 2004 for consulting activities.

The Company currently has informal arrangements with four individuals, three of whom are officers and/or directors of the Company, pursuant to which such individuals serve as support staff for the functioning of the home office and all related corporate activities and projects. There are no written agreements with these individuals, and the Company currently pays an aggregate amount of $40,000 per month to these individuals for their services. Effective June 1, 2005, they agreed to take accrued back compensation in S-8 common stock of the Company and three of the consultants agreed to take monthly compensation in S-8 common stock of the Company for the months of June through September 2005.

Total management fees paid under these agreements for the years ended September 30, 2005 and 2004 was $418,874 and $171,000, respectively.

Consulting Agreements - The Company has entered into a consulting agreement with an officer of Minerals relating to the El Capitan property pursuant to which the Company issued 600,000 shares of common stock to the consultant and agreed to pay a fee of $20,000 per month, which may be paid in shares of the Company’s common stock at the Company’s option. Through December 31, 2004, the Company has issued 2,282,222 shares in payment of $420,000 of the earned fees and the agreement expired on December 31, 2004. The Company extended the contract on a month-to-month basis through March 2005 at $10,000 per month. Amounts expensed under this agreement for the years ended September 30, 2005 and 2004 was $36,000 and $240,000, respectively.

NOTE 7 - NOTES PAYABLE OTHER

At September 30, 2005, the Company had two 12% unsecured notes payable to two stockholders of the Company amounting to $150,000 each, both of which are due September 15, 2006.

At September 30, 2004, the Company had 8% and 12% unsecured notes payable to four stockholders of the Company amounting to $153,426 and $25,000, respectively, all of which were due on demand. During our fiscal year 2005, the 12% note was paid off and the two 12% notes and related accrued interest were converted into equity.

NOTE 8 - LONG-TERM NOTE PAYABLE

On March 30, 2005, the Company issued a 10 % secured convertible debenture note for $300,000 to a stockholder of the Company. The note has a maturity of two and one-half years and contains a conversion feature into common stock at $0.60 per share. The note also provides for a five-year warrant to be issued for the purchase of common stock at an exercise price of $0.75. The note is collateralized by 1,000,000 shares of the U.S. Canadian Minerals Inc. common stock that the Company owns. The note also provides that if the Company should sell any of the 2,160,000 shares of the U.S. Canadian Minerals, Inc. stock, the Company must allocate thirty-five percent (35%) of the net proceeds towards the retirement of the debenture note.

The intrinsic value of the beneficial conversion feature of the note was $61,724 and the portion of the proceeds allocated to the warrants issued in connection with the debt amounted to $51,724. Accordingly, $113,448 was recognized as a discount of the convertible debt and an addition to paid-in capital. At September 30, 2005, $22,690 of discount has been amortized.

On October 28, 2005, the note holder and Company agreed to roll the secured convertible debenture note into the private placement that the Company was terminating and payment of all accrued interest to the note holder.

NOTE 9 - CONSULTING AGREEMENTS

In June 2004, the Company entered into a one year consulting agreement with an unaffiliated third party in which the Company is to receive corporate planning and development services in exchange for 360,000 shares of the Company’s common stock valued at $70,800 (the market price of the common stock at the date of issuance). Although the agreement was for a one-year period, the entire amount was expensed during the year ended September 30, 2004, as this was the period the majority of the services were rendered.

In June 2004, the Company entered into a consulting agreement in which the Company received corporate consulting related to business strategy and development services in exchange for 115,500 shares of the Company’s common stock valued at $22,715 (the market price of the common stock at the date of issuance), which was expensed during the quarter ended June 30, 2004.

In June 2004, the Company agreed to issue 15,000 shares of its common stock valued at $2,950 (the market value of the common stock at the date of issuance) to a consultant in payment for developing and maintaining the Company’s website, which was expensed during the quarter ended June 30, 2004.

On October 19, 2004, the Company entered into an Investment Advisory Agreement with Blake Advisors, LLC (“Blake”) for certain financial and investment advisory services. The term of the agreement expired on October 31, 2005. Compensation under the agreement provided for (i) the payment of $175,000 in cash and (ii) a monthly fee of $5,000 from November 1, 2004 to October 1, 2005. Pursuant to the agreement, the Company granted a five-year warrant to the consultant for the purchase of 500,000 shares of the Company’s common stock at an exercise price of $0.85 per share, a cashless-exercise provision and piggyback registration rights. Subsequently, the warrant exercise price was reduced to $0.50 per share in consideration of Blake agreeing to remove the cashless exercise provision provided for in the original warrant. Under the terms of the agreement, the Company became obligated and paid fees amounting to $125,000.

On November 4, 2004, the Company entered into an Exclusive Agency Agreement with Asia Finance Company, LLC (“AFC”) pursuant to which AFC was engaged to source buyers of iron ore for the Company in the Asian market. The agreement appoints AFC as its exclusive representative for the solicitation and sale of iron ore buyers in Asia. As partial consideration for such services, the Company issued 1,536,859 shares of restricted common stock to AFC and monetary consideration of $100,000. At June 30, 2005, the Company has expensed this amount.

On August 22, 2005, the Company entered into a formal agreement with Clyde L. Smith, PhD., P. Eng. as consulting geologist to the El Capitan Project. The agreement provides for Smith to continue acting as the Company’s consulting geologist at his regular compensation rate and to receive a success fee of $250,000 for the successful sale of the Project. The agreement was amended on October 25, 2005, to provide Smith with an option for the purchase of 150,000 shares of our common stock at $0.65 per share, the market price on the date of grant. The option was granted under provisions of the Company’s 2005 Stock Incentive Plan and the option expires on October 25, 2006.

On September 27, 2005, the Company entered into an agreement with Pavlich Associates (Pavlich) which provides for Pavlich to be the primary representative of El Capitan Precious Metals, Inc. in the sale of the El Capitan Project to all viable third party mineral companies. The agreement provides for consulting time charges, expenses and a success fee of $250,000, less the sum of the consulting time charges paid under the agreement, for the successful sale of the Project.

See Note 5 for a description of the consulting agreement with a related party.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

On October 19, 2004, the Company entered into an Investment Advisory Agreement with Blake Advisors, LLC (“Blake”) for certain financial and investment advisory services. The term of the agreement expired on October 31, 2005. Compensation under the agreement provided for (i) the payment of $175,000 in cash and (ii) a monthly fee of $5,000 from November 1, 2004 to October 1, 2005. Pursuant to the agreement, the Company granted a five-year warrant to the consultant for the purchase of 500,000 shares of the Company’s common stock at an exercise price of $0.85 per share, a cashless-exercise provision and piggyback registration rights. Subsequently, the warrant exercise price was reduced to $0.50 per share for Blake agreeing to remove the cashless exercise provision provided for in the original warrant. Under the terms of the agreement, the Company became obligated and paid fees amounting to $125,000.

The Company signed a lease for office space in Scottsdale, Arizona, effective November 1, 2004. The lease has a two-year term and requires monthly payments of $3,845 plus taxes and tenant charges. For the year ended September 30, 2005, rent expense was $34,118 and remaining commitments under this lease for our year ended September 30, 2006 and 2007 is $50,074 and $4,173, respectively.

On August 22, 2005, the Company entered into a formal agreement with Clyde L. Smith, PhD., P. Eng., as consulting geologist to the El Capitan Project. The agreement provides for Smith to continue acting as the Company’s consulting geologist at his regular compensation rate and to receive a success fee of $250,000 for the successful sale of the Project. The agreement was amended on October 25, 2005, to provide Smith with an option for the purchase of 150,000 shares of our common stock at $0.65 per share, the market price on the date of grant. The option was granted under provisions of the Company’s 2005 Stock Incentive Plan and the option expires on October 25, 2006.

On September 27, 2005, the Company entered into an agreement with Pavlich Associates (Pavlich), which provides for Pavlich to be the primary representative of El Capitan Precious Metals, Inc. in the sale of the El Capitan Project. to all viable third party mineral companies. The agreement provides for consulting time charges, expenses and a success fee of $250,000, less the sum of the consulting time charges paid under the agreement, for the successful sale of the Project.

NOTE 11 - INCOME TAXES

The Company has incurred no current income taxes during the period from July 26, 2002 (inception) through September 30, 2005. At September 30, 2005 and 2004, the Company has Federal operating loss carry forwards approximating $6,142,000 and $2,900,000, respectively, to reduce future taxable income, if any, and expires at various dates in 2022 through 2025. The calculated tax benefit at September 30, 2005 and 2004 is based on a Federal statutory income tax rate of 34%. The difference between the expected tax benefit and non-recognition of a tax benefit during the periods is the result of a valuation allowance applied to the net deferred tax asset, which consists of the Company’s net operating loss carry forwards. A valuation allowance has been provided to reduce the net deferred tax asset, as realization of the asset is not assured.

	Year Ended September 30,
	2005	2004
Computed expected tax benefit	$2,088,000	$985,000
Valuation allowance	(2,088,000)	(985,000)
Net deferred tax asset	$-	$-

NOTE 12 - ADOPTION OF 2005 STOCK INCENTIVE PLAN

On June 2, 2005, the Board of Directors adopted the Company’s 2005 Stock Incentive Plan which reserves 5,000,000 shares for issuance under the Plan out of the authorized and unissued shares of par value $0.001 common stock of the Company. On July 8, 2005, the Board of Directors authorized the Company to take the steps necessary to register the Plan shares under a registration statement on Form S-8. On July 19, 2005, the Form S-8 was filed with the SEC.

NOTE 13 - STOCKHOLDER’S DEFICIT

Changes to the Company’s Capital Structure and Dividend - In April 2004, the Company’s Board of Directors authorized an increase in the number of shares authorized for issuance by the Company from 50,000,000 to 100,000,000. The change was approved in writing by the Company’s majority stockholder. In conjunction with the increase in authorized shares, the Board of Directors authorized, and on July 23, 2004 declared, a 200% stock dividend for stockholders of record as of July 30, 2004. Accordingly, the Company issued 40,982,908 shares of its common stock to stockholders of record on July 30, 2004 resulting in total shares outstanding on that date of 61,474,362. The Company accounted for the stock dividend as a stock split effected in the form of a dividend. All shares presented in prior periods have been restated to reflect the stock dividend.

In addition, the Board of Directors authorized the addition of 5,000,000 shares of preferred stock, $.001 par value, which may be issued by the Company pursuant to the voting powers, designation, liquidation or dividend preference, and relative participating, option or other special rights, and the qualifications, limitations or restrictions of the shares as may be so established for any series issued by the board of directors. This change was also approved in writing by the Company’s majority shareholder. No shares of preferred stock have been issued to date.

On December 28, 2004, the Company’s Board of Directors authorized an additional increase in the number of shares authorized for issuance by the Company from 100,000,000 to 300,000,000. The Company majority shareholder approved the change by written consent on March 11, 2005, and a Certificate of Amendment to the Articles of Incorporation was filed with the State of Nevada on April 7, 2005 to effect the amendment.

Issuances of Common Stock and Warrants - On May 18, 2004, the Company issued 2,700,000 shares of common stock in settlement of $360,000 of executive compensation and consulting fees. The Company registered these shares for trading by way of an S-8 registration statement filed on June 15, 2004.

On June 10, 2004, the Company issued 346,260 shares of restricted common stock in settlement of $68,100 of consulting fees.

On June 11, 2004, the Company issued 490,500 shares of common stock to three consultants in settlement of $96,465 of consulting fees. The Company registered these shares for trading by way of an S-8 Registration Statement filed on June 15, 2004.

On June 15, 2004, the Company issued 225,000 shares of restricted common stock in consideration to two note holders as financing costs amounting to $56,250.

On July 7, 2004, the Company issued 571,428 shares of common stock in settlement of $80,000 of executive compensation and consulting fees.

On July 14, 2004, the Company issued 703,740 shares of common stock in settlement of $105,832 of executive compensation and consulting fees. The Company has registered these shares for trading by way of an S-8 Registration Statement filed on June 15, 2004.

On July 14, 2004, the Company issued 3,000,000 shares of restricted common stock in consideration for the acquisition of the Weaver mining claims and related buildings and personal property.

On July 14, 2004, the Company issued 1,343,154 of restricted common stock in settlement of a note payable and accrued interest amounting to $179,087.

On August 18, 2004, the Company issued 285,714 shares of common stock in settlement of $40,000 of executive compensation and consulting fees.

On August 20, 2004, the Company issued 50,000 shares of common stock in settlement of $10,000 of executive compensation. The Company has registered these shares for trading by way of an S-8 Registration Statement filed on June 15, 2004.

On September 13, 2004, the Company issued 93,022 shares of restricted common stock in settlement of $40,000 of executive compensation and consulting fees.

On September 16, 2004, the Company issued 751,518 shares of restricted common stock to three note holders in settlement of notes payable and accrued interest amounting to $263,031. Because the stock price was in excess of the conversion price, the Company recorded a charge of $75,000 to account for the beneficial conversion feature.

On October 4, 2004, the Company issued 200,000 shares of restricted common stock for stock subscriptions received on September 28, 2004.

On October 4, 2004, the Company issued 20,000 shares of S-8 common stock in settlement of $16,381 of accounts payable.

On October 4, 2004, the Company issued 100,000 shares of S-8 common stock to two consultants for consulting fees amounting to $65,000.

On October 19, 2004, the Company granted a five-year warrant for the purchase of 500,000 shares of common stock at an exercise price of $0.85 per share for professional services rendered to the Company.

On October 20, 2004, the Company issued 6,500 shares of S-8 common stock to a consultant for consulting fees amounting to $5,135.

On November 4, 2004, the Company issued 1,536,859 restricted common shares under the terms and conditions on an Exclusive Agency Agreement with an aggregate value of $922,115.

In November and December 2004 the Company issued 2,160,000 restricted common shares to accredited investors pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $1,080,000. The placement also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $.75 per share. The warrants are callable under certain circumstances. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the warrants within ninety (90) days of the final sale under the placement and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to keep the registration statement effective for one year following the effective date.

On December 3, 2004, the Company issued 25,000 shares of restricted common stock in settlement of $15,000 of accounts payable.

On January 10 and 14, 2005, the Company issued an aggregate of 265,000 restricted common shares to accredited investors in the aggregate amount of $132,500 pursuant to the placement commenced in November 2004, together with three year warrants for the purchase of an additional 265,000 shares of common stock at an exercise price of $0.75 per share.

On January 25, 2005, the Company granted a five-year warrant for the purchase of 100,000 shares of common stock at an exercise price of $0.60 per share for professional services rendered to the Company.

On February 8, 2005, the Company issued 432,701 shares of restricted common stock at $0.40 per share for the conversion short-term notes payable of $153,426 and accrued interest of $19,654.

On March 16, 2005, the Company issued 200,000 restricted common shares to an accredited investor in a private placement of securities in the aggregate amount of $100,000 pursuant to the placement, together with a three-year warrant to purchase an additional 200,000 shares of common stock at an exercise price of $0.75 per share.

On March 30, 2005, the Company issued a 10 % secured convertible debenture note for $300,000 to a shareholder of the Company. The convertible debenture also provided a warrant for the purchase of 250,000 shares of common stock at $0.75 per share. See Note 7.

During the period May 24, 2005 through June 30, 2005, the Company issued 880,000 restricted common shares to accredited investors pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $352,000. The placement also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $.50 per share. The warrants are callable under certain circumstances. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the warrants within ninety (90) days of the final sale under the placement and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to keep the registration statement effective for one year following the effective date.

During the period July 7, 2005 through July 29, 2005, the Company issued 360,000 restricted common shares to accredited investors pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $144,000 placement . The placement also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $.50 per share. The warrants are callable under certain circumstances. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the warrants within ninety (90) days of the final sale under the Private Placement and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to keep the registration statement effective for one year following the effective date.

On August 3, 2005, the Company issued 8,772 shares of its S-8 Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services to a Director of the Company aggregating $5,000.

On August 15, 2005, the Company issued 544,291 shares of its S-8 Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of unpaid compensation aggregating $208,250 to the CEO and four consultants, three of which are officers and/or directors of the Company.

Warrants - The following table summarizes the warrant activity for the years ended September 30, 2005 and 2004:

	Warrants Outstanding		Warrants Exercisable
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Balance, September 30, 2003	300,000	$1.66	300,000	$1.66
Granted	3,000,000	$0.14	3,000,000	$0.14
Exercised	-	$-	-	-

Balance, September 30, 2004	3,300,000	$0.28	3,300,000	$0.28
Granted	4,715,000	$0.57	4,715,000	$0.57
Exercised	-	-	-	-
Expired	(3,000,000)	$0.14	(3,000,000)	$0.14

Balance, September 30, 2005	5,015,000	$0.64	5,015,000	$0.64

The following table summarizes information for warrants outstanding and exercisable at September 30, 2005:

	Warrants Outstanding			Warrants Exercisable
		Weighted Average			Weighted Average
Range of Prices	Number	Remaining Life	Exercise Price	Number	Remaining Life	Exercise Price

$0.83-$2.50	300,000.5		$1.66	300,000.5		$1.66
$0.75	1,335,000	2.1	$0.75	1,335,000	2.1	$0.75
$0.50	3,380,000	2.9	$0.50	3,380,000	2.9	$0.50

	5,015,000	2.5	$0.64	5,015,000	2.5	$0.64

At September 30, 2005, the Company had 3,380,000 warrants outstanding having a right to call feature. These warrants are callable at the Company’s option if (i) the closing sales price of the Company’s common stock is at or above $1.25 per share (subject to adjustment as appropriate for stock splits, stock dividends, stock combinations, etc.) for a period of ten consecutive days and (ii) the shares of common stock issuable upon exercise of the warrants are covered under an effective registration statement. In such an event, the Company must provide thirty days written notice. In the event the warrant holder does not exercise does not exercise the warrant within such thirty day time period, the warrants are redeemed by the Company at the price per warrant share of $.001.

In July 2005, the Board of Directors approved a motion to offer shareholders holding warrants with a cashless conversion provision at prices ranging from $0.60 to $0.85 per share, to replace the warrant with a warrant without a cashless provision at $0.50 per share. Warrants with the cashless provision provided for the purchase of 3,475,000 shares, of which, warrants aggregating 2,140,000 converted to the warrants without the cashless provision.

Options Granted During Last Fiscal Year - On July 21, 2005, the Board of Directors, on a recommendation from the Compensation Committee, approved an initial grant of options to all officers, directors and employees as follows:

Options
CEO	300,000
Employees/Directors	200,000
CFO	150,000
Outside Directors	100,000
Managers	100,000

Total options granted under this approval were 1,150,000. The option price was set as the closing market price of $0.56 on July 21, 2005.

Each initial option grant has a term of ten (10) years and becomes exercisable in two equal installments commencing January 1, 2006 and January 1, 2007.

The following table summarizes the option activity for the years ended September 30, 2005 and 2004

	Options Outstanding		Options Exercisable
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Balance, September 30, 2003	-	$-	-	$-
Granted	-	$-	-	$-
Exercised	-	$-	-	$-

Balance, September 30, 2004	-	$-	-	$-
Granted	1,150,000	$0.56	-	$-
Exercised	-	$-	-	$-
Expired	-	$-	-	$-

Balance, September 30, 2005	1,150,000	$0.56	-	$-

The weighted average fair value of options granted in the year ended September 30, 2005 was $0.56.

The Company has a stock incentive plan under which 5,000,000 shares are reserved for stock and option grants. There were 3,047,978 shares available for grant at September 30, 2005.

NOTE 14 - SUBSEQUENT EVENTS

In October 3, 2005, the Company issued 200,000 shares of its Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $82,000 and 52,731 shares of Common Stock for accrued compensation through September 30, 2005 aggregating $112,136.

On October 3, 2005, the Company issued 146,270 shares of Common Stock pursuant to its 2005 Stock Incentive Plan for accrued compensation through August 31, 2005 aggregating $67,636.

On October 27, 2005, the Company issued 106,461 shares of Common Stock pursuant to its 2005 Stock Incentive Plan for accrued compensation through September 30, 2005 aggregating $44,500.

In October 2005, the Company issued to certain accredited investors, pursuant to a private placement under Section 4(2) and Rule 506 promulgated under the Securities Act, an aggregate of 2,353,333 shares of common stock and 2,353,333 warrants to purchase common stock at an exercise price of $.50 per share for the aggregate consideration to the Company of $941,333. These amounts include the rollover into the private placement of a convertible debenture issued on March 30, 2005. This rollover converted the $300,000 convertible note into 750,000 shares of common stock and 750,000 warrants to purchase common stock.

On October 28, 2005, the Company issued pursuant to a private placement under Section 4(2) of the Securities Act an 8% convertible secured debenture in the principal amount of $750,000, together with a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $.60 per share. The convertible secured debenture matures on April 28, 2007. The note is collateralized by 2,160,000 shares of the U.S. Canadian Minerals Inc. shares that the Company owns. Until maturity, and subject to the Company’s right to prepay, the principal and interest under the convertible secured debenture are convertible into shares of the Company’s common stock at a conversion price of $.50 per share. Additionally, the Company granted the purchaser of the debenture an option to purchase an additional debenture in the amount of $550,000, together with warrants to purchase 366,667 shares of Common Stock at an exercise price of $0.60 per share, on or prior to April 28, 2006. The Company also issued a finder who assisted in obtaining the debt facility for the Company a warrant to purchase 225,000 shares of Common Stock at an exercise price of $0.60 per share.

During October and November 2005, the Company staked and claimed on property surrounding the El Capitan property located in Lincoln County, New Mexico. This increased the total claimed area to approximately 10,000 acres. The additional staking and claiming around our original site was done upon recommendations from the Company’s consulting geologist to insure protection of our interests.

On January 1, 2006, El Capitan, Ltd, an Arizona corporation (‘ECL”) of which the Company owns a 40% equity interest, finalized the purchase of four patented mining claims, constituting approximately 77.5 acres in aggregate, located in Lincoln County, New Mexico. The purchased claims are located on the El Capitan property, which is owned by ECL. In consideration for the claims, ECL transferred 2,100,000 shares of the Company's common stock owned by Gold and Minerals Co, Inc. (“Minerals”), which holds the remaining 60% equity interest in ECL. Pursuant to an agreement between ECL and the selling parties, the stock was valued at $0.82 per share, the market value of the stock on November 11, 2005.

Pursuant to an arrangement with Minerals, the Company is obligated to Minerals to pay $688,800 for the purchase of the patented mining claims by ECL. The Company intends to offset its portion of the purchase price against existing obligations of Minerals due the Company.

El Capitan Precious Metals, Inc.
Financial Statements for the
Quarter Ended June 30, 2006

Table of Contents

Page
Consolidated Balance Sheets as of June 30, 2006 (Unaudited)
and September 30, 2005 (Restated)
Consolidated Statements of Operations for the three months and nine months ended	F-29
June 30, 2006 and 2005 (Unaudited) and from July 26, 2002 (Inception)
to June 30, 2006 (Unaudited)	F-30
Consolidated Statements of Stockholders’ Equity (Deficit) from July 26, 2002
(Inception) to June 30, 2006 (Unaudited)	F-31
Consolidated Statements of Cash Flows for the nine months ended
June 30, 2006 and 2005 (Unaudited) and from July 26, 2002 (Inception)
to June 30, 2006 (Unaudited)	F-35
Notes to the Consolidated Financial Statements (Unaudited)	F-37

EL CAPITAN PRECIOUS METALS, INC.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
	June 30,	September 30,
	2006	2005
	(Unaudited)	(Restated)
ASSETS Current Assets:
Cash	$64,378	$131,772
Advance to officer	--	1,064
Subscriptions receivable, common stock	--	68,000
Prepaid expenses and other	137,024	12,123
Due from affiliated company	321,912	351,946
Notes and interest receivable - affiliated company	--	133,611
Total Current Assets	523,314	698,516

Furniture and Equipment, at Cost	142,964	69,101
Less: Accumulated depreciation	(19,312)	(7,790)
	123,652	61,311
Other Assets:
Investment in exploration property	788,808	100,008
Note receivable net of allowance for doubtful account of $12,500	--	--
Deposits	30,845	16,445
Investment of common stock of USCA.PK	172,800	432,000
	$1,639,419	$1,308,280
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$287,564	$293,950
Accrued liabilities	47,801	175,670
Interest payable, other	21,742	18,344
Note payable, less discount of $313,692	436,308	--
Notes payable, other	--	300,000
Total Current Liabilities	793,415	787,964

Long-Term Note Payable, less discount of $397,858 and
$90,758, respectively	152,142	209,242
Deferred Gain	172,800	432,000
Total Liabilities	1,118,357	1,429,206
Commitments, Contingencies

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	--	--
Common stock, $0.001 par value; 300,000,000 shares authorized; 73,134,409 and 69,408,749 issued and outstanding, respectively	73,134	69,409
Additional paid-in capital	9,415,410	5,952,072
Deficit accumulated during the exploration stage	(8,967,482)	(6,142,407)
Total Stockholders’ Equity (Deficit)	521,062	(120,926)
	$1,639,419	$1,308,280

See accompanying notes to consolidated financial statements.

EL CAPITAN PRECIOUS METALS, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
For The Three and Nine Months Ended June 30, 2006 and 2005 and
From July 26, 2002 (Inception) to June 30, 2006
(Unaudited)

Cumulative
	During	Three Months Ended		Nine Months Ended
	Exploration	June 30,		June 30,
	Stage	2006	2005	2006	2005

REVENUES	$--	$--	$--	$--	$--

GENERAL AND ADMINISTRATIVE
EXPENSES:
Professional fees	3,116,860	34,312	76,834	356,211	981,306
Officer compensation	1,128,034	36,000	28,750	158,000	145,000
Administration compensation	903,875	120,000	100,001	485,000	298,239
Management fees, related party	320,500	--	--	--	36,000
Legal and accounting	626,274	71,053	35,687	163,784	157,595
Other general and administrative	413,466	52,136	101,686	188,395	188,456
Exploration	1,398,598	243,768	230,421	691,221	481,771
	7,907,607	557,269	573,379	2,042,611	2,288,367

OPERATING (LOSS)	(7,907,607)	(557,269)	(573,379)	(2,042,611)	(2,288,367)

OTHER INCOME (EXPENSE):
Interest income	30,456	2,541	3,600	14,143	12,694
Interest expense:
Related partied	(28,220)	--	(408)	--	(926)
Other	(261,732)	(65,299)	(18,751)	(149,113)	(23,524)
Accretion of discounts on notes payable	(397,848)	(145,194)	--	(397,848)	--
Costs associated with options and
warrants	(71,250)	--	--	(71,250)	(74,000)
Expenses associated with debt
issuance and conversion	(331,281)	(49,824)	--	(178,396)	(21,635)
	(1,059,875	(257,776)	(15,559)	(782,464)	(107,391)

NET (LOSS)	$(8,967,482)	$(815,045)	$(588,938)	$(2,825,075)	$(2,395,758)

Basic and Diluted Net (Loss) Per
Common Share	$(0.16)	$(0.01)	$(0.01)	$(0.04)	$(0.04)

Basic and Diluted Weighted Average
Number of Common Shares Outstanding	57,483,138	73,070,873	67,735,511	72,445,608	66,810,301

See accompanying notes to consolidated financial statements

EL CAPITAN PRECIOUS METALS, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
For The Period July 26, 2002 (Inception) to June 30, 2006
(Unaudited)

					Deficit
					Accumulated
				Additional	During The
	Common Stock		Stock	Paid-In	Exploration
	Shares	Amount	Subscriptions	Capital	Stage	Total
Initial issuance of common stock in
September 2002, $0.00 per share	3,315,000	$3,315	$-	$(3,306)	$-	$9

Net loss, period ended	-	-	-	-	(21,577)	(21,577)
Balances at September 30, 2002	3,315,000	3,315	-	(3,306)	(21,577)	(21,568)

Issuance of common stock to Gold and
Minerals Company, Inc. in connection
with purchase of interest in assets of
El Capitan, Ltd. In November 2002, $0.00 per share	30,225,000	30,225	-	(30,217)	-	8

Issuance of common stock for cash
in November 2002, $0.00 per share	5,460,000	5,460	-	(5,446)	-	14

	39,000,000	39,000	-	(38,969)	(21,577)	(21,546)
Acquisition of DML Services, Inc.
on March 17, 2003	6,720,000	6,720	-	(56,720)	-	(50,000)

Common stock issued in connection with notes payable in March 2003, $0.03 per share	525,000	525	-	16,975	-	17,500

Common stock and warrants issued
for services in March 2003, $1.26 per share	150,000	150	-	188,850	-	189,000

Common stock issued under executive
compensation agreement in March
2003, $0.45 per share	1,057,140	1,057	-	478,943	-	480,000

Issuance of common stock to Gold and
Minerals Company, Inc. in connection
with purchase of COD property in August 2003, $0.00 per share
	3,600,000	3,600	-	(3,600)	-	-

Common stock issued under management agreement in August 2003, $0.35 per share	1,057,140	1,058	-	368,942	-	370,000

Net loss, year ended September 30, 2003	-	-	-	-	(1,561,669)	(1,561,669)

Balances at September 30, 2003	52,109,280	$52,110	$-	$954,421	$(1,583,246)	$(576,715)

EL CAPITAN PRECIOUS METALS, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
For The Period July 26, 2002 (Inception) to June 30, 2006
(Unaudited)

					Deficit
					Accumulated
				Additional	During The
	Common Stock		Stock	Paid-In	Exploration
	Shares	Amount	Subscriptions	Capital	Stage	Total
Cost associated with warrants issued	-	$-	$-	$108,000	$-	$108,000

Common stock issued under executive
compensation agreement in May 2004, $0.13 per share	1,350,000	1,350	-	178,650	-	180,000

Common stock issued under management agreement in May 2004, $0.13 per share	1,350,000	1,350	-	178,650	-	180,000

Common stock issued for services in June 2004, $0.20 per share	836,760	837	-	163,728	-	164,565

Common stock issued in connection with notes payable in June 2004, $0.25 per share	225,000	225	-	56,025	-	56,250

Common stock issued under executive
compensation agreement in July 2004 $0.14 per share	285,714	286	-	39,714	-	40,000

Common stock issued under management agreement in July 2004, $0.14 per share	285,714	285	-	39,715	-	40,000

Common stock issued for acquisition of Weaver property interest in July 2004, $0.00 per share	3,000,000	3,000	-	(3,000)	-	-

Common stock issued for services in July 2004, $0.15 per share	703,740	704	-	105,128	-	105,832

Common stock issued for retirement of a note payable and accrued interest in July 2004, $0.13 per share	1,343,154	1,343	-	177,744	-	179,087

Common stock issued under executive
compensation agreement in August 2004 $0.14 per share	142,857	143	-	19,857	-	20,000

Common stock issued under management agreement in August 2004, $0.14 per share	142,857	143	-	19,857	-	20,000

Common stock issued for services in August 2004, $0.20 per share	50,000	50	-	9,950	-	10,000

Common stock issued under executive compensation agreement in September 2004, $0.43 per share	46,511	46	-	19,954	-	20,000

Common stock issued under management agreement in September 2004, $0.43 per share	46,511	47	-	19,953	-	20,000

Common stock issued for retirement of notes payable and accrued interest in September 2004, $0.35 per share	751,518	751	-	262,280	-	263,031

Beneficial Conversion feature of Notes payable	-	-	-	75,000	-	75,000

Stock subscriptions	-	-	50,000	-	-	50,000

Net loss, year ended September 30, 2004	-	-	-	-	(1,314,320)	(1,314,320)

Balances at September 30, 2004	62,669,616	$62,670	$50,000	$2,425,626	$(2,897,566)	$(359,270)

EL CAPITAN PRECIOUS METALS, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
For The Period July 26, 2002 (Inception) to June 30, 2006
(Unaudited)

					Deficit
					Accumulated
				Additional	During The
	Common Stock		Stock	Paid-In	Exploration
	Shares	Amount	Subscriptions	Capital	Stage	Total
Subscribed stock issued	200,000	$200	$(50,000)	$49,800	$-	$-

Common stock issued in settlement of
accounts payable in October 2004, at $0.82 per share	20,000	20	-	16,361	-	16,381

Common stock issued for professional in October 2004, at $0.66 per share	106,500	106	-	70,029	-	70,135

Common stock issued for consulting agree- ment in November 2004, $0.60 per share	1,536,859	1,537	-	920,578	-	922,115

Common stock sold in private placement in November 2004 at $0.50 per share	2,110,000	2,110	-	1,052,890	-	1,055,000

Common stock issued in settlement of
Accounts payable in November 2004 at $0.60 per share	25,000	25	-	14,975	-	15,000

Common stock sold in private placement In December 2004 at $0.50 per share	50,000	50	-	24,950	-	25,000

Costs associated with warrants issued	-	-	-	135,000	-	135,000

Costs associated with stock private placement	-	-	-	(19,363)	-	(19,363)

Common stock sold in private placement
in January 2005 at $0.50 per share	265,000	265	-	132,235	-	132,500

Common stock issued for retirement of notes payable and accrued interest in February 2004 at $0.40 per share	432,701	433	-	172,647	-	173,080

Common stock sold in private placement in March 2005 at $0.50 per share	200,000	200	-	99,800	-	100,000

Beneficial conversion of notes payable	-	-	-	21,635	-	21,635

Costs associated with warrants issued	-	-	-	14,000	-	14,000

Discounts associated with issuance of
convertible debt with detachable warrants	-	-	-	113,448	-	113,448

Common stock sold in private placement
May -June 2005 at $0.40 per share	880,000	880	-	351,120	-	352,000

Common stock sold in private placement
In July 2005 at $0.40 per share	360,000	360	-	143,640	-	144,000

Common stock issued for consulting services
In August 2005 at $0.57 per share	8,772	9	-	4,991	-	5,000

Common stock issued for unpaid consulting
through July 2005 at $0.38 per share	544,291	544	-	207,706	-	208,250

Share rounding on affiliate share distribution
to its shareholders	10	-	-	4	-	4

Net loss, year ended September 30, 2005	-	-	-	-	(3,244,841)	(3,244,841)

Balances at September 30, 2005	69,408,749	$69,409	$-	$5,952,072	$(6,142,407)	$(120,926)

EL CAPITAN PRECIOUS METALS, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
For The Period July 26, 2002 (Inception) to June 30, 2006
(Unaudited)

					Deficit
					Accumulated
				Additional	During The
	Common Stock		Stock	Paid-In	Exploration
	Shares	Amount	Subscriptions	Capital	Stage	Total

Common stock issued for consulting services for August 2005 at $0.462 per share	146,270	$146	$-	$67,490	$-	$67,636

Common stock issued for services At $0.41 per share	200,000	200	-	81,800	-	82,000

Common stock issued for consulting service
for September 2005 at $0.418	106,461	106	-	44,394	-	44,500

Common stock sold in private placement
October 2005 at $0.40 per share	1,603,333	1,603	-	639,730	-	641,333

Common stock issued for conversion
convertible debt at $0.40 per share	750,000	750	-	299,250	-	300,000

Common stock issued for services
at $1.60 per share	50,000	50	-	79,950	-	80,000

Costs associated with options issued	-	-	-	28,500	-	28,500

Costs associated with warrants issued for
financial services	-	-	-	42,750	-	42,750

Common stock sold by the exercise of options
at $0.65 per share	50,000	50	-	32,450	-	32,500

Discounts associated with issuance of convertible debt with detachable warrants	-	-	-	1,018,640	-	1,018,640

Issuance of common stock for the exercise of
options and warrants at $0.65 and $0.50,
respectively	110,000	110	-	63,890	-	64,000

Common stock issued for compensation at
$1.56 per share	112,181	112	-	174,888	-	175,000

Common stock issued for conversion of notes
payable at $1.56 per share	274,726	275	-	428,297	-	428,572

Common stock issued for services
at $1.69 per share	20,000	20	-	33,780	-	33,800

Common stock issued for services
at $1.98 per share	40,000	40	-	79,160	-	79,200

Common stock issued for cashless exercise of
warrants	36,325	36	-	(36)	-	-

Costs associated with stock private placement	-	-	-	(5,368)	-	(5,368)

Common stock sold in private placement
April 2006 at $2.20 per share	136,364	137	-	299,863	-	300,000

Common stock sold by the exercise of options
at $0.65 and $0.56 per share	90,000	90	-	53,910	-	54,000

Net loss for nine months ended June 30, 2006	-	-	-	-	(2,825,075)	(2,825,075)

Balances, June 30, 2006 (Unaudited)	73,134,409	$73,134	$-	$9,415,410	($8,967,482)	$521,062

See accompanying notes to consolidated financial statements.

EL CAPITAN PRECIOUS METALS, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Nine Months Ended June 30, 2006 and 2005 and For
The Period July 26, 2002 (Inception) to June 30, 2006
(Unaudited)

				Period From
				July 26, 2002
				(Inception)
				Through
	Nine Months Ended June,			June 30,
	2006	2005		2006
Cash Flow From Operating Activities:
Net loss	$(2,825,075)	$(2,395,758)		$	(8,967,482)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses associated with common stock, warrants and options	521,250	871,388		3,989,554
Net non-cash expenses associated with affiliate	7,801	--		7,801
Gain on conversion of debt	128,572	21,635		225,207
Amortization of discount on notes payable	397,848	11,345		438,038
Provision for uncollectible related party note receivable	--	50,000		62,500
Depreciation and amortization	11,522	5,525		19,312
Changes in operating assets and liabilities:
Decrease in receivable from officer	1,064	--		--
Increase in interest receivable	--	(9,991)		(13,611)
Increase in prepaid expenses	(124,901)	(17,060)		(137,024)
Increase in deposits	--	(9,445)		(16,445)
Increase in expense advances to affiliated company	(398,296)	(346,800)		(750,242)
(Decrease) increase in accounts payable	(6,386)	135,231		287,564
(Decrease) increase in accrued liabilities	(15,733)	186,482		159,937
Increase in interest payable, related parties	--	690		--
Increase (decrease) in interest payable, other	3,398	(8,328)		21,742
Net Cash Used by Operating Activities	(2,298,936)	(1,505,086)		(4,673,149)

Cash Flows From Investing Activities:
Purchase of exploratory property interest	(149,060)	--		(249,060)
Issuance of notes receivable - affiliated parties	--	(236,930)		(249,430)
Payments received on notes receivable	--	66,930		66,930
Purchase of furniture and equipment Cash paid in connection with acquisition of DLM Services, Inc.	(73,863) --	(69,101) --		(142,964 (50,000	) )
Net Cash Used in Investing Activities	(222,923)	(239,101)		(624,524)

Cash Flows From Financing Activities:
Proceeds from the sale of common stock	1,091,833	1,596,500		2,832,356
Proceeds from notes payable, related parties	--	--		219,900
Proceeds from notes payable, other	1,300,000	300,000		2,322,300
Stock subscription received	68,000	--		118,000
Costs associated with stock private placement Repayment of notes payable, related parties	(5,368) --	(19,363 (34,000	) )	(24,731 (61,900	) )
Repayment of notes payable, other	--	(25,000)		(43,874)
Net Cash Provided by Financing Activities	2,454,465	1,818,137		5,362,051

See accompanying notes to the consolidated financial statements.

EL CAPITAN PRECIOUS METALS, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended June 30, 2006 and 2005 and For
The Period July 26, 2002 (Inception) to June 30, 2006
(Unaudited)

			Period From
			July 26, 2002
			(Inception)
			Through
	Nine Months Ended June 30,		June 30,
	2006	2005	2006
(Decrease) Increase in Cash	(67,394)	73,950	64,378

Cash, Beginning of Period	131,772	22,404	-

Cash, Ending of Period	$64,378	$96,354	$64,378

Supplemental Cash Flow Information:
Cash paid for interest	$130,508	$950	$132,635

Cash paid for income taxes	$--	$--	$--

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Issuance of common stock to Gold and Minerals Company, Inc. in connection with the purchase of interest in assets of El Capitan, Ltd.	$--	$--	$8

Issuance of common stock to Gold and Minerals Company, Inc. in connection with the purchase of the COD property (Note 1)	$--	$--	$3,600

Issuance of common stock to Gold and Minerals Company, Inc. in connection with the purchase of the Weaver property	$--	$--	$3,000

Costs associated with warrants/options issued	$71,250	$74,000	$328,254

Stock based compensation	$450,000	$750,036	$3,4,94,897

Issuance of common stock for financing costs	$--	$--	$56,250

Issuance of common stock for interest costs	$--	$15,971	$62,801

Conversion of accounts payable to equity	$--	$31,381	$31,381

Conversion of accrued interest to equity	$--	$--	$15,971

Non-cash advances from affiliate	$(711,865)	$--	$(711,865)

Non-cash offsets to affiliate	$719,666	$--	$719,666

Conversion of notes payable and accrued interest
with the issuance of common stock	$600,000	$169,397	$1,195,544

See accompanying notes to consolidated financial statements.

EL CAPITAN PRECIOUS METALS, INC.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 (Unaudited)

NOTE 1 - BUSINESS, OPERATIONS, ORGANIZATION, LIQUIDITY AND BASIS OF PRESENTATION

Business and Operations - On July 26, 2002, El Capitan Precious Metals, Inc. was incorporated as a Delaware corporation to engage in the business of acquiring properties containing precious metals, principally gold, silver, and platinum. On March 18, 2003, El Capitan Precious Metals, Inc. (Delaware) entered into a share exchange agreement with DML Services, Inc. (“DML”), a Nevada corporation, and became the wholly owned subsidiary of DML. On April 11, 2003, DML changed its name to El Capitan Precious Metals, Inc. The results of El Capitan Precious Metals, Inc., a Nevada corporation (formerly DML Services, Inc.), and its wholly owned Delaware subsidiary of the same name (collectively “El Capitan” or the “Company”) are presented on a consolidated basis.

The Company is in the exploration stage and since inception, has completed certain acquisitions and transactions (Note 2), but has not had any revenue producing operations.

Organization - The Company was previously organized as DML Services, Inc., a Nevada corporation, in 2000. On March 17, 2003, DML sold the assets and operations of its catering and food service business to the executive officers and directors of DML in exchange for the return of 30,120,000 shares of DML and cash of $50,000, paid by El Capitan. On March 18, 2003, DML acquired all of the issued and outstanding common stock of El Capitan in exchange for 39,000,000 shares of DML’s common stock issued to the El Capitan stockholders, which represented 85% of the Company’s total shares outstanding immediately following the exchange. As a result of a four share for one stock split completed by DML on November 25, 2002, and the retirement of 30,120,000 post-reverse-split shares which took place immediately prior to closing the transaction, the stockholders of DML held 6,720,000 shares of the Company’s common stock, which represented 15% of the total outstanding shares of common stock of the Company immediately following the exchange.

The El Capitan transaction was recorded as a reverse acquisition based on factors demonstrating that El Capitan constituted the accounting acquirer. The shareholders of El Capitan received 85% of the post-acquisition outstanding common stock of DML. In addition, post-acquisition management personnel and the sole board member of the Company consisted of individuals previously holding positions with El Capitan. The historical stockholders’ equity of El Capitan prior to the exchange was retroactively restated (a recapitalization) for the equivalent number of shares received in the exchange after giving effect to any differences in the par value of the DML and El Capitan common stock, with an offset to additional paid-in capital. The restated consolidated deficit accumulated during the development stage of the accounting acquirer (El Capitan) has been carried forward after the exchange.

Basis of Presentation and Going Concern - The unaudited interim financial statements of the Company included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions for Form 10-QSB under the Security Exchange Act of 1934.These statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting or normal recurring accruals) considered for a fair presentation have been included. Operating results for the nine-month period ended June 30, 2006, are not necessarily indicative of the results that may be expected for the year ended September 30, 2006. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended September 30, 2005, included in the Company’s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission and as may be amended.

The accompanying financial statements have been prepared assuming the Company will continue as going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company is an exploration stage precious metals company and since its inception has had no mining revenues and has incurred recurring losses aggregating $8,967,482 accumulated during the exploration stage. In addition, the Company does not have a revolving credit facility with any financial institution. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising additional capital, negotiating adequate financing arrangements and on achieving sufficiently profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company will continue to pursue its cash requirements over the next fiscal year through a combination of financing activities and prior to cash flow generated through operations. The Company completed a private placement during the quarter ended December 31, 2005 (NOTE 11) and also completed a placement of a convertible debenture (NOTE 7). During the quarter ended March 31, 2006, the Company completed a second placement of a convertible debenture (NOTE 7) to the same party and as provided for in the original agreement. The Company also anticipates exercising the call option on various warrants, which, if exercised, would provide the Company significant working capital to continue its exploratory programs. We continually evaluate business opportunities such as joint venture processing agreements with the objective of creating cash flow to sustain the corporation and provide a source of funds for growth. There are no assurances of success in this regard or in the Company’s ability to obtain continued financing through capital markets, joint ventures, or other acceptable arrangements. If management’s plans are not successful, operations and liquidity may be adversely impacted.

Given the Company’s limiting operating history, lack of revenue, and its operating losses, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 2 - ACQUISITIONS AND DIVESTITURES

Acquisition of El Capitan Property from Gold and Minerals Company, Inc. - In October 2002, the Company completed the acquisition of a 40% equity interest in El Capitan, Ltd. (“ECL”), an Arizona corporation, which prior to the transaction was wholly-owned subsidiary of Gold and Minerals Co., Inc. (“Minerals”), a Nevada corporation. Minerals is affiliated with the Company in that it is a shareholder of the Company and the Company’s CEO/President is a shareholder of Minerals. Minerals is involved in the exploration and testing of exploration stage properties. Consideration for the acquisition consisted of the issuance of 30,225,000 shares of the Company’s common stock to Minerals (which occurred in November 2002, and which constituted a 77.5% equity ownership in the Company prior to the reverse acquisition) and $100,000 cash, of which $86,000 was paid through September 30, 2003, and $14,000 was paid in October 2003. Minerals retained the remaining 60% ownership in ECL.

The assets of ECL primarily consist of the El Capitan property (the “Property”), an inactive iron and related mineral property located in New Mexico. At December 31, 2005, the Property contained four patented claims and unpatented claims on approximately 10,000 acres in the Capitan Mountains in Lincoln County, New Mexico. The Property has no proven reserves. The Company did not assume any liabilities or obligations of ECL.

During the quarter ended December 31, 2005, ECL finalized the purchase of four patented mining claims, constituting approximately 77.5 acres in aggregate, located in Lincoln County, New Mexico. The purchased claims are located on the Property, which is owned by ECL. In consideration for the claims, ECL transferred 2,100,000 shares of the Company’s common stock owned by Minerals. Pursuant to an agreement between ECL and the selling parties, the stock was valued at $0.82 per share, the market value of the stock on November 11, 2005.

Pursuant to an arrangement with Minerals, the Company is obligated to Minerals to pay $688,800 for the purchase of the patented mining claims by ECL. The Company has offset its portion of the purchase price against existing obligations of Minerals due the Company.

Purchase of Mining Claims from Minerals - In August 2003, the Company acquired from Minerals certain mining claims granted by the United States Bureau of Land Management, buildings and personal property known as the COD property located near Kingman, Arizona. The COD property is an inactive underground mineral property consisting of thirteen mining claims as well as various outbuildings and other associated personal property. In consideration for the purchase, we issued 3,600,000 shares of the Company’s common stock to Minerals, having a market value on the date of the transaction of approximately $1,440,000. Because the COD property was acquired from the Company’s then controlling stockholder in exchange for the Company’s common stock, and Minerals had no economic monetary basis in the property, the transaction was accounted for as a non-monetary exchange and the COD property was recorded, in accordance with Generally Accepted Accounting Principles (GAAP), at no value on the Company’s consolidated financial statements.

Sale of 80% of Mining Claims and Joint Venture - In May 2004, the Company executed a joint venture agreement with U.S. Canadian Minerals, Inc. (“US Canadian”), a publicly-traded Nevada company (Pink Sheets; USCA.PK), to explore the COD property, including the recovery of gold and silver from the tailings of the COD site. The joint venture is to operate under the name “CanEl” until May 2020, unless terminated earlier pursuant to the terms of the joint venture agreement. Under terms of the agreement, the Company was required to transfer to US Canadian an 80% interest in the COD property in exchange for 720,000 shares of US Canadian common stock. Pursuant to a stock split affected by US Canadian, the Company currently holds 2,160,000 shares of the US Canadian common stock. On the date of the original transaction, shares of unrestricted freely trading US Canadian common stock traded at $2.85 per share, or as adjusted for the split, at $0.95 per share. At December 31, 2005, these shares were pledged as security for the Company’s $1,300,000 convertible debenture notes. See NOTE 7.

The US Canadian common stock was restricted with respect to sale until May 2005. US Canadian faced a SEC imposed temporary trading suspension in October 2004, which has since expired. Currently, US Canadian’s common stock is traded on the Pink Sheets. Its most recently filed SEC filings have not been reviewed by an independent registered public accounting firm and US Canadian is also delinquent in its other required periodic filings. The Company also has continuing involvement (as discussed below) related to the COD property. Based on these factors, no gain on the sale was recorded and the Company ascribed an initial value of $2,052,000 to the common stock received, the value on the date of the transaction, and recorded a deferred gain on the sale of an asset and is classified as a long term liability. The Company reviews the valuation to the US Canadian investment at the end of each quarter and for any decrease in market value of the securities, the reduction in value will reduce the deferred gain liability account. The transaction was recorded in accordance with current GAAP.

When the US Canadian common stock resumes trading on the Bulletin Board, and once the Company’s assessment of the common stock allows for classification of the securities as marketable securities, it intends to classify the investment as available for sale under Statement of Financial Accounting Standard (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities.

The joint venture provides that the Company is to explore the COD property as it relates to the tailings and settlement pond and contribute the equipment needed for such exploration, which have not yet begun. US Canadian agreed to contribute 90 days operating capital to provide for at least three workers, fuel, necessary equipment agreed upon by the parties, and equipment repair and maintenance and paid $12,500 in July 2004. Net profits, if any, from the operations tailings and settlement pond operations will be split equally among the Company and US Canadian. This project has been on hold as US Canadian has been focusing on bringing current their SEC filings and to resume trading on the Bulletin Board. In November 23, 2005, our Board of Directors approved an amendment to the joint venture agreement whereas the Company will contribute $50,000 for the completion of the geological field study. As consideration for this advance, the Company will be reimbursed for this advance and any other incurred expenses and all net proceeds after deducting all incurred costs, are to be split equally with US Canadian.

Acquisition of Weaver Mining Claims - In July 2004, we acquired from Minerals the Weaver property located near Congress, Arizona. Consideration for this purchase was 3,000,000 shares of our common stock, which had a market value of $400,000 on the closing date. At the time the Weaver property was acquired from our controlling stockholder in exchange for the Company’s common stock , Minerals had no economic monetary basis in the property. Accordingly, the transaction was accounted for as a non-monetary exchange and the Weaver property was recorded at no value on the Company’s consolidated financial statements and was done in accordance with current GAAP.

 NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principals of Consolidation - The consolidated financial statements include the accounts of El Capitan Precious Metals, Inc. and its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

Cash and Cash Equivalents - The Company considers those short-term, highly liquid investments with maturities of three months or less as cash and cash equivalents. At times, cash in banks may be in excess of the FDIC limits.

Management Estimates and Assumptions - The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

Fair Value of Financial Instruments - The fair values of the Company’s financial instruments include cash, investments, accounts payable, accrued expenses and notes payable approximate their carrying amounts because of the short maturities of these instruments or because of restrictions.

Furniture and Equipment - Furniture and equipment are stated at cost. Depreciation is calculated for financial statements using the straight-line basis over the estimated useful lives as follows:

Automobile	5 years
Office furniture and equipment	3-10 years
Mine equipment	7 years

Depreciation expense for the periods ended June 30, 2006 and 2005 was $11,522 and $5,525, respectively.

Comprehensive Income (Loss) - SFAS No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income and its components, which include, among other items, unrealized gains or losses from marketable securities and foreign currency translation adjustments that previously were only reported as a component of stockholders’ equity. The Company did not have any components of comprehensive income (loss) during the periods presented.

Net Income (Loss) Per Share - SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic loss per common share is computed based on weighted average shares outstanding and excludes any potential dilution from stock options, warrants and other common stock equivalents and is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted net loss per common share reflects potential dilution. These dilutive securities are not considered in the calculation, as the impact of the potential shares would be to decrease loss per share. Therefore, diluted loss per share is equivalent to basic loss per share. The historical loss per share of El Capitan prior to the merger has been retroactively restated to reflect the new capital structure.

At June 30, 2006, potential dilutive securities consisted of stock options representing 1,673,000 common shares were outstanding with an exercise price ranging between $0.56 and $2.99 per share and with a weighted average exercise price of $1.18. At June 30, 2006, stock warrants representing 7,931,364 common shares were outstanding with exercise prices ranging between $0.50 and $2.20 per share, with weighted average exercise price of $0.54 per share.

At June 30, 2005, potential dilutive securities consisted of stock warrants representing 4,485,000 common shares with exercise prices ranging between $0.50 and $2.50 per share. The weighted average exercise price for outstanding warrants was $0.78.

Stock-Based Compensation - Transition and Disclosure - The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and the related interpretations in accounting for its employee stock options. Under APB No. 25, because the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. If the exercise price of employee stock options is under the market price of the underlying stock on the date of grant, compensation expense is recorded for the price differential times the quantity of options granted. The Company has adopted the disclosure-only provisions of SFAS No.123, “Accounting for Stock Based Compensation,” as amended by SFAS No.148, “Accounting For Stock-Based Compensation - Transition & Disclosure.”

The Company recognized stock-based employee compensation aggregating $154,236 for options issued to employees during the nine months ended June 30, 2006 and none was recognized for the prior comparable period in 2005.

The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for all grants, expected life of options of 5 years, risk-free interest rates of two percent (2.25%), and a zero percent (0%) dividend yield. Transactions in equity instruments with non-employees for goods and services are accounted for by the fair value method.
The following table illustrates the pro forma effect on net (loss) and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 148, “Accounting For Stock-Based Compensation - Transition & Disclosure, An Amendment to FASB Statement No. 123,” to stock-based employee compensation.

	Nine Months Ended June 30,
	2006	2005
	(Unaudited)	(Unaudited)

Net loss, as reported	$(2,825,075)	$(2,395,758)
Add: total stock-based compensation expense included in reported net loss	175,000	--
Deduct - stock-based compensation expense determined under the fair value method, net of tax effect	(329,236)	--

Pro forma net loss	$(2,979,311)	$(2,395,758)

Loss per share:
Net loss per share, as reported	$(0.04)	$(0.04)

Net loss per share, pro forma	$(0.04)	$(0.04)

Impairment of Long-Lived Assets - Management assesses the carrying value of long-lived assets for impairment when circumstances indicate such amounts may not be recoverable from future operations. Generally, assets to be held and used are considered impaired if the sum of expected undiscounted future cash flows is less than the carrying amount of the asset.

Exploration Property Costs - Exploration costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has capitalized $788,808 of exploration property acquisition costs as of June 30, 2006.

Income Taxes - The Company computes deferred income taxes under the asset and liability method prescribed by the SFAS No. 109. Under this method, deferred tax assets and liabilities are recognized for temporary differences between the financial statement amounts and the tax basis of certain assets and liabilities by applying statutory rates in effect when the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

New Accounting Pronouncements - In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS No. 154"). This statement replaces APB opinion No. 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transaction provision. When a pronouncement includes specific transaction provisions, those provisions should be followed. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Consequently, the Company will adopt the provisions of SFAS No. 154 for its fiscal year beginning October 1, 2006. Management currently believes that adoption of the provisions of SFAS No. 154 will not have a material impact on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004) “Share Based Payment” (“SFAS No. 123R”), which is a revision to SFAS No. 123 and supersedes APB No. 25 and SFAS No.148. This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. This statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value based measurement method in accounting for share-based payment transactions with employees except for equity instruments held by employee share ownership plans.

SFAS No. 123R applies to all awards granted after the required amended effective date and to awards modified, repurchased, or cancelled after that date. As of the required effective date, all public entities that used the fair-value-based method for either recognition or disclosure under SFAS No. 123 will apply to SFAS No. 123R using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards, for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS No.123 for either recognition or pro forma disclosures. For periods before the required effective date, those entities may elect to apply a modified version of the retrospective application under which financial statements for prior periods adjusted on a basis consistent with the pro forma disclosures required for those periods by SFAS No.123. As a result, beginning in our fiscal quarter starting October 2006, we will adopt SFAS No.123R and begin reflecting the stock option expense determined under fair value based methods in our income statement rather than a pro forma disclosure in the notes to the financial statements. We expect the effect of adopting SFAS No. 123R to be similar to the effect presented in our pro forma disclosure related to SFAS No.123.

NOTE 4 - INVESTMENTS IN USCA.PK

At June 30, 2006, the Company owned 2,160,000 shares of U. S. Canadian common stock. The Company valued the shares at $0.08 per share, the market value per unrestricted share at the closing of the market on June 30, 2006, for a value of $172,800. The Company has a continuing involvement related to the COD property and accordingly no gain on the sale is recognized and any future decrease in market value of the securities, the reduction in value will reduce the deferred gain liability account in accordance with current GAAP.

The Company has pledged all the shares of its US Canadian investment as security for a secured convertible debenture notes (NOTE 7).

NOTE 5 - RELATED PARTY TRANSACTIONS

Due from Affiliated Company - During the period October 2004 through June 2006, the Company made net payments on behalf of Minerals aggregating to $1,087,967 relating to costs incurred on the El Capitan property site. Pursuant to a verbal agreement with Minerals effective October 1, 2004, between the two companies, costs incurred at the El Capitan site are to be split in accordance with their percentage ownership interest. The Company holds a 40% equity interest in ELC, and Minerals holds the remaining 60% equity interest. To secure the amounts due under the note and the cost advances made on behalf of Minerals by the Company, Minerals had pledged to the Company 1,000,000 free trading shares of the Company’s common stock that it owns and these shares were released back to Minerals in February 2006. Through June 30, 2006, Minerals has reimbursed the Company $766,055. Subsequent June 30, 2006, and through August 11, 2006, Minerals has paid an additional $225,000 towards its obligation to the Company.

During the quarter ended December 31, 2005, ECL, finalized the purchase of four patented mining claims, constituting approximately 77.5 acres in aggregate, located in Lincoln County, New Mexico. The purchased claims are located on the El Capitan Property. In consideration for the claims, ECL transferred to the selling parties 2,100,000 shares of the Company’s common stock owned by Minerals, which holds the remaining 60% equity interest in ECL. Pursuant to an agreement between ECL and the selling parties, the stock was valued at $0.82 per share, the market value of the stock on November 11, 2005, and the Company recorded the transaction as effective at December 31, 2005.

Pursuant to an arrangement with Minerals, the Company was obligated to Minerals to pay $688,800 for the purchase of the patented mining claims by ECL. The Company offset its portion of the purchase price against existing obligations of Minerals due to the Company at June 30, 2006, and resulted in the Minerals owing the Company $321,912.

Employment Agreement - Terms of the current verbal employment agreement of the CEO and president is entitled to a monthly compensation of $12,000. The Company currently has verbal employment agreements with four other individuals, three of whom are officers and/or directors of the Company, at an aggregate salary amount of $40,000 per month.

Management Fees - The Company had informal arrangements with four individuals, three of whom are officers and/or directors of the Company, pursuant to which such individuals serve as support staff for the functioning of the home office and all related corporate activities and projects. There are no written agreements with these individuals, and the Company paid an aggregate amount of $40,000 per month to these individuals for their services. Effective June 1, 2005, they agreed to take accrued back compensation in S-8 common stock of the Company and three of the consultants agreed to take monthly compensation in S-8 common stock of the Company for the months of June through September 2005. Effective January 1, 2006, the four individuals were converted to full-time employees at the same rate of pay.

Consulting Agreements - The Company entered into a consulting agreement with an officer of Minerals relating to the El Capitan property pursuant to which the Company issued 600,000 shares of common stock to the consultant and agreed to pay a fee of $20,000 per month, which may be paid in shares of the Company’s common stock at the Company’s option. Through December 31, 2004, the Company has issued 2,282,222 shares in payment of $420,000 of the earned fees and the agreement expired on December 31, 2004. The Company extended the contract on a month-to-month basis through March 2005 at $10,000 per month.

NOTE 6 - NOTES PAYABLE OTHER

In January 2006, the Company converted the principal of two 12% unsecured notes payable to two stockholders to restricted common shares of the Company. The loans aggregated $300,000.

NOTE 7 - LONG-TERM NOTES PAYABLE

On March 30, 2005, the Company issued a 10 % secured convertible debenture note for $300,000 to a stockholder of the Company. The note has a maturity of two and one-half years and contains a conversion feature into common stock at $0.60 per share. The note also provides for a five-year warrant to be issued for the purchase of common stock at an exercise price of $0.75. The note was collateralized by 1,000,000 shares of the U.S. Canadian common stock that the Company owns.

The intrinsic value of the beneficial conversion feature of the note was $61,724 and the portion of the proceeds allocated to the warrants issued in connection with the debt amounted to $51,724. Accordingly, $113,448 was recognized as a discount of the convertible debt and an addition to paid-in capital. At September 30, 2005, $22,690 of discount had been amortized and the balance of $90,758 was expensed upon the conversion of the note.

On October 28, 2005, the note holder and Company agreed to roll the secured convertible debenture note principal into a private placement offering completed by the Company on October 28, 2005. The Company paid all accrued interest on such date to the note holder.

On October 28, 2005, the Company issued an 8 % secured convertible debenture note for $750,000 to an investment company. The note has a maturity of one and one-half years and contains a conversion feature into common stock at $0.50 per share. The note also provides for a five-year warrant for 500,000 shares of common stock at $0.60 per share and is collateralized by 2,160,000 shares of the U.S. Canadian common stock that the company owns. The Company also issued a three-year warrant for 225,000 shares of common stock at $0.60 per share as a finder’s fee. At June 30, 2006, this note has been classified as a current liability as it has a maturity date under twelve months.

The intrinsic value of the beneficial conversion feature of the note was $384,320 and the portion of the proceeds allocated to the warrants issued in connection with the debt amounted to $84,320. Accordingly, $468,640 was recognized as a discount of the convertible debt and an addition to paid-in capital. At June 30, 2006, $154,948 of the discount has been amortized.

On January 20, 2006, the Company issued a second 8 % secured convertible debenture note for $550,000 to holder of the previous convertible debenture. The note has a maturity of one and one-half years and contains a conversion feature into common stock at $0.50 per share. The note also provides for a five-year warrant for 366,667 shares of common stock at $0.60 per share and is also collateralized by the 2,160,000 shares of the U.S. Canadian common stock that the company owns.

The intrinsic value of the beneficial conversion feature of the note was $267,857 and the portion of the proceeds allocated to the warrants issued in connection with the debt amounted to $282,143. Accordingly, $550,000 was recognized as a discount of the convertible debt and an addition to paid-in capital. At June 30, 2006, $152,142 of the discount has been amortized.

NOTE 8 - CONSULTING AGREEMENTS

On October 19, 2004, the Company entered into an Investment Advisory Agreement with Blake Advisors, LLC (“Blake”) for certain financial and investment advisory services. The term of the agreement expired on October 31, 2005. Compensation under the agreement provided for (i) the payment of $175,000 in cash and (ii) a monthly fee of $5,000 from November 1, 2004 to October 1, 2005. Pursuant to the agreement, the Company granted a five-year warrant to Blake for the purchase of 500,000 shares of the Company’s common stock at an exercise price of $0.85 per share. The warrant included a cashless-exercise provision and piggyback registration rights. Subsequently, the warrant exercise price was reduced to $0.50 per share in consideration of Blake agreeing to remove the cashless exercise provision provided for in the original warrant. Under the terms of the agreement, the Company paid fees aggregating $200,000.

On November 4, 2004, the Company entered into an Exclusive Agency Agreement with Asia Finance Company, LLC (“AFC”) pursuant to which AFC was engaged to source buyers of iron ore for the Company in the Asian market. The agreement appoints AFC as its exclusive representative for the solicitation and sale of iron ore buyers in Asia. As partial consideration for such services, the Company issued 1,536,859 shares of restricted common stock to AFC and monetary consideration of $100,000. At June 30, 2005, the Company has expensed this amount.

On August 22, 2005, the Company entered into a formal agreement with Clyde Smith, PhD. P. Eng., as consulting geologist to the El Capitan property. The agreement provides for Smith to continue acting as the Company’s consulting geologist at his regular compensation rate and to receive a success fee of $250,000 for the successful sale of the property. The agreement was amended on October 25, 2005, to provide Smith with an option for the purchase of 150,000 shares of our common stock at $0.65 per share, the market price on the date of grant. The option was granted under provisions of the Company’s 2005 Stock Incentive Plan and expires on October 25, 2006.

On September 27, 2005, the Company entered into an agreement with Pavlich Associates (“Pavlich”) which provides for Pavlich to be the primary representative of the Company in the sale of the El Capitan property to all viable third party mineral companies. The agreement provides for consulting time charges, expenses and a success fee based upon the sales price of the El Capitan property. This agreement has been superceded in its entirety by a similar agreement entered into by the Company, Gold and Minerals and Pavlich dated June 21, 2006. This new agreement incorporated Gold and Minerals as a party. Under the new agreement, Pavlich is entitled to a success fee of one quarter of one percent (0.25%) of the sales price of the property, with a minimum payment of $250,000 and a maximum payment of $3,000,000. Additionally, Pavlich is entitled to a consulting fee of $125 per hour for time consulting with the Company.

See NOTE 5 for a description of the consulting agreement with a related party.

Upon the recommendation of Clyde Smith, in February 2006, the Company engaged Earth Search Sciences, Inc. to conduct hyperspectral surveys on certain of the company’s properties for a cost of approximately $45,000. Charles Mottley, the Company’s CEO and a director, provides consulting services to Earth Search Sciences, Inc. and therefore abstained from the boards vote relating to the retention of Earth Search.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

On October 19, 2004, the Company entered into an Investment Advisory Agreement with Blake Advisors, LLC (“Blake”) for certain financial and investment advisory services. The term of the agreement expired on October 31, 2005. Compensation under the agreement provided for (i) the payment of $175,000 in cash and (ii) a monthly fee of $5,000 from November 1, 2004 to October 1, 2005. Pursuant to the agreement, the Company granted a five-year warrant to Blake for the purchase of 500,000 shares of the Company’s common stock at an exercise price of $0.85 per share. The warrant included a cashless-exercise provision and piggyback registration rights. Subsequently, the warrant exercise price was reduced to $0.50 per share in consideration of Blake agreeing to remove the cashless exercise provision provided for in the original warrant. Under the terms of the agreement, the Company paid fees aggregating $200,000.

The Company signed a lease for office space in Scottsdale, Arizona, effective November 1, 2004. The lease has a two-year term and requires monthly payments of $3,845 plus taxes and tenant charges.

On August 22, 2005, the Company entered into a formal agreement with Clyde Smith, PhD. P. Eng., as consulting geologist to the El Capitan property. The agreement provides for Smith to continue acting as the Company’s consulting geologist at his regular compensation rate and to receive a success fee of $250,000 for the successful sale of the property. The agreement was amended on October 25, 2005, to provide Smith with an option for the purchase of 150,000 shares of our common stock at $0.65 per share, the market price on the date of grant. The option was granted under provisions of the Company’s 2005 Stock Incentive Plan and expires on October 25, 2006.

On September 27, 2005, the Company entered into an agreement with Pavlich Associates (“Pavlich”), which provides for Pavlich to be the primary representative of the Company in the sale of the El
Capitan property to all viable third party mineral companies. The agreement provides for consulting time charges, expenses and a success fee based upon the sales price of the El Capitan property. The agreement provides for consulting time charges, expenses and a success fee based upon the sales price of the El Capitan property. This agreement has been superceded in its entirety by a similar agreement entered into by the Company, Gold and Minerals and Pavlich dated June 21, 2006. This new agreement incorporated Gold and Minerals as a party. Under the new agreement, Pavlich is entitled to a success fee of one quarter of one percent (0.25%) of the sales price of the property, with a minimum payment of $250,000 and a maximum payment of $3,000,000. Additionally, Pavlich is entitled to a consulting fee of $125 per hour for time consulting with the Company.

NOTE 10 - ADOPTIONOF 2005 STOCK INCENTIVE PLAN

On June 2, 2005, the Board of Directors adopted the Company’s 2005 Stock Incentive Plan which reserves 5,000,000 shares for issuance under the Plan out of the authorized and unissued shares of par value $0.001 common stock of the Company. On July 8, 2005, the Board of Directors authorized the Company to take the steps necessary to register the Plan shares under a registration statement on Form S-8. On July 19, 2005, the Form S-8 was filed with the SEC.

NOTE 11 - STOCKHOLDERS’ EQUITY (DEFICIT)

Changes to the Company’s Capital Structure and Dividend - On December 28, 2004, the Company’s Board of Directors authorized an additional increase in the number of shares authorized for issuance by the Company from 100,000,000 to 300,000,000. The Company’s majority shareholder approved the change by written consent on March 11, 2005, and a Certificate of Amendment to the Articles of Incorporation was filed with the State of Nevada on April 7, 2005, to effect the amendment.

Recent Issuances of Common Stock, Warrants and Options- On October 3, 2005, the Company issued 146,270 shares of its S-8 Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of unpaid compensation aggregating $67,636 to the CEO and four consultants, three of which are officers and/or directors of the Company.

On October 3, 2005, the Company issued 200,000 shares of its S-8 Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $82,000.

On October 27, 2005, the Company issued 106,461 shares of its S-8 Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of unpaid compensation aggregating $44,500 to the CEO and four consultants, three of which are officers and/or directors of the Company.

On October 28, 2005, the Company issued 750,000 shares of restricted common stock at $0.40 per share for the conversion of a convertible note payable of $300,000, pursuant to a private placement of securities, together with a three-year warrant to purchase an additional 750,000 shares of common stock at an exercise price of $0.50 per share.

On October 28, 2005, in conjunction with the convertible debenture (see NOTE 7), the Company issued a five-year warrant for 500,000 shares of common stock at $0.60 per share and issued to an individual a three-year warrant for 225,000 shares of common stock at $0.60 per share as a finder’s fee.

On October 30, 2005, the Company issued 1,603,333 restricted common shares to accredited investors pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $641,333. The placement also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $.50 per share. The warrants are callable under certain circumstances. The Company has agreed to file a registration statement covering the sale of the shares of common stock and the common stock issuable upon exercise of the of the warrants within ninety (90) days of the final sale under the placement and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to keep the registration statement effective for one year following the effective date. The Company filed the registration statement on January 30, 2006.

On January 16, 2006, the Company issued 112,181 shares of common stock to employees at market value on the date of the transaction as compensation in an amount aggregating $175,000.

On January 17, 2006, the Company issued 274,726 shares of restricted common stock for the conversion of two 12% notes payable aggregating a principal balance of $300,000. The Company recorded a cost of conversion on the transaction in the amount of $128,572.

During the quarter ending March 31, 2006, the Company issued 60,000 shares of restricted common stock to two entities for consulting services in the aggregate amount of $113,000.

During the quarter ending March 31, 2006, the Company issued 50,000 shares of restricted common stock for $25,000 to a shareholder on the exercise of a warrant at $0.50 per share.

During the quarter ending March 31, 2006, the Company issued 50,000 shares of common stock for $32,500 to a consultant for the exercise of options at $0.65 per share.

On March 23, 2006, the Company issued 36,325 shares of restricted common stock in reference to two shareholders exercising cashless warrant provisions aggregating 65,000 shares.

On March 24, 2006, the Board of Directors granted 523,000 two-year options to the current employees and directors with an exercise price of $1.99 per share.

On April 6, 2006, the Company issued 136,364 restricted common shares to accredited investor pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $300,000. The placement also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $2.20 per share. The warrants are callable under certain circumstances.

On June 5, 2006, the Board of Directors granted 144,000 two-year options to a new director with an exercise price of $2.99 per share.

During the quarter ending June 30, 2006, the Company issued 40,000 shares of common stock for $26,000 for the exercise of options at $0.65 per share.

During the quarter ending June 30, 2006, the Company issued 50,000 shares of common stock to for $28,000 to a former director of the Company for the exercise of options at $0.56 per share.

Warrants - During the nine months ended June 30, 2006, the Company issued 3,581,364 warrants and 4,185,000 warrants were issued for the comparable period in 2005. The following table summarizes of warrant activity for the nine months ended June 30, 2006:

	Warrants Outstanding		Warrants Exercisable
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Balance, September30, 2005	5,015,000	$0.64	5,015,000	$0.64
Granted	3,581,364	$0.60	3,581,364	$0.60
Cancelled	(550,000)	$(1.25)	(550,000)	$(1.25)
Exercised	(115,000)	$(0.64)	(115,000)	$(0.64)

Balance, June 30, 2006	7,931,364	$0.55	7,931,364	$0.55

Options Granted During Nine Months Ending June 30, 2006 - Effective October 25, 2005, the Board of Directors approved an amendment expanding the duties of Dr. Clyde Smith and granted him a twelve month option to purchase 150,000 shares of common stock of the Company at an exercise price of $0.65 per share. On March 24, 2006, the Board of Directors granted 523,000 two-year options to the current employees and directors with an exercise price of $1.99 per share. On June 5, 2006, the Board of Directors granted 144,000 two-year options with an exercise price of $2.99 per share to a new director and cancelled 94,000 options to a former director.

The following table summarizes the option activity for the nine months ended June 30, 2006:

	Options Outstanding		Options Exercisable
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Balance, September 30, 2005	1,150,000	$0.56	575,000	$0.56
Granted	817,000	$1.92	150,000	$0.65
Exercised	(200,000)	$(0.63)	(200,000)	$(0.63)
Cancelled	(94,000)	$(1.23)	--	--
Balance June 30, 2006	1,673,000	$1.18	525,000	$0.56

PROSPECTUS

September __, 2006

EL CAPITAN PRECIOUS METALS, INC.

20,254,384 shares of common stock

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of officers and directors against expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding in which they are a party by reason of their status as an officer or director, except in cases of negligence or misconduct in the performance of duty.

The Company’s articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$3,150
Legal fees and expenses	30,000
Accounting fees and expenses	15,000
Printing and engraving expenses	4,650
Miscellaneous	1,350
Total	$54,150

Item 26. Recent Sales of Unregistered Securities

For each of the following transactions, we relied upon the exemptions from registration provided by Section 4(6) or 4(2) of the Securities Act and Rule 506 promulgated thereunder based upon (i) the fact that each investor was an accredited or sophisticated investor with experience in investing in securities such that it could evaluate merits and risks related to our securities; (ii) that no general solicitation of the securities was made by us; (iii) the securities issued were “restricted securities” as that term is defined under Rule 144 promulgated under the Securities Act; and (iv) we placed appropriate restrictive legends on the certificates representing the securities regarding the restricted nature of these securities. The shares were issued as follows:

On March 19, 2003, we issued 200,000 shares of our $.001 par value common stock to our president for as a component of an employment agreement. The shares were valued at $320,000 or $1.60 per share.

On March 20, 2003, we issued 50,000 shares of our $.001 par value common stock to a consultant for services valued at $80,000 or $1.60 per share.

On March 21, 2003, we issued 25,000 shares of our $.001 par value common stock to a consultant for services valued at $40,000 or $1.60 per share.

On March 21, 2003, we issued 150,000 shares of our $.001 par value common stock to a consultant for services valued at $240,000 or $1.60 per share. Not applicable

On May 18, 2004, the Company issued 60,000 shares of its $0.001 par value common stock to its president for conversion of management fees due totaling $8,000 or $0.13 per share.

On May 18, 2004, the Company issued 60,000 shares of its $0.001 par value common stock to an officer of its majority stockholder for conversion of consulting fees due totaling $8,000 or $0.13 per share.

On June 15, 2004, the Company issued 75,000 shares of its $0.001 par value common stock valued at $18,750 or $0.25 per share to an unaffiliated third party pursuant to the issuance of a note payable.

On June 15, 2004, the Company issued 150,000 shares of its $0.001 par value common stock valued at $37,500 or $0.25 per share to an unaffiliated third party pursuant to the issuance of a note payable.

On July 7, 2004, the Company issued 571,428 shares of common stock in settlement of $80,000 of executive compensation and consulting fees.

On July 14, 2004, the Company issued 3,000,000 shares of restricted common stock in consideration for the acquisition of the Weaver mining claims and related buildings and personal property.

On July 14, 2004, the Company issued 1,343,154 of restricted common stock in settlement of a note payable and accrued interest amounting to $179,087.34.

On August 18, 2004, the Company issued 285,714 shares of common stock in settlement of $40,000 of executive compensation and consulting fees.

On September 13, 2004, the Company issued 93,022 shares of restricted common stock in settlement of $40,000 of executive compensation and consulting fees.

On September 30, 2004, the Company issued 751,518 shares of restricted common stock to three note holders in settlement of notes payable and accrued interest amounting to $263,031.

On October 4, 2004, the Company issued 200,000 shares of restricted common stock for stock subscriptions received on September 28, 2004.

On October 19, 2004, the Company entered into an Investment Advisory Agreement with Blake Advisors, LLC ("Blake") for certain financial and investment advisory services. The term of the agreement expires on October 31, 2005. Compensation under the agreement provides for a $50,000 payment upon signing of the agreement, an additional $125,000 over a four month period beginning November 1, 2004 and a monthly fee of $5,000 beginning November 1, 2004 and ending with the last payment due on October 1, 2005. Pursuant to this agreement, we issued a warrant to Blake providing the right to purchase up to 500,000 shares of the Company's common stock at an exercise price of $0.85 per share, and having a five-year term, a cashless-exercise provision and piggyback registration rights.

On November 4, 2004, the Company entered into an Exclusive Agency Agreement with Asia Finance Company, LLC ("AFC") pursuant to which AFC was engaged to source buyers of iron ore for the Company. As partial consideration for such services, the Company issued 1,536,859 shares of Common Stock to AFC and monetary consideration of $100,000.

On November 5, 2004, the Company sold to two investors a total of 200,000 shares of common stock for an aggregate price of $50,000.

On November 5, 2004, the Company closed a private placement of securities to 28 accredited investors in the aggregate amount of $1,055,000. The placement consisted of 2,110,000 Units, each consisting of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $.75 per share. The warrant expires three years from the date of issuance, and is callable at the Company’s option if (i) the closing sales price of the Company’s common stock is at or above $1.25 per share (subject to adjustment as appropriate for stock splits, stock dividends, stock combinations, etc.) for a period of ten consecutive days and (ii) the shares of common stock issuable upon exercise of the warrants are covered under an effective registration statement. In such an event, the Company must provide thirty days written notice. In the event the warrant holder does not exercise the warrant within such thirty-day time period, the warrants are redeemable by the Company at a price per warrant share of $.001.

In November and December 2004 the Company issued 2,160,000 restricted common shares to accredited investors under a private placement offering for aggregate proceeds of up to $1,080,000. The placement also provided for a warrant for each share of common stock purchased under the memorandum. The warrant expires three years from date of issuance and has an exercise price of $0.75. The warrant is callable at the Company’s option if (i) the closing sales price of the Company’s common stock is at or above $1.25 per share (subject to adjustment as appropriate for stock splits, stock dividends, stock combinations, etc.) for a period of ten consecutive days and (ii) the shares of common stock issuable upon exercise of the warrants are covered under an effective registration statement. In such an event, the Company must provide thirty days written notice. In the event the warrant holder does not exercise the warrant within such thirty-day time period, the warrants are redeemable by the Company at a price per warrant share of $.001. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the warrants within ninety (90) days of the placement closing and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to keep the registration statement effective for one year following the effective date.

On December 3, 2004, the Company issued 25,000 shares of restricted common stock in settlement of $15,000 of accounts payable.

During the quarter ended December 31, 2004, the Company issued 2,660,000 warrants. No warrants were issued for the comparable period in 2003.

On January 25, 2005, the Company issued a five-year warrant to purchase 100,000 shares of common stock of the Company at an exercise price of $.60 per share in consideration of consulting services provided to the Company.

On March 30, 2005, the Company issued pursuant to a private placement under Section 4(2) of the Securities Act a 10% convertible secured debenture in the principal amount of $300,000, together with a warrant to purchase 250,000 shares of the Company’s common stock at an exercise price of $.75 per share. The convertible secured debenture matures in September 2007. Until maturity, and subject to the Company’s right to prepay, the principal and interest under the convertible secured debenture are convertible into shares of the Company’s common stock at a conversion price of $.60 per share.

In June and July 2005, the Company issued to certain accredited investors, pursuant to a private placement under Section 4(2) and Rule 506 promulgated under the Securities Act, an aggregate of 1,240,000 shares of common stock and 1,240,000 warrants to purchase common stock at an exercise price of $.50 per share for the aggregate consideration to the Company of $496,000.

In August 2005, the Company issued 8,772 shares of its Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $5,000 and 544,291 shares of Common Stock for accrued compensation through July 31, 2005 aggregating $208,000. These shares have been registered pursuant to a registration statement on Form S-8 filed on July 19, 2005.

In September 2005, the Company issued 200,000 shares of its Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $82,000 and 143,270 shares of Common Stock for accrued compensation through August 31, 2005 aggregating $67,886. These shares have been registered pursuant to a registration statement on Form S-8 filed on July 19, 2005.

In October 2005, the Company issued 106,461 shares of its Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $44,500 through September 30, 2005. These shares have been registered pursuant to a registration statement on Form S-8 filed on July 19, 2005.

In October 2005, the Company issued to certain accredited investors, pursuant to a private placement under Section 4(2) and Rule 506 promulgated under the Securities Act, an aggregate of 2,353,333 shares of common stock and 2,353,333 warrants to purchase common stock at an exercise price of $.50 per share for the aggregate consideration to the Company of $941,333. These amounts included the conversion of a convertible debenture issued on March 30, 2005 in the amount of $300,000 into 750,000 shares of Common Stock and warrants to purchase 750,000 shares of Common Stock at an exercise price of $0.50 per share.

On October 28, 2005, the Company issued pursuant to a private placement under Section 4(2) of the Securities Act an 8% convertible secured debenture in the principal amount of $550,000, together with a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $.60 per share. The convertible secured debenture matures on April 28, 2007. Until maturity, and subject to the Company’s right to prepay, the principal and interest under the convertible secured debenture are convertible into shares of the Company’s common stock at a conversion price of $.50 per share. Additionally, the Company granted the purchaser of the debenture an option to purchase an additional debenture in the amount of $550,000, together with warrants to purchase 366,667 shares of Common Stock at an exercise price of $0.60 per share, on or prior to April 28, 2006. The Company also issued a finder who assisted in obtaining the debt facility for the Company a warrant to purchase 225,000 shares of Common Stock at an exercise price of $0.60 per share.

On October 30, 2005, the Company issued 1,603,333 restricted common shares to accredited investors pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $641,333. The placement also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $.50 per share. The warrants are callable at the Company’s option if (i) the closing sales price of the Company’s common stock is at or above $1.25 per share (subject to adjustment as appropriate for stock splits, stock dividends, stock combinations, etc.) for a period of ten consecutive days and (ii) the shares of common stock issuable upon exercise of the warrants are covered under an effective registration statement. In such an event, the Company must provide thirty days written notice. In the event the warrant holder does not exercise the warrant within such thirty-day time period, the warrants are redeemable by the Company at a price per warrant share of $.001. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the Warrants within ninety (90) days of the final sale under the placement and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to keep the registration statement effective for one year following the effective date.

On January 16, 2006, the Company issued 112,181 shares of common stock to employees as compensation at market value on the date of the transaction in an amount aggregating $175,000.

On January 17, 2006, the Company issued 274,726 shares of restricted common stock for the conversion of two 12% notes payable aggregating a principal balance of $300,000. The Company recorded a cost of conversion on the transaction in the amount of $128,572.

During the quarter ending March 31, 2006, the Company issued 60,000 shares of restricted common stock to two entities for consulting services in the aggregate amount of $$99,000.

During the quarter ending March 31, 2006, the Company issued 50,000 shares of restricted common stock to for $25,000 to a shareholder on the exercise of a warrant at $0.50 per share.

During the quarter ending March 31, 2006, the Company issued 60,000 shares of common stock to for $39,000 to a consultant for the exercise of options at $0.65 per share.

On March 23, 2006, the Company issued 36,325 shares of restricted common stock in reference to two shareholder exercising cashless warrant provisions aggregating 65,000 shares.

On March 24, 2006, the Board of Directors granted 523,000 two year options to the current employees and directors with an exercise price of $1.99 per share.

On April 6, 2006, the Company issued 136,364 restricted common shares to an accredited investor pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $300,000. The placement also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $2.20 per share. The warrants are callable under certain circumstances.

On June 5, 2006, the board of directors granted 144,000 two-year options to a new director with an exercise price of $2.99 per share.

During the quarter ending June 30, 2006, the Company issued 40,000 shares of common stock for $26,000 for the exercise of options at $0.65 per share.

During the quarter ending June 30, 2006, the Company issued 50,000 shares of common stock for $28,000 to a former director for the exercise of options at $0.56 per share.

Item 27. Exhibits

The following exhibits are filed as part of this registration statement:

Exh. No.	Description
3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

3.2	Amendment to Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-QSB dated March 31, 2005).

3.3	Restated Bylaws of El Capitan Precious Metals, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 filed on July 11, 2006).

4.1	Form of Warrant issued to Blake Advisors, LLC and it’s nominees (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004)

4.2	Form of Warrant issued in Offering dated November 5, 2004 (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

4.3	Form of Warrant issued to John Stapleton and other certain investors (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-QSB dated December 31, 2004).

4.4
List of other investors issued a Warrant substantially identical to the Warrant referenced in Exhibit 4.3 (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-QSB dated December 31, 2004).

4.5	Form of Warrant issued in 2005 Offering (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-QSB dated June 30, 2005).

4.6	Secured Convertible Promissory Note dated October 28, 2005 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 28, 2005).

4.7	Form of Warrant issued to Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated October 28, 2005).

4.8	Form of Agent Warrant issued to Blake Advisors, LLC (incorporated by reference to Exhibit 4.8 to the Company's registration statement on Form SB-2/A filed on August 9, 2006.)

4.9	Form of Warrant issued in Fall 2005 Offering (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated October 28, 2005).

4.10	Rights Agreement by and between the Company and OTR, Inc. dated December 28, 2005 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 28, 2005).

4.11	Secured Convertible Promissory Note dated January 20, 2006 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated January 26, 2006).

4.12	Form of Warrant issued to Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated January 26, 2006).

5.1	Opinion of Maslon Edelman Borman & Brand, LLP.

10.1
Asset Purchase Agreement dated as of October 18, 2002 by and between the Company, Gold Minerals, Inc. and El Capitan, Ltd. relating to the El Capitan property (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.2	Employment Agreement with Charles C. Mottley dated March 19, 2003 (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.3
Asset Purchase Agreement dated as of August 25, 2003 by and between Gold and Minerals Co., Inc., Charles Mottley, Larry Lozensky and the Company relating to the COD Property (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.4	Consulting Agreement with Larry Lozensky (incorporated herein by reference to Exhibit 4.2 to the Company’s Form S-8 filed on 9/15/2003.)

10.5	Agreement with Robert L. Langguth dated July 26, 2004 (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004)

10.6	Exclusive Agency Agreement with Asia Finance Company LLC dated November 4, 2004 (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.7
Agreement for Consulting Services dated May 11, 2004 by and between the Company and U.S. Canadian Minerals, Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.8
Joint Venture Agreement dated May 11, 2004 by and between U.S. Canadian Minerals, Inc. and the Company (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.9
Asset Purchase Agreement dated as of July 14, 2004 by Gold and Minerals Co., Inc., Larry Lozensky, the Company and Charles C. Mottley (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.10
Investment Advisory Agreement dated as of October 19, 2004 by and between the Company and Blake Advisors, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB dated December 31, 2004).

10.11	2005 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on July 19, 2005).

10.12
Purchase Agreement entered into as of October 28, 2005, by and among the Company and Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 28, 2005).

10.13
Registration Rights Agreement entered into as of October 28, 2005, by and among the Company and Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated October 28, 2005).

10.14
Security Agreement entered into as of October 28, 2005, by and among the Company and Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated October 28, 2005).

10.15	Consulting Agreement dated August 22, 2005 by and between the Company and Clyde Smith (incorporated by reference to Exhibit 10.15 to the Company's registration statement on Form SB-2/A filed on August 9, 2006.)

10.16	Amendment No. 1 to Consulting Agreement dated October 25, 2005 by and between the Company and Clyde Smith (incorporated by reference to Exhibit 10.16 to the Company's registration statement on Form SB-2/A filed on August 9, 2006.)

10.17
El Capitan Project Representation Agreement dated September 27, 2005 by and between the Company and Pavlich Associates (incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form SB-2/A filed on August 31, 2006).

10.18	Amendment to El Capitan Project Representation Agreement dated March 1, 2006 (incorporated by reference to Exhibit 10.18 to the Company's Registration Statement on Form SB-2/A filed on August 31, 2006).

10.19	El Capitan Project Representation Agreement dated June 21, 2006 by and among the Company, Gold and Minerals and Pavlich Associates (incorporated by reference to Exhibit 10.19 to the Company's Registration Statement on Form SB-2/A filed on August 31, 2006).

23.1	Consent of Hein & Associates LLP.

23.2	Consent of Epstein, Weber & Conover, PLC.

23.3	Consent of Maslon Edelman Borman & Brand, LLP (included within Exhibit 5.1).

23.4	Consent of Clyde Smith.

23.5	Consent of AuRIC Metallurgical Labs.

23.6	Consent of Richard Daniele.

23.7	Consent of Michael J. Wendell

Item 28. Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in the primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on September 8, 2006.

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ Charles C. Mottley
Charles C. Mottley President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Exchange Act of 1933, the Registration Statement has been signed as of the 8th day of September, 2006, by the following persons in the capacities indicated.
Name	Title

/s/ Charles C. Mottley	Director, President and Chief Executive Officer
Charles C. Mottley	(Principal Executive Officer)

/s/ Stephen J. Antol	Chief Financial Officer and Treasurer (Principal
Stephen J. Antol	Financial and Accounting Officer)

/s/ James Ricketts	Director and Secretary
James Ricketts

*	Director and Vice President of Administration,
L. Ronald Perkins (by Power of Attorney)	Marketing and Communication

*	Director
R. William Wilson (by Power of Attorney)

By: /s/ Charles C. Mottley Charles C. Mottley Attorney-in-fact

EXHIBIT INDEX

Exh. No.	Description
5.1	Opinion of Maslon Edelman Borman & Brand, LLP.
23.1	Consent of Hein & Associates LLP.
23.2	Consent of Epstein, Weber & Conover, PLC.
23.3	Consent of Maslon Edelman Borman & Brand, LLP (included within Exhibit 5.1).
23.4	Consent of Clyde Smith.
23.5	Consent of AuRIC Metallurgical Labs.
23.6	Consent of Richard Daniele.
23.7	Consent of Michael J. Wendell